UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JMAX INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

Cayman Islands	5190	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1733-35, 17/F, Gala Place,

56 Dundas Street, Mongkok,

Kowloon, Hong Kong

Phone +852 23230835

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Osiris International Cayman Limited

P.O. Box 32311,

Suite #4-210, Governors Square

23 Lime Tree Bay Avenue,

Cayman Islands, KY1-1209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor,

New York, NY 10036

Attn: Benjamin Tan, Esq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value $0.01	223,600,000	$0.01	$2,236,000	$278.38

(1) Represents the maximum number of ordinary shares that may be offered for resale by Selling Shareholders (as defined below) pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional ordinary shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) The 223,600,000 ordinary shares being registered were acquired by the Selling Shareholders in private placements conducted between April 2017 and October 2017.

(3) With regard to the securities included hereby, the offering price and registration fee are estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December [  ] , 2018

PRELIMINARY PROSPECTUS

223,600,000 Ordinary Shares

JMAX INTERNATIONAL LIMITED

This prospectus relates to the resale by the investors listed in the section titled “Selling Shareholders”, and we refer to the investors as the selling shareholders (the “Selling Shareholders”) of up to 223,600,000 of our ordinary shares, par value $0.01 per share (the “Ordinary Shares”). We issued the Ordinary Shares in connection with private placement conducted between April and October 2017.

Our registration of the Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares. The Selling Shareholders may offer and sell or otherwise dispose of our Ordinary Shares described in this prospectus from time to time through public or private transactions at a fixed price of $0.01 per share. See “Plan of Distribution” beginning on page 90 for more information.

We will not receive any of the proceeds from the Ordinary Shares sold by the Selling Shareholders.

No underwriter or other person has been engaged to facilitate the sale of Ordinary Shares in this offering. The Selling Shareholder s may be deemed underwriters of the Ordinary Shares that they are offering. We have agreed to pay certain expenses in connection with this registration statement. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Ordinary Shares.

Our Ordinary Shares are not traded on any exchange although we plan to apply to list our Ordinary Shares on the OTCQB after our Form F-1 Registration Statement becomes effective.

You should read this prospectus carefully before you invest.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 15 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2018.

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You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, the term(s) (1) “we,” “us,” “our,” “Company,” “JMax” and “our business” refer to JMax International Limited and Grand World Pro Limited, (2) “Grand World” refers solely to Grand World Pro Limited. All references in this prospectus to the “Predecessor” refer to Grand World for all periods prior to its acquisition by JMax International Limited on January 11, 2017 (the “Grand World Acquisition”) and all references to the “Successor” refer to the Company for all periods after the Grand World Acquisition.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America and references to “HK$” are to the lawful currency of Hong Kong, SAR, China.

Historical Financial Information

Following the Grand World Acquisition, Grand World is considered to be our Predecessor under applicable SEC rules and regulations.

The historical financial information presented in this prospectus includes:

●	audited consolidated financial statements of the Company for year ended March 31, 2016 (the “Predecessor 2016 Period”);

●	audited consolidated financial statements of the Company from April 1, 2016 to January 10, 2017 (the Predecessor 2017 Period”) and the period from January 11, 2017 to March 31, 2017 (the “Successor 2017 Period”);

●	audited consolidated financial statements of the Company for the year ended March 31, 2018 (the “Successor 201 8 Period”);

●	unaudited consolidated interim financial statements of the Company as of and for the six months ended September 30, 2017 (the “Successor 2017 Interim Period”);

●	unaudited consolidated interim financial statements of the Company as of and for the six months ended September 30, 2018 (the “Successor 2018 Interim Period”).

U.S. GAAP Financial Measures

All of the summary financial information included in the following table, which is the most directly comparable financial measures to the non-GAAP financial measures presented hereafter, is prepared in accordance with U.S. GAAP and denominated in US$.

	Successor				Predecessor
	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016
	(Unaudited)	(Unaudited)
Revenue	$3,594,451	$4,739,359	$7,157,209	$1,858,940	$-	$-
Revenue – related parties	-	-	-	-	2,776,845	4,172,263
Net income	$35,750	$1,015,315	$806,626	$304,219	$52,158	$17,998

Non-GAAP Financial Measures

In this prospectus, we present certain supplemental financial measures that are not recognized by U.S. GAAP. These financial measures are unaudited and have not been prepared in accordance with U.S. GAAP, SEC requirements or the accounting standards of any other jurisdiction. The non-GAAP financial measures used in this prospectus are EBITDA and EBITDA margin. EBITDA margin represents the ratio of EBITDA with revenue. EBITDA is earnings before depreciation, amortization, interest expense and income tax expenses. For additional information on why we present non-GAAP financial measures, the limitations associated with using non-GAAP financial measures and reconciliations of our non-GAAP financial measures to the most comparable applicable U.S. GAAP measure, see “Prospectus Summary—Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

We use EBITDA and EBITDA margin, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes.

We believe that EBITDA and EBITDA margin help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in income from operations. We believe that EBITDA and EBITDA margin provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

EBITDA and EBITDA margin should not be considered in isolation or construed as an alternative to net income or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures.

EBITDA and EBITDA margin presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Non-GAAP Measurement Reconciliation

	Successor				Predecessor
	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year Ended March 31, 2016
	(Unaudited)	(Unaudited)
Net income	$35,750	$1,015,315	$806,626	$304,219	$52,158	$17,998
Add: Provision for income tax expense	116,434	266,151	312,598	65,599	10,307	3,557
Interest expense	-	-	-	-	-	-
Depreciation and amortization	19,427	17,235	35,874	8,599	399	-
EBITDA	$171,611	$1,298,701	$1,155,098	$378,417	$62,864	$21,555

EBITDA	$171,611	$1,298,701	$1,155,098	$378,417	$62,864	$21,555
Divided by: Revenue	$3,594,451	$4,739.359	$7,157,209	$1,858,940	$2,776,845	$4,172,263
EBITDA margin	4.8%	27.4%	16.1%	20.4%	2.3%	0.5%

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INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties not engaged by us. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of the information contained in industry publications is not guaranteed. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See “Cautionary Note Regarding Forward-Looking Statements.”

Market share data presented throughout this prospectus are measured by wholesale sales value.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements included in this prospectus include statements regarding:

●	our intent to profitably grow our business through our strategic initiatives;

●	our intent to seek additional acquisition opportunities in food products and our expectation regarding competition for acquisitions;

●	our beliefs regarding our competitive strengths and ability to successfully compete in the markets in which we participate;

●	our expectations concerning consumer demand for our products, our future growth opportunities, market share and sales channels;

●	our future operating and financial performance;

●	the anticipated benefits of the Grand World Acquisition;

●	the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations; and

●	our belief regarding our ability to comply with environmental, health and other applicable regulatory matters.

The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:

●	the anticipated benefits from the Grand World Acquisition may take longer to realize and may cost more to achieve than expected;

●	the loss of any of our executive officers or members of our senior management team or other key employees;

●	the loss of any of our major customers or a decrease in demand for our products;

●	our ability to effectively compete in our markets;

●	changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate products;

●	our ability to protect our brand names;

●	economic conditions that may affect our future performance including exchange rate fluctuations;

●	fluctuations in the availability of food ingredients and packaging materials that we use in our products;

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●	disruptions in our information technology systems, supply network, manufacturing and distribution facilities or our workforce or the workforce of our suppliers;

●	increases in operating costs, including labor costs, and our ability to manage our cost structure;

●	the incurrence of liabilities not covered by our insurance;

●	the loss of our foreign private issuer status;

●	the effects of reputational damage from unsafe or poor quality food products, particularly if such issues involve products we distributed;

●	our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations; and

●	changes in applicable laws or regulations.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

All information contained in this prospectus is materially accurate and complete as of the date of this prospectus. You should keep in mind, however, that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, our and Grand World’s consolidated financial statements, and each of their respective related notes appearing at the end of this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Company

JMax International Limited (“JMax”) was incorporated on September 8, 2016 as an Exempted Company in the Cayman Islands. Prior to JMax’s acquisition of Grand World Pro Limited (“Grand World”), a private company incorporated with limited liability under the laws of Hong Kong, on January 11, 2017, JMax had no business operations or revenue.

Grand World Pro Limited

Grand World is a wholly owned subsidiary of JMax, and currently all of JMax’s revenue is derived from Grand World operations.

Grand World is a trading and logistics company which was incorporated in Hong Kong on February 26, 2014. Grand World has signed exclusive purchase agreements with suppliers located in the United States, Mainland China, Korea and Malaysia and sell to wholesale customers healthcare related consumer products in over 30 different counties including Venezuela, the United States, Canada, Ecuador, Colombia, Peru, Bolivia and Mexico in North and South America; Australia, New Zealand and PNG in Oceania; Italy in West Europe; Turkey and UAE in Middle East; Ivory Coast, Cameroon, Senegal, Kenya, Togo, Nigeria and Uganda in Africa; and Hong Kong, Taiwan, Malaysia, Philippine, Singapore, Cambodia, Indonesia, Thailand, Myanmar, Timor Leste, Vietnam, Korea and in Asia.

We do not manufacture any of the products we sell but instead, have entered into exclusive purchase agreements with our suppliers. We currently trade 4 main products, namely AlpaMeta, AlphaSpin, Angels Secrets and JMS3.

Sales of Angels Secret and JMS3 constituted 53.7% and 16.7% of the total sales for the year ended March 31, 2016, respectively and 45.5% and 12.4% of the total sales from April 1, 2016 through December 31, 2016, respectively. Our sales were more diverse with AlpaMeta, AlphaSpin, Angels Secrets and JMS3 comprising 31.3%, 34.3%, 10.0% and 17.0% from January 11, 2017 through March 31, 2017, respectively. Sales of AlpaMeta, AlphaSpin and Angels Secrets then constituted 31.8% , 33.6% and 19.2% of the total sales for the year ended March 31, 2018, respectively.

Sales of Angels Secrets, AlphaMeta and AlphaSpin constituted 41.4%, 22.2% and 17.5% of the total sales for 6-month period ended September 30, 2017, sales of AlphaMeta, Angels Secrets and AlphaSpin constituted 43.0%, 23.8% and 19.0% of the total sales for 6-month period ended September 30, 2018.

For the year ended March 31, 2016, we had revenue of $4,172,263 from related entities, operating profit of $13,961, net income for the period of $17,998, and EBITDA and EBITDA margin of $21,555 and 0.5%, respectively. Over the same period, we generated cash flows from operations of $93,852.

For the period from April 1, 2016 through January 10, 2017, we had revenue of $2,776,845 from related entities, income from operation of $62,465, net income for the period of $52,158, and EBITDA and EBITDA margin of $62,864 and 2.3%, respectively. Over the same period, we used cash flows in operations of $351,193.

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For the period from January 11, 2017 through March 31, 2017, we had revenue of $1,858,940 , income from operation of $369,802, net income of $304,219, and EBITDA and EBITDA margin of $378,417 and 20.4%, respectively. Over the same period, we generated cash flows from operations of $1,329,887.

For the year ended March 31, 2018, we had revenue of $7,157,209, income from operation of $1,120,518, net income of $806,626, and EBITDA and EBITDA margin of $1,155,098, and 16.1%, respectively. Net cash of $953,024 was used in operations for the year ended March 31, 2018.

For the 6-month period ended September 30, 2018 and 2017, we had revenue of $3,594,451 and $4,739,359, income from operation of $152,184 and $1,281,466, net income of $35,750 and $1,015,315, and EBITDA and EBITDA margin of $171,611 and $1,298,701, and 4.8% and 27.4%, respectively. Net cash of $346,121 and $746,924 was used in operations for six months September 30, 2018 and 2017.

See “Prospectus Summary—Summary Consolidated Financial Information” for our definition of EBITDA, which are non-GAAP metrics, and reconciliations to the most comparable U.S. GAAP metrics.

Our Strategy

We intend to grow our business profitably and create shareholder value through the following strategic initiatives:

Build an integrated group of best-in-class healthcare related consumer products companies and brands within existing and related healthcare consumer product categories and expand our geographic footprint through strategic acquisitions and relationships.

Our goal is to transform our company into an integrated best-in-class, global marketer and distributor of healthcare consumer products, within and outside of the healthcare consumer product category and the broader consumer product sector. We believe there are significant growth opportunities in the Latin American, Southeast Asian, Japanese, and African markets and that the Grand World Acquisition provides a strong platform on which to grow our business and expand and enhance our market share in the healthcare consumer product industry in key geographic markets.

Leverage our acquisition expertise, strong management team and access to capital to identify and evaluate attractive growth opportunities.

Our founder, Guowen Ren (the “Founder”), and our CEO, Chee Boon Chiew, have significant experience and expertise, and have been highly successful, in identifying, acquiring and integrating value-added businesses. Pursuant to an Independent Consultant Agreement dated January 1, 2018, we retained Mr. Ren as our independent consultant to advise us on strategy and strategic alliances, capital markets strategy, potential acquisitions and market opportunities for a period of four years. In consideration of providing these services, we have agreed to pay Mr. Ren in the form of 6,000,000 ordinary shares. We believe that this expertise, our access to capital and the deep industry knowledge of our management team will position us to acquire or partner with related and complementary healthcare consumer product businesses that can enhance our market position, create synergies and fully leverage our existing marketing and supply chain capabilities, which we believe will allow us to deliver sustained profitable growth and maximize shareholder value. In analyzing such opportunities. we will consider the following factors:

●	Potential for growth, indicated by new technology, anticipated market expansion or new products;
●	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
●	Strength and diversity of management, either in place or scheduled for recruitment;
●	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
●	The cost of participation by our Company as compared to the perceived tangible and intangible values and potentials;
●	The extent to which the business opportunity can be advanced;
●	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

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Aligning our business with consumer preferences.

Our goal is to create, acquire or partner with healthcare consumer product businesses and brands that strongly align with consumer needs and preferences, that have the highest growth and margin potential and that leverage our existing portfolio of brands.

Integrating our marketing program

We plan to integrate our marketing program which will include customer flyers, brochures and promotional pieces. We also plan to publish sales and marketing magazines quarterly, with health care tips and product information and sponsor and organize important social activities, such as sales rallies, motivational events, and sales and training seminars for our distributors and their sales forces. These activities are expected not only to reflect our high-level social responsibility, but also make us unique in the industry. We believe that this kind of operation will continue to effectively promote our reputation and our brand name.

Commitment to research

We plan to seek partnerships with the research centers of well-known universities worldwide to further increase awareness of the products that we sell and to research market demand for potential future products. We have increased our investment in market research to ensure that the products we launch or acquire address well established or on-trend market needs. In order to ensure the development and acquisition of products that fit this criteria, we have implemented a structured process through which we take new products from idea generation, through concept screening, concept/products laboratories and early volume sizing, to final validation. Specifically, we work closely with the research and development team of the chosen manufacturer/supplier tasked with creating new products based on our requirements. Once a sample product is provided by the manufacturer/supplier, we will then conduct product trials and provide feedback to the manufacturer/supplier. This process will repeat itself until we are satisfied with the product and confirms its final product specifications. The final product specifications will form the basis of the product inspection sheet between us and the manufacturer/supplier. Finally, when the product is created, the manufacturer/supplier will provide us with the supporting documentation for product registration in the countries where the product is sold. The relationship between us and our manufacturer suppliers is symbiotic and collegial to the products the Company sells.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success.

We have strong relationships with our suppliers and customers

We have signed exclusive purchase agreements with our suppliers and wholesale our products to customers in approximately 30 countries. We believe that our relationships with them will form a strong platform for our products internationally and we will benefit from economies of scale. We also believe that our strong existing platforms facilitate our expansion within a large addressable market and provide a broad set of potential acquisition targets in various healthcare consumer product categories and geographic markets.

Experienced management team and Board with a proven track record

Our management team has extensive experience in the healthcare consumer products industry and other fast moving consumer goods markets. Our management team is complimented by an experienced Board of Directors, which includes several individuals with a proven track record of successfully acquiring and managing consumer businesses.

Flexibility in forging relationships and expansion

We have flexibility in seeking, analyzing and participating in potential business opportunities.

Recent Developments

Between April 2017 and October 2017, we entered into subscription agreements and closed on several non-brokered private placements of an aggregate 223,600,000 Ordinary Shares at a subscription price of $0.01 per share for total gross proceeds of $2,236,000. The private placements were with 374 subscribers, who comprise the Selling Shareholders in this Registration Statement. We plan to use the proceeds of the raise for general working capital purposes.

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The subscription agreements contain customary representations and warranties, covenants and conditions to closing that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the subscription agreements and in the context of the specific relationship between the parties. The provisions of the subscription agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company.

The foregoing description of the subscription agreements is not complete and is qualified in its entirety by the full text of the subscription agreements, a form of which is filed herewith as Exhibit 10.12 and incorporated into this Registration Statement by reference.

We have relied on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placements of the Ordinary Shares. The Ordinary Shares have not been registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

Summary Risk Factors

Investing in our ordinary shares entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus. You should carefully consider such risks before deciding to invest in our ordinary shares. These risks include, among others:

●	intense competition in our industry and our ability to compete successfully;

●	our failure to anticipate and timely respond to changes in consumer preferences or to successfully develop and renovate products;

●	our suppliers’ inability to obtain quality raw materials at acceptable prices or to pass on price increases from rising raw material costs;

●	our dependence on a limited number of suppliers which reduces our bargaining position and subjects us to their risks and demands;

●	our lack of long-term contractual relationships with our customers;

●	reputational damage from unsafe or poor quality healthcare consumer products, particularly if such issues involve products we distributed;

●	our dependence on third-party suppliers;

●	the cost or liability associated with compliance with a significant number of laws and regulations in many jurisdictions;

●	potential disruption of our supply chain caused by factors beyond our control such as extreme weather, fire or other natural disasters;

●	larger than expected fluctuations or sustained changes in exchange rates or macroeconomic conditions in the jurisdictions in which we operate; and

●	the more limited disclosure required of foreign private issuers and the fewer protections afforded shareholders under the laws of the Cayman Islands.

Corporate and Other Information

Our principal executive offices are located at 1733-35, 17/F, Gala Place , 56 Dundas Street, Mongkok, Kowloon, Hong Kong, our telephone number is +852 23230835 and our fax number is +852 2323 8718.

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Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the ordinary shares.

Shares offered for Resale by Selling Shareholders	223,600,000 Ordinary Shares

Ordinary shares outstanding	623,600,000 ordinary shares (as of November 30 , 2018)

Use of Proceeds	The Selling Shareholders will receive all of the proceeds from the sale of any Ordinary Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Voting Rights	Holders of our Ordinary Shares are entitled to one vote per Ordinary Share at all shareholder meetings. See “Description of Share Capital.”

Dividend Policy	Although we may pay dividends on our Ordinary Shares at such times and in such amounts (if any) as the Board determines appropriate, we do not expect to pay any dividends or other distributions on our Ordinary Shares in the foreseeable future. The declaration and payment of future dividends to holders of our Ordinary Shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors.

Market for our Ordinary Shares	Our Ordinary Shares are currently not traded on any exchange although we plan to apply to list our Ordinary Shares on the OTCQB once our registration statement on Form F-1 is effective.

Risk Factors	Investing in our Ordinary Shares involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our ordinary shares.

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Summary Consolidated Financial Information

U.S. GAAP Financial Measures

The following tables present summary consolidated historical financial data as of the dates and for each of the periods indicated.

The summary consolidated historical data for the Company year ended March 31, 2016, period from April 1, 2016 through January 10, 2017, from January 11, 2017 through March 31, 2017 and year ended March 31, 2018 has been derived from our audited consolidated financial statements included in this prospectus. The six-month period ended September 30, 2017 and 2018 has been derived from our unaudited consolidated financial statements included in this prospectus.

All of the summary financial information included in the following tables is prepared in accordance with U.S. GAAP and denominated in US$.

The summary consolidated historical financial data included below is not necessarily indicative of future results and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” as well as our and Grand World’s consolidated financial statements and notes thereto contained in this prospectus.

Consolidated Statements of Operation:

	Successor				Predecessor
	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016
	(Unaudited)	(Unaudited)
Revenue	$3,594,451	$4,739,359	$7,157,209	$1,858,940	$-	$-
Revenue – related parties	-	-	-	-	2,776,845	4,172,263
Cost of revenue	(2,667,966)	(2,969,351)	(4,970,947)	(1,379,554)	-	-
Cost of revenue – related parties	-	-	-	-	(2,595,076)	(4,078,764)
Gross Profit	926,485	1,770,008	2,186,262	479,386	181,769	93,499

Operating expenses:
General and administrative expenses	(691,507)	(428,319)	(933,142)	(85,077)	(33,558)	(31,323)
Selling expenses	(82,794)	(60,223)	(132,602)	(24,507)	(85,746)	(48,215)
Total operating expenses	(774,301)	(488,542)	(1,065,744)	(109,584)	(119,304)	(79,538)

Income from operations	152,184	1,281,466	1,120,518	369,802	62,465	13,961

Other expense and income
Other (expense) income	-	-	(1,294)	16	-	7,594

Income before income tax expense	152,184	1,281,466	1,119,224	369,818	62,465	21,555

Provision for income tax expense	(116,434)	(266,151)	(312,598)	(65,599)	(10,307)	(3,557)

Net income	$35,750	$1,015,315	$806,626	$304,219	$52,158	$17,998

Weighted average number of common shares outstanding – basic and diluted	623,600,000	512,054,348	566,567,213	334,177,215	51,050	1

Earnings per common share- basic and diluted	$0.0001	$0.0020	$0.0014	$0.0009	$1.0220	$17,998

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Consolidated Balance Sheets

	Successor			Predecessor
	September 30, 2018	March 31, 2018	March 31, 2017	March 31, 2016
Consolidated Statement of Balance Sheet Data:
Cash	$5,745,321	$6,091,742	$4,821,869	$248,912
Total current assets	$8,298,506	$8,034,339	$5,647,360	$11,538,023
Total assets	$8,596,586	$8,351,546	$5,987,338	$11,538,023
Total current liabilities	$1,189,578	$985,604	$1,658,742	$11,491,060
Total liabilities	$1,233,138	$1,031,804	$1,710,222	$11,491,060
Total stockholders’ equity	$7,363,448	$7,319,742	$4,277,116	$46,963

Non-GAAP Financial Measures

We use EBITDA and EBITDA margin, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes. EBITDA margin represents the ratio of EBITDA with revenue. EBITDA is earnings before depreciation, amortization, interest expense and income tax expenses.

We believe that EBITDA and EBITDA margin help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in income from operations. We believe that EBITDA and EBITDA margin provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

EBITDA and EBITDA margin should not be considered in isolation or construed as an alternative to net income or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures.

EBITDA and EBITDA margin presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Non-GAAP Measurement Reconciliation

	Successor				Predecessor
	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11,2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year Ended March 31, 2016
	(Unaudited)	(Unaudited)
Net income	$35,750	$1,015,315	$806,626	$304,219	$52,158	$17,998
Add: Provision for income tax expense	116,434	266,151	312,598	65,599	10,307	3,557
Interest expense	-	-	-	-	-	-
Depreciation and amortization	19,427	17,235	35,874	8,599	399	-
EBITDA	$171,611	$1,298,701	$1,155,098	$378,417	$62,864	$21,555

EBITDA	$171,611	$1,298,701	$1,155,098	$378,417	$62,864	$21,555
Divided by: Revenue	$3,594,451	$4,739.359	$7,157,209	$1,858,940	$2,776,845	$4,172,263
EBITDA margin	4.8%	27.4%	16.1%	20.4%	2.3%	0.5%

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RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our ordinary shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We have commenced limited operations in our business.

We were incorporated in the Cayman Islands on September 8, 2016. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new trading and logistics companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We recognize that if we are not successful in implementing our business plan, we will not be able to continue business operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We are heavily dependent on our customers. Due to the high level of competition in our industry, they might fail to retain their customers, which would harm our financial condition and operating results.

We are heavily dependent for purchases of our products on companies which sell our products. These companies operate in a very competitive environment. The business of marketing healthcare, housewares and personal care products is highly competitive and sensitive to the introduction of new products, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers in various countries. In addition, we anticipate that we will be subject to increasing competition in the future from sellers that utilize electronic commerce. Some of these competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

Our customers are also subject to significant competition for sales from other organizations, including those that market dietary and nutritional supplements, housewares and personal care products as well as other types of products. We compete for global customers with regard to nutritional supplements, housewares and personal care products. In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with our customers and their customers. The ability of our customers to remain competitive therefore depends, in significant part, on their success in recruiting and retaining customers. We cannot ensure that their efforts for recruitment and retention of customers will be successful and if they are not, our financial condition and operating results would be harmed.

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Sales of our products are subject to changing consumer preferences; if we do not correctly anticipate such changes, our sales and profitability may decline.

There are a number of trends in consumer preferences which have an impact on us and the healthcare consumer products industry as a whole. These include, among others, preferences for convenient, natural, better value, healthy and sustainable products. Concerns as to the health impacts and nutritional value of certain foods may increasingly result in food producers being encouraged or required to produce products with reduced levels of salt, sugar and fat and to eliminate trans-fatty acids and certain other ingredients. Consumer preferences are also shaped by concern over the environmental impact of products. The success of our business depends on both the continued appeal of our products and, given the varied backgrounds and tastes of our customer base, our ability to offer a sufficient range of products to satisfy a broad spectrum of preferences. Any shift in consumer preferences in the markets in which we operate could have a material adverse effect on our business. Consumer tastes are also susceptible to change. Our competitiveness therefore depends on our ability to predict and quickly adapt to consumer trends, exploiting profitable opportunities for product development without alienating our existing consumer base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to changes in demand or consumer preferences, our sales volumes and margins could be adversely affected.

Our future results and competitive position are dependent on the successful development of new products and improvement of existing products, which is subject to a number of difficulties and uncertainties.

Our future results and ability to maintain or improve our competitive position depend on our capacity to anticipate changes in our key markets and to identify, develop, manufacture, market and sell new or improved products in these changing markets successfully. We have to introduce new products and re-launch and extend existing product lines on a timely basis in order to counteract obsolescence and decreases in sales of existing products as well as to increase overall sales of our products. The launch and success of new or modified products are inherently uncertain, especially as to the products’ appeal to consumers, and there can be no assurance as to our continuing ability to develop and launch successful new products or variations of existing products. The failure to launch a product successfully can give rise to inventory write-offs and other costs and can affect consumer perception of our other products. Market factors and the need to develop and provide modified or alternative products may also increase costs. In addition, launching new or modified products can result in cannibalization of sales of our existing products if consumers purchase the new product in place of our existing products. If we are unsuccessful in developing new products in response to changing consumer demands or preferences in an efficient and economical manner, or if our competitors respond more effectively than we do, demand for our products may decrease, which could materially and adversely affect our business, financial condition and results of operations.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

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We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance will be adversely affected.

Any funding we raise through the future sale of our ordinary shares will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We plan to raise capital in order to fund our growth plans in the future and anticipate doing so through further stock issuances. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution is likely to negatively affect the value of investors’ shares if our revenues and earnings do not grow commensurately. Alternate sources of finance, such as obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments.

We depend on third parties to supply products; any adverse changes in such supply or the costs of products may adversely affect our operations.

We currently obtain our products from third parties. The supply of these products can be adversely affected by any material change in the economic and political conditions in various countries which may, in turn, result in increased costs to purchase these products. For example, any economic downturn, tighter credit conditions and slow or declining growth can negatively affect the geographic markets in which we compete in by affecting consumer confidence. This can result in consumers purchasing cheaper private label products instead of equivalent branded products. Such macroeconomic trends could, among other things, negatively impact global demand for branded and premium healthcare consumer products, which could result in a reduction of sales or pressure on margins of our branded products or cause an increasing transfer to lower priced product categories.

Our business is dependent on third-party suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

We are dependent on our suppliers for our products. Our suppliers may fail to meet timelines or contractual obligations or provide us with sufficient products, which may adversely affect our business. Certain of our contracts with key suppliers, can be terminated by the supplier upon giving notice within a certain period and restrict us from using other suppliers. Failure to appropriately structure or adequately manage our agreements with third parties may adversely affect our supply of products. We are also subject to credit risk with respect to our third-party suppliers. If any such suppliers become insolvent, an appointed trustee could potentially ignore the service contracts we have in place with such party, resulting in increased charges or the termination of the service contracts. We may not be able to replace a service provider within a reasonable period of time, on as favorable terms or without disruption to our operations. Any adverse changes to our relationships with third-party suppliers could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations.

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In addition, to the extent that our creditworthiness is impaired, or general economic conditions decline, certain of our key suppliers may demand onerous payment terms that could materially adversely affect our working capital position, or such suppliers may refuse to continue to supply to us. A number of our key suppliers have taken out trade credit insurance on our ability to pay them. To the extent that such trade credit insurance becomes unobtainable or more expensive due to market conditions, we may face adverse changes to payment terms by our key suppliers or they may refuse to continue to supply us.

Our suppliers’ inability to source raw materials or other inputs of an acceptable type or quality, could adversely affect our results of operations.

Our suppliers use significant quantities of ingredients and packaging materials and are therefore vulnerable to fluctuations in the availability and price of ingredients, packaging materials, energy costs and other supplies. General economic conditions, unanticipated demand, problems in manufacturing or distribution, natural disasters, weather conditions during the growing and harvesting seasons, plant, fish and livestock diseases and local, national or international quarantines can also adversely affect availability and prices of commodities in the long and short term. Moreover, there is no market for hedging against price volatility for certain raw materials and accordingly such materials are bought at the spot rate in the market.

Accordingly, their ability to avoid the adverse effects of a pronounced, sustained price increase in raw materials is limited. Any increases in prices or scarcity of ingredients or packaging materials required for our products could increase their costs and disrupt our operations. If the availability of any of their inputs is constrained for any reason, we may not be able to obtain sufficient supplies or supplies of a suitable quality on favorable terms or at all. Such shortages could materially adversely affect our market share, business, financial condition and results of operations.

Our inability to pass on price increases for materials or other inputs to our customers could adversely affect our results of operations.

Our ability to pass through increases in the prices of raw materials to our customers depends, among others, on prevailing competitive conditions and pricing methods in the markets in which we operate, and we may not be able to pass through such price increases to our customers. Even if we are able to pass through increases in prices, there is typically a time lag between cost increases impacting our business and implementation of product price increases during which time our gross margin may be negatively impacted. Recovery of cost inflation can also lead to disparities in retailers’ shelf-prices between different brands which can result in a competitive disadvantage and volume decline. During our negotiations to increase our prices to recover cost increases, customers may take actions which exacerbate the impact of such cost increases, for example by ceasing to offer our products or deferring orders until negotiations have ended. Our inability to pass through price increases in raw materials and preserve our profit margins in the future could materially adversely affect our business, financial condition and results of operations.

Any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be in compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers which would adversely affect our revenues and stockholder value.

Any disruptions in our information technology systems could harm our business and reduce our profitability.

We rely on our information technology systems for communication among our suppliers, distribution functions, headquarters and customers. Our performance depends on the availability of accurate and timely data and other information from key software applications to aid day-to-day business and decision-making processes. We may be adversely affected if our controls designed to manage information technology operational risks fail to contain such risks. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure and to maintain the related automated and manual control processes, we could be subject to adverse effects including billing and collection errors, business disruptions, in particular concerning our logistics functions, and security breaches. Any disruption caused by failings in our information technology infrastructure equipment or of communication networks, could delay or otherwise impact our day-to-day business and decision-making processes and negatively impact our performance. In addition, we are reliant on third parties to service parts of our IT infrastructure. Failure on their part to provide good and timely service may have an adverse impact on our information technology network. Furthermore, we do not control the facilities or operations of our suppliers. An interruption of operations at any of their or our facilities or any failure by them to deliver on their contractual commitments may have an adverse effect on our business, financial condition and results of operations.

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Our supply network and manufacturing and distribution facilities could be disrupted by factors beyond our control such as extreme weather, fire and other natural disasters.

Severe weather conditions and natural disasters, such as storms, floods, droughts, frosts, earthquakes or pestilence, may affect the supply of the raw materials that our suppliers use for the manufacturing of our products. For example, changing climate may cause flooding and drought in crop growing areas. Competing food producers can be affected differently by weather conditions and natural disasters depending on the location of their supply sources. If supplies of raw materials are reduced, our suppliers may not be able to find adequate supplemental supply sources, if at all, on favorable terms, which could have a material adverse effect on our business, financial condition and results of operation. In addition, our suppliers’ manufacturing facilities may be subject to damage

Significant disruption in the workforce of our suppliers could adversely affect our business, financial condition and results of operations.

Our suppliers may experience labor disputes and work stoppages at one or more of their manufacturing sites due to localized strikes or strikes in the larger healthcare consumer product industry sector. They may also be involved in negotiations on collective bargaining agreements. A labor stoppage or other interruption at one of their manufacturing sites would impact our ability to supply our customers and could have a pronounced effect on our operations and, potentially, on our business, financial condition and results of operations.

Higher labor costs could adversely affect our business and financial results.

We compete with our competitors for good and dependable employees. The supply of such employees is limited and competition to hire and retain them may result in higher labor costs. High labor costs could adversely affect our profitability if we are not able to pass them on to our customers.

We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management. Our executives’ and managers’ knowledge of the market, our business and our company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

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We do not have long term contracts with our customers, and they can reduce order quantities or terminate their purchases at any time.

We do not have long term contracts with the customers who buy the products. At any time, our customers can reduce the quantities of products they purchase from us, or cease buying products from us altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

Our customers may not be creditworthy.

Our business is subject to the risks of nonpayment and nonperformance by our customers. We manage our exposure to credit risk through credit analysis and monitoring procedures, and sometimes use letters of credit, prepayments and guarantees. However, these procedures and policies cannot fully eliminate customer credit risk, and to the extent our policies and procedures prove to be inadequate, it could negatively affect our financial condition and results of operations. In addition, some of our customers may be highly leveraged and subject to their own operating and regulatory risks and, even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with such parties. We do not maintain credit insurance to insure against customer credit risk. If our customers fail to fulfill their contractual obligations, it may have an adverse effect on our business, financial condition and results of operation.

Failure to protect our suppliers’ brand names and trademarks could materially affect our business.

We do not own the brand names and trademarks (such as AlphaSpin, AlphaMeta, Angels Secret and JMS3 Sleep System Solution) for the products we sell. They are generally owned by our suppliers. We cannot be certain that the actions our suppliers have taken or will take in the future will be adequate to prevent violation of their proprietary rights. Litigation may be necessary to enforce their trademark or proprietary rights or to defend us against claimed infringement of the rights of third parties. Adverse publicity, legal action or other factors which we have no control over could lead to substantial erosion in the value of the brands, which could lead to decreased consumer demand and could have a material adverse effect on our business, financial condition and results of operations.

Health concerns or adverse developments with respect to the safety or quality of healthcare products industry in general or our own products specifically may damage our reputation, increase our costs of operations and decrease demand for our products.

Food safety and the public’s perception that our products are safe and healthy are essential to our image and business. We sell healthcare products for human consumption, which subjects us to safety risks such as product contamination, spoilage, misbranding or product tampering. Product contamination, including the presence of a foreign object, substance, chemical or other agent or residue or the introduction of a genetically modified organism, could require product withdrawals or recalls or the destruction of inventory, and could result in negative publicity, temporary plant closures and substantial costs of compliance or remediation.

We may also be impacted by publicity concerning any assertion that our products caused illness or injury. In addition, we could be subject to claims or lawsuits relating to an actual or alleged illness stemming from product contamination or any other incidents that compromise the safety and quality of our products. Any significant lawsuit or widespread product recall or other events leading to the loss of consumer confidence in the safety and quality of our products could damage our brand, reputation and image and negatively impact our sales, profitability and prospects for growth. In addition, product recalls are difficult to foresee and prepare for and, in the event we are required to recall one or more of our products, such recall may result in loss of sales due to unavailability of our products and may take up a significant amount of our management’s time and attention.

We are also subject to further risks affecting the food industry generally, including risks posed by widespread contamination and evolving nutritional and health-related concerns. Regulatory authorities may limit the supply of certain types of food products in response to public health concerns and consumers may perceive certain products to be unsafe or unhealthy. For example, due to avian flu, we or our suppliers could be required to find alternative supplies or ingredients that may or may not be available at commercially reasonable prices and within the required time. In addition, governmental regulations may require us to identify replacement products to offer to our customers or, alternatively, to discontinue certain offerings or limit the range of products we offer. We may be unable to find substitutes that are as appealing to our customer base, or such substitutes may not be widely available or may be available only at increased costs. Such substitutions or limitations could also reduce demand for our products.

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We could also be subject to claims or lawsuits relating to an actual or alleged illness or injury or death stemming from the consumption of a misbranded, altered, contaminated or spoiled product, which could negatively affect our business. Awards of damages, settlement amounts and fees and expenses resulting from such claims and the public relations implications of any such claims could have an adverse effect on our business. The availability and price of insurance to cover claims for damages are subject to market forces that we do not control, and such insurance may not cover all the costs of such claims and would no cover damage to our reputation. Even if product liability claims against us are not successful or fully pursued, these claims could be costly and time consuming, and divert our management’s time and resources towards defending them rather than operating our business. In addition, any adverse publicity concerning such claims, even if unfounded, could cause customers to lose confidence in the safety and quality of our products and damage our reputation and brand image.

Our international operations subject us to operational and financial risks.

We sell products to customers in many countries. Accordingly, our business is subject to various risks resulting from differing legal, political, social and regulatory requirements, economic conditions and unforeseeable developments in these markets, including:

●	changes in tariffs, trade restrictions, trade agreements, and taxations;
●	difficulties in managing or overseeing foreign operations and agents;
●	different liability standards;
●	political instability;
●	differing economic cycles;
●	adverse economic conditions;
●	unexpected changes in regulatory environments, currency exchange rate fluctuations,
●	inability to collect payments or seek recourse under or comply with ambiguous or vague commercial or other laws;
●	changes in distribution and supply channels, foreign exchange controls and restrictions on repatriation of funds, and difficulties in attracting and retaining qualified management and employees.

We must comply with complex and evolving tax regulations in the various jurisdictions in which we operate, which subjects us to international tax compliance risks. Some tax jurisdictions in which we operate have complex and subjective rules regarding income tax, value-added tax, sales or excise tax and transfer tax. From time to time, our foreign subsidiaries are subject to tax audits and may be required to pay additional taxes, interest or penalties should the taxing authority assert different interpretations, or different allocations or valuations of our services which could be material and could reduce our income and cash flow from our international subsidiaries.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

As we continue to expand our business internationally, we expose the company to increased risk of loss from foreign currency fluctuations, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency translation exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid adverse effects.

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Changes to our payment terms with both customers and suppliers may materially adversely affect our operating cash flows.

We may experience significant pressure from both our competitors and our key suppliers to reduce the number of days of our accounts payable. At the same time, we may experience pressure from our customers to extend the number of days before paying our accounts receivable. Any failure to manage our accounts payable and accounts receivable may have a material adverse effect on our business, financial condition and results of operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, doubtful accounts and obsolete and damaged inventory), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

Our strategy is largely based on our ability to grow through acquisitions of further businesses to build an integrated group. Consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in unanticipated expenses and losses. Furthermore, we may not be able to realize any of the anticipated benefits from acquisitions, including the Grand World Acquisition.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operation. In addition, to the extent our ordinary shares are used for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing shareholders.

In connection with our completed and future acquisitions, the process of integrating acquired operations into our existing group operations, including the Grand World Acquisition, may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the other risks associated with acquisitions include:

●	potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;
●	the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;

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●	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;
●	unexpected losses of key employees or customers of the acquired company;
●	conforming the acquired company’s standards, processes, procedures and controls with our operations;
●	coordinating new product and process development;
●	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;
●	hiring additional management and other critical personnel;
●	the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;
●	difficulty in integrating acquired operations due to geographical distance and language and cultural differences;
●	the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant;
●	negotiating with labor unions; and
●	increasing the scope, geographic diversity and complexity of our current operations.

In addition, general economic and market conditions or other factors outside of our control could make our operating strategies difficult or impossible to implement. Any failure to implement these operational improvements successfully and/or the failure of these operational improvements to deliver the anticipated benefits could have a material adverse effect on our results of operations and financial condition.

Because our controlling shareholders own a majority of our outstanding ordinary shares, they will make and control corporate decisions that may be disadvantageous to minority shareholders.

We may be subject to antitrust regulations with respect to future acquisition opportunities.

Many jurisdictions in which we operate have antitrust regulations which involve governmental filings for certain acquisitions, impose waiting periods and require approvals by government regulators. Governmental authorities may seek to challenge potential acquisitions or impose conditions, terms, obligations or restrictions that may delay completion of the acquisition or materially reduce the anticipated benefits (financial or otherwise). Our inability to consummate potential future acquisitions or to receive the full benefits of such acquisitions because of antitrust regulations could limit our ability to execute on our acquisition strategy which could have a material adverse effect on our financial condition and results of operations.

We may face significant competition for acquisition opportunities.

There may be significant competition in some or all of the acquisition opportunities that we may explore. Such competition may for example come from strategic buyers, sovereign wealth funds, special purpose acquisition companies and public and private investment funds, many of which are well established and have extensive experience in identifying and completing acquisitions. A number of these competitors may possess greater technical, financial, human and other resources than us. We cannot assure investors that we will be successful against such competition. Such competition may cause us to be unsuccessful in executing any acquisition or may result in a successful acquisition being made at a significantly higher price than would otherwise have been the case.

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Any due diligence by us in connection with potential future acquisition may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.

We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, and our valuation of, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations.

There can be no assurance that the due diligence undertaken with respect to an acquisition, including the Grand World Acquisition, will reveal all relevant facts that may be necessary to evaluate such acquisition including the determination of the price we may pay for an acquisition target or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential target. For example, the due diligence we conducted in connection with the Grand World Acquisition may not have been complete, adequate or accurate and may not have uncovered all material issues and liabilities to which we are now subject. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.

In addition, following an acquisition, including the Grand World Acquisition, we may be subject to significant, previously undisclosed liabilities of the acquired business that were not identified during due diligence and which could contribute to poor operational performance, undermine any attempt to restructure the acquired company or business in line with our business plan and have a material adverse effect on our financial condition and results of operations.

Economic recessions could have a significant, adverse impact on our business.

The trading and logistics industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals:

●

Decrease in volumes - A reduction in overall freight volumes in the marketplace reduces our opportunities for growth. A significant portion of our freight is shipped using transactional or “spot” market opportunities. The transactional market may be more impacted than the freight market by overall economic conditions. In addition, if a downturn in our customers’ business cycles causes a reduction in the volume of freight shipped by those customers, particularly in the healthcare, personal care and housewares industries, our operating results could be adversely affected.

●	Credit risk and working capital - Some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business. In addition, some customers may not pay us as quickly as they have in the past, causing our working capital needs to increase.

●	Transportation provider failures - A significant number of our transportation providers may go out of business and we may be unable to secure sufficient equipment or other transportation services to meet our commitments to our customers.
●	Expense management - We may not be able to appropriately adjust our expenses to changing market demands. Personnel expenses are our largest expense. In order to maintain high variability in our business model, it is necessary to adjust staffing levels to changing market demands. In periods of rapid change, it is more difficult to match our staffing levels to our business needs. In addition, we have other expenses that are fixed for a period of time, and we may not be able to adequately adjust them in a period of rapid change in market demand.

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Higher carrier prices may result in decreased net revenue margin.

Carriers can be expected to charge higher prices if market conditions warrant, or to cover higher operating expenses. Our net revenues and income from operations may decrease if we are unable to increase our pricing to our customers. In some instances where we have entered into contract freight rates with customers, in the event market conditions change and those contracted rates are below market rates, we may be required to provide transportation services at a revenue loss.

Changing fuel costs and interruptions of fuel supplies may have an impact on our net revenue margins.

Fluctuating fuel prices may result in decreased net revenue margin. While our different pricing arrangements with customers and contracted carriers make it very difficult to measure the precise impact, in times of fluctuating fuel prices, our net revenue margin may also fluctuate.

Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services.

We do not employ the people directly involved in delivering our customers’ freight. We depend on independent third parties to provide truck, rail, ocean, and air services and to report certain events to us, including delivery information and freight claims. These independent third parties may not fulfill their obligations to us, preventing us from meeting our commitments to our customers. This reliance also could cause delays in reporting certain events, including recognizing revenue and claims. In addition, if we are unable to secure sufficient equipment or other transportation services from third parties to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including:

●	equipment shortages in the transportation industry, particularly among contracted truckload carriers;
●	changes in regulations impacting transportation;
●	disruption in the supply or cost of fuel;
●	reduction or deterioration in rail service; and
●	unanticipated changes in transportation rates.

We are subject to negative impacts of changes in political and governmental conditions.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

●	changes in political conditions and in governmental policies;
●	changes in and compliance with international and domestic laws and regulations; and
●	wars, civil unrest, acts of terrorism, and other conflicts.

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We may be subject to negative impacts of catastrophic events.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

We may incur liabilities that are not covered by insurance.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance. We presently have insurance through our through our warehouse operators for our goods while they are warehoused and direct insurance to cover our goods while they are in transit. We do not have other insurances that cover, among other things, employee-related accidents and injuries, other property damage and liability deriving from our activities. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which we may be subject. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general.

We are a holding company whose principal source of operating cash is the income received from our subsidiary.

We are dependent on the income generated by our subsidiary in order to make distributions and dividends on the ordinary shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiary will depend on many factors, including such subsidiary’s results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our operating subsidiary does not generate sufficient cash flow, we may be unable to make distributions and dividends on the ordinary shares.

Our significant shareholders have considerable influence over our corporate matters.

Each of Dong Jiang, Xin Jiang and Zhi Min Sun holds 35%, 13% and 16% respectively, of our issued and outstanding Ordinary Shares. Each of them, either collectively (which would aggregate into a controlling interest in us) or individually, will hold considerable influence over corporate matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our ordinary shares of the opportunity to sell their shares at a premium over the prevailing market price

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Our Ordinary Shares

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial listing. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

This is no public market for our ordinary shares. We intend to apply for listing our ordinary shares on the OTC markets, but we cannot assure you that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected.

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The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong or the People’s Republic of China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile due to a number of factors, including the following:

●	regulatory developments affecting us or our industry, and customers of our after-school education services;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in the market condition, market potential and competition in after-school education services;
●	announcements by us or our competitors of new products, services, expansions, investments, acquisitions, strategic partnerships or joint ventures;
●	fluctuations in global and Chinese economies;
●	changes in financial estimates by securities analysts;
●	adverse publicity about us;
●	additions or departures of our key personnel and senior management;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of substantial amounts of our ordinary shares in the public market or the perception that these sales could occur, could adversely affect the market price of our ordinary shares. A significant number of our issued outstanding ordinary shares is held by several large shareholders and are available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Their sale or perceived sale into the market may cause the price of our ordinary shares to decline.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Our memorandum and articles of association may contain deemed anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Our amended and restated memorandum and articles of association contain limited provisions that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority subject to any resolution of the shareholders to the contrary, to issue shares with preferred rights and to otherwise fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue shares with preferred rights, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2018 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not, as a matter of U.S. federal laws, have standing to initiate a shareholder derivative action in a federal court of the United States.

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The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, or (ii) to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without re-examination of the merits of the underlying dispute.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our large shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of certain significant differences between the provisions of the Companies Law (2018 Revision) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States.

All of our current operations are conducted in Hong Kong SAR. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong and Singapore may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, Hong Kong and Singapore, see “ SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the New York Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing standards under the applicable United States mainboard; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards under the mainboards in the United States.

In the event we are eventually listed on a United States mainboard, as a Cayman Islands we are subject to the corporate governance listing standards under rules of the applicable mainboard. However, typically, a foreign private issuer like us is permitted to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the corporate governance listing standards under the applicable United States mainboard. Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States.

To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon effectiveness of this registration statement on Form F-1, we will become a public reporting company and expect to incur significant accounting, legal and other expenses that we did not incur as a private company. We expect the relevant rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

“U.S. buyers purchasing our ordinary shares may not reap the benefits of using depositary.

U.S. buyers purchasing our ordinary shares are doing so without a depositary and accordingly may not reap the benefits of a depositary such as proper recordkeeping, distribution of shareholder communications, payment of dividends in US dollars as opposed to our native or functional currency, reduced administrative costs, avoiding foreign taxes on each transaction and other services. Additionally U.S. buyers may have to appoint foreign brokers to transact in our ordinary shares.”

Risks Related to Taxation

Changes in tax law and practice may reduce any net returns for shareholders.

The tax treatment of the Company, our shareholders and any subsidiary of ours (including Grand World), any special purpose vehicle that we may establish and any other company which we may acquire are all subject to changes in tax laws or practices in the Cayman Islands, the U.S., Hong Kong, the People’s Republic of China and any other relevant jurisdiction. Any change may reduce the value of your investment in our ordinary shares.

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Failure to maintain our tax status may negatively affect our financial and operating results and shareholders.

We are incorporated in the Cayman Islands but, as noted below under “Tax Considerations,” we are not subject to any income, withholding or capital gains taxes in the Cayman Islands.

If we were to be considered to be resident in or to carry on a trade or business within the United States for U.S. taxation purposes or in any other country in which we are not currently treated as having a taxable presence, we could be subject to U.S. income tax or taxes in such other country on all or a portion of our profits, as the case may be, which may negatively affect our financial and operating results.

Taxation of returns from assets located outside the Cayman Islands may reduce any net return to shareholders.

Grand World is subject to taxes in Hong Kong. The Grand World Acquisition has therefore increased the number of jurisdictions in which we have, directly or indirectly, an economic exposure to local taxes and to changes in tax laws or practices.

To the extent that any other company or business which we acquire is established outside the Cayman Islands, it is possible that any return we receive from such company or business may be reduced by irrecoverable withholding or other local taxes and this may reduce the value of your investment in our ordinary shares.

We may become resident in or reincorporate in another jurisdiction in connection with any future acquisition and such a change may result in taxes imposed on shareholders.

We may become resident in or reincorporate in another jurisdiction. Such a transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not anticipate making any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of ordinary shares after any such reincorporation.

There can be no assurance that we will be able to make returns for shareholders in a tax-efficient manner.

We intend to structure our holding of Grand World and any other acquisition in a fiscally efficient manner. We have made certain assumptions regarding taxation. However, if these assumptions are not correct, taxes may be imposed with respect to our assets, or we may be subject to tax on our income, profits, gains or distributions (either on a liquidation and dissolution or otherwise) in a particular jurisdiction or jurisdictions in excess of taxes that were anticipated. This could alter the post-tax returns for shareholders (or shareholders in certain jurisdictions). The level of return for shareholders may also be adversely affected. Any change in laws or tax authority practices could also adversely affect any post-tax returns of capital to shareholders or payments of dividends. In addition, we may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns for shareholders.

If any dividend is declared in the future and paid in a foreign currency, U.S. Holders may be taxed on a larger amount in U.S. Dollars than the U.S. Dollar amount actually received.

U.S. Holders ( as defined under “Taxation Considerations – Certain United States Federal Income Tax Considerations”, below) will be taxed on the U.S. Dollar value of dividends at the time they are received, even if they are not converted to U.S. Dollars or are converted at a time when the U.S. Dollar value of the dividends has fallen. The U.S. Dollar value of the payments made in the foreign currency will be determined for tax purposes at the spot rate of the foreign currency to the U.S. Dollar on the date the dividend distribution is deemed included in such U.S. Holder’s income, regardless of whether or when the payment is in fact converted into U.S. Dollars.

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If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our ordinary shares could be subject to adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (the “assets” test. A separate determination must be made after the close of each taxable year as to whether a non-United States corporation is a PFIC for that year. Based on the current and anticipated value of our assets, we believe we were a PFIC for United States federal income tax purposes for our taxable year ending March 31, 2018, and we may be a PFIC for United States federal income tax purposes for our current taxable year ending March 31, 2019.

In determining whether we are a PFIC under the assets test, cash is considered by the United States Internal Revenue Service (“IRS”) to be a passive asset. During our taxable year ending March 31, 2018, we believe that the amount of cash we had on hand was greater than 50% of our total assets. The composition of our assets during the current taxable year may cause us to continue to be classified as a PFIC. The determination of whether we will be a PFIC for our current taxable year or a future year may depend in part upon how quickly we spend our liquid assets, and on the value of our goodwill and other unbooked intangibles not reflected on our balance sheet. (which may depend upon the market value of our Ordinary Shares from time to time). Further, while we will endeavor to use a classification methodology and valuation approach that is reasonable, the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles for purposes of determining whether we are a PFIC in the current or one or more future taxable years.

If we are a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such U.S. Holder. See “Taxation Considerations – Certain United States Federal Income Tax Considerations - Passive Foreign Investment Company.” As discussed under “Certain Federal Income Tax Consequences”, a U.S. Holder may be able to make certain tax elections that would lessen the adverse impact of PFIC status; however, in order to make such elections the U.S. Holder will usually have to have been provided information about the company by us, and there is no assurance that the company will provide such information.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of any Ordinary Shares by the Selling Shareholders.

The Selling Shareholders will receive all of the net proceeds from the sale of any Ordinary Shares offered by them under this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholders in disposing of these Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividends on our ordinary shares since our inception on September 8, 2016, and have no current plans to pay dividends on our ordinary shares. The declaration and payment of future dividends to holders of our ordinary shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur. See “Risk Factors—Risks Related to our Ordinary Shares— Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment,” and for a discussion of taxation of any dividends, see “Tax Considerations.”

MARKET PRICE OF ORDINARY SHARES

This is no public market for our ordinary shares. We intend to apply for listing our ordinary shares on the OTC markets after the effectiveness of this registration statement on Form F-1, but we cannot assure you that we will be successful or that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018.

You should read this capitalization table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

September 30, 2018
(Unaudited)
STOCKHOLDERS’ EQUITY:

Ordinary Shares, $0.01 par value, 1,000,000,000 shares authorized, 623,600,000 issued and outstanding	$6,236,000
Additional paid-in capital	$7,956
Retained earnings	$1,119,492
Total Stockholders’ equity	$7,363,448
Total Capitalization	$7,363,448

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables present selected consolidated historical financial data as of the dates and for each of the periods indicated.

The summary consolidated historical data for the Company year ended March 31, 2016, period from April 1, 2016 through January 10, 2017, from January 11, 2017 through March 31, 2017 and the year ended March 31, 2018 has been derived from our audited consolidated financial statements included in this prospectus. The summary consolidated historical data for the Company six-month period ended September 30, 2017 and 2018 has been derived from our unaudited consolidated financial statements included in this prospectus.

All of the selected financial information included in the following tables is prepared in accordance with U.S. GAAP and denominated in US$.

The summary consolidated historical financial data included below is not necessarily indicative of future results and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” as well as our and Grand World’s consolidated financial statements and notes thereto contained in this prospectus.

All operations are continuing and neither the Successor nor the Predecessor declared or paid dividends in the periods presented.

Consolidated Statements of Operation:

	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016
	(Unaudited)	(Unaudited)
Revenue	$3,594,451	$4,739,359	$7,157,209	$1,858,940	$-	$-
Revenue – related parties	-	-	-	-	2,776,845	4,172,263
Cost of revenue	(2,667,966)	(2,969,351)	(4,970,947)	(1,379,554)	-	-
Cost of revenue – related parties	-	-	-	-	(2,595,076)	(4,078,764)
Gross Profit	926,485	1,770,008	2,186,262	479,386	181,769	93,499

Operating expenses:
General and administrative expenses	(691,507)	(428,319)	(933,142)	(85,077)	(33,558)	(31,323)
Selling expenses	(82,794)	(60,223)	(132,602)	(24,507)	(85,746)	(48,215)
Total operating expenses	(774,301)	(488,542)	(1,065,744)	(109,584)	(119,304)	(79,538)

Income from operations	152,184	1,281,466	1,120,518	369,802	62,465	13,961

Other expense and income
Other (expense) income	-	-	(1,294)	16	-	7,594

Income before income tax expense	152,184	1,281,466	1,119,224	369,818	62,465	21,555

Provision for income tax expense	(116,434)	(266,151)	(312,598)	(65,599)	(10,307)	(3,557)

Net income	$35,750	$1,015,315	$806,626	$304,219	$52,158	$17,998

Weighted average number of common shares outstanding – basic and diluted	623,600,000	512,054,348	566,567,213	334,177,215	51,050	1

Earnings per common share- basic and diluted	$0.0001	$0.0020	$0.0014	$0.0009	$1.0220	$17,998

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Consolidated Statements of Balance Sheets

	Successor			Predecessor
	September 30, 2018	March 31, 2018	March 31, 2017	March 31, 2016
	(Unaudited)
Consolidated Statement of Balance Sheet Data:
Cash	$5,745,321	$6,091,742	$4,821,869	$248,912
Total current assets	$8,298,506	$8,034,339	$5,647,360	$11,538,023
Total assets	$8,596,586	$8,351,546	$5,987,338	$11,538,023
Total current liabilities	$1,189,578	$985,604	$1,658,742	$11,491,060
Total liabilities	$1,233,138	$1,031,804	$1,710,222	$11,491,060
Total stockholders’ equity	$7,363,448	$7,319,742	$4,277,116	$46,963

Consolidated Statements of Cash Flow

	Successor				Predecessor
	Six months ended September 30, 2018	Six months ended September 30, 2017	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016
	(Unaudited)	(Unaudited)
Consolidated Statement of Cash Flow Data:
Net cash (used in) provided by operating activities	(346,121)	(746,924)	(953,024)	1,329,887	(351,193)	93,852
Net cash (used in) investing activities	(300)	(3,423)	(13,103)	(514,258)	(11,977)	-
Net cash provided by financing activities	-	2,058,000	2,236,000	1,000,000	200,000	1
Net (decrease) increase in cash	(346,421)	1,307,653	1,269,873	1,815,629	(163,170)	93,853

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our financial condition and results of operations for the six months ended September 30, 2017(the “Successor 2017 Interim Period”)(unaudited) and 2018 (the “Successor 2018 Interim Period”) (unaudited), year ended March 31, 2016, and the period from April 1, 2016 through January 10, 2017 (the “Predecessor 2017 Period”), period from January 11, 2017 through March 31, 2017 (the “Successor 2017 Period”) and the year ended March 31, 2018 (the “Successor 2018 Period”). We were formed on September 8, 2016 and had no operations until we acquired Grand World on January 11, 2017.

Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. This discussion should be read in conjunction with “Prospectus Summary—Summary Consolidated Financial Information” and “Selected Consolidated Financial Information” “ included elsewhere in this prospectus.

The following financial information has been extracted from the audited consolidated financial statements of the Predecessor as of and for year ended March 31, 2016, period from April 1, 2016 through January 10, 2017, the Successor as of and for period from January 11, 2017 through March 31, 2017 and for year ended March 31, 2018, and extracted from the unaudited consolidated financial statements as of and for the six-month period ended September 30, 2017 and 2018.

The historical financial information for the Company has been prepared in accordance with U.S. GAAP.

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ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

There are statements in this Report that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Report carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We expressly disclaim any obligation to update or revise any forward-looking statements.

Overview and Highlights

Company Background

JMax International Limited (“JMax”, “we” or the “Company”) was incorporated under the law of the Cayman Islands with limited liability on September 8, 2016. We are the holding company of Grand World Pro Limited (“Grand World”), a limited liability company incorporated under the laws of Hong Kong on February 26, 2014.

Grand World is a trading, logistics and distribution company, which procures products, sells and distributes premium healthcare and household products to marketing and distribution companies in approximately 30 countries.

We acquired Grand World on January 11, 2017 (the “Grand World Acquisition”) and prior to that, had no business operations or revenue. All our revenue is derived indirectly through Grand World. We do not own any real estate and our fiscal year ends on March 31.

Results of Operations

Explanatory Note

The consolidated financial statements included in this prospectus are presented under Predecessor entity reporting and because the Company, as the acquiring entity in the Grand World Acquisition, had nominal operations as compared with the acquired company, Grand World, prior historical information of the acquirer is not presented.

This new basis of accounting was established on January 11, 2017, the effective date for financial reporting purposes of the stock purchase agreement. In the following discussion, the results of the operations and cash flows for the periods ended on or prior to January 11, 2017, and the financial position of Grand World as of balance sheet date on or prior to January 11, 2017 are referred to as “Predecessor” financial information, and the results of operations and cash flows of the Company for periods beginning January 11, 2017 and the financial position of the Company as of January 11, 2017 and subsequent balance sheet dates are referred to herein as “Successor” consolidated financial information.

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Six Months Ended September 30, 2018 and 2017

	Six months ended September 30,
	2018	2017	Change in $	Change in %
	(Unaudited)	(Unaudited)

Revenue	$3,594,451	$4,739,359	$(1,144,908)	(24)%
Cost of revenue	(2,667,966)	(2,969,351)	301,385	(10)%
Gross profit	926,485	1,770,008	(843,523)	(48)%

Operating expenses:
General and administrative expenses	(691,507)	(428,319)	(263,188)	61%
Selling expenses	(82,794)	(60,223)	(22,571)	37%
Total operating expenses	(774,301)	(488,542)	(285,759)	58%

Income from operations	152,184	1,281,466	(1,129,282)	(88)%

Other expense and income
Other (expense) income	-	-	-	-%

Income before income tax expense	152,184	1,281,466	(1,129,282)	(88)%

Provision for income tax expense	(116,434)	(266,151)	(149,717)	(56)%

Net income	$35,750	$1,015,315	$(979,565)	(96)%

Revenue

Our revenue for the six months ended September 30, 2018 (“Successor 2018 Interim Period”) and 2017 (“Successor 2017 Interim Period”), was $3,594,451 and $4,739,359, respectively. All our revenue in the six months ended September 30, 2018 and 2017 was generated throu gh Grand World.

The revenue decreased $1,144,908 or 24% from $4,739,359 to $3,594,451 in the Successor 2018 Interim Period compared to the Successor 2017 Interim Period.

We sell healthcare related products in approximately 30 countries through our distributors. Our revenue breakdown by major products for the six months ended September 30, 2018 and 2017 is as follows:

Revenue by major products

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
AlphaMeta	$1,544,031	$1,051,308
Angels Secrets	854,045	1,962,922
AlphaSpin	684,593	830,883
Total	$3,082,669	$3,845,113
Revenue	$3,594,451	$4,739,359
% to total revenue	85.8%	81.1%

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The percentage of revenue contributed by our major products decreased for the six months ended September 30, 2018 from the same period in 2017 due to market recession of our major products, particularly Angels Secrets.

Cost of Revenue

Our cost of revenue for the Successor 2018 Interim Period and Successor 2017 Interim Period was $2,667,966 and $2,969,351, respectively. The decrease in cost of revenue by $301,385 or 10% in the Successor 2018 Interim Period over the Successor 2017 Interim Period is in line with the decrease in our revenue over the same periods.

Gross Profits

Our gross profits for the Successor 2018 Interim Period and Successor 2017 Interim Period were $926,485 and $1,770,008, respectively and our gross profit margin was 25.8% and 37.3%, respectively.

Gross profit decreased by $843,523 or 48% in the Successor 2018 Interim Period compared to the Successor 2017 Interim Period. The decrease is mainly due to the decrease in our main product Angel Secrets, which has a high gross profit margin.

General and Administration Expenses

Our general and administration expenses for the Successor 2018 Interim Period and Successor 2017 Interim Period were $691,507 and $428,319, respectively. It mainly comprised office rental expenses, payroll expenses and professional fees. The general and administration expenses increased by $263,188 or 61% in the Successor 2018 Interim Period compared to the Successor 2017 Interim Period. The increase was mainly due to the increase in payroll expenses are a result of our expanding management team in the Successor 2018 Interim Period.

Selling Expenses

Our selling expenses for the Successor 2018 Interim Period and the Successor 2017 Interim Period were $82,794 and $60,223, respectively. Our selling expenses mainly comprised payroll for our sales teams. Selling expenses increased by $22,571 or 37% in the Successor 2018 Interim Period compared to Successor 2017 Interim Period. The increase was mainly due to an increase in payroll expenses of our sales team, which resulted from our expanding sales team in the Successor 2018 Interim Period.

Provision for Income Tax Expense

We are a Cayman Islands exempted company and we currently conduct our operations primarily through Grand World, our subsidiary in Hong Kong. Under the current laws of the Cayman Islands, we are not subject to tax on our income or capital gains. In addition, our payment of dividends, if any, is not subject to withholding tax in the Cayman Islands.

We also have one entity incorporated in Hong Kong which is subject to Hong Kong profit tax with statutory tax rate of 16.5%.

Our provision for income tax expenses for Successor 2018 Interim Period and Successor 2017 Interim Period was $116,434 and $266,151, and the effective tax rates were 76.5% and 20.8%, respectively.

Years Ended March 31, 2018, 2017 and 2016

	Successor		Predecessor
	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016

Revenue	$7,157,209	$1,858,940	$-	$-
Revenue– related parties	-	-	2,776,845	4,172,263
Cost of revenue	4,970,947	(1,379,554)	-	-
Cost of revenue – related parties	-	-	(2,595,076)	(4,078,764)
Gross profit	2,186,262	479,386	181,769	93,499

Operating expenses:
General and administrative expenses	(933,142)	(85,077)	(33,558)	(31,323)
Selling expenses	(132,602)	(24,507)	(85,746)	(48,215)
Total operating expenses	(1,065,744)	(109,584)	(119,304)	(79,538)

Income from operations	1,120,518	369,802	62,465	13,961

Other expense and income
Other(expense) income	(1,294)	16	-	7,594

Income before income tax expense	1,119,224	369,818	62,465	21,555

Provision for income tax expense	(312,598)	(65,599)	(10,307)	(3,557)

Net income	$806,626	$304,219	$52,158	$17,998

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Revenue

Our revenue for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $7,157,209, $1,858,940, $2,776,845 and $4,172,263, respectively. Our revenue breakdown by major products for relevant periods is as follows:

	Successor		Predecessor
	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016

AlphaSpin	$2,404,330	$637,549	$58,475	$-
AlphaMeta	2,276,457	587,919	-
JMS3	404,077	316,462	343,372	695,087
Angels Secrets	1,375,018	185,201	1,263,233	2,242,506
JMR4	9,911	-	231,548	656,156
HOZEN Radiant Complexion Daily cleanser	31,960	-	266,990	-
Gravity Water Filter System	3,465	-	229,565	-
Total	$6,505,218	$1,727,131	$2,393,183	$3,593,749
Revenue	$7,157,209	$1,858,940	$2,776,845	$4,172,263
% to total revenue	90.9%	92.9%	86.2%	86.1%

Cost of Revenue

Cost of revenue for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $4,970,947 , $1,379,554, $2,595,076 and $4,078,764, respectively.

Gross Profit

Gross profit for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $2,186,262 , $479,386, $181,769 and $93,499, respectively. Gross profit margin for the year ended March 31, 2018 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was 30.5% , 25.8%, 6.5% and 2.2%, respectively.

For the period from April 1, 2016 through January 10, 2017 (Predecessor), all the sales were conducted with related parties, which were under the common control of JM Ocean. Consequently, our gross profit did not reflect the real margin of our products during these periods. After the acquisition of Grand World, all our sales transactions were made to third parties, and our products’ selling prices were reset with a reasonable margin. As a result, gross profit increased dramatically for the year ended March 31, 2018 and the period from January 11, 2017 through March 31, 2017.

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General and Administration Expenses

Our general and administration expenses for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $933,142 , $85,077, $33,558 and $31,323, respectively. General and administration expenses mainly comprised office rental expenses, payroll expenses and professional fees. For the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor), the rental fee were $122,472, $27,097, $33,558 and $nil, respectively; the payroll expense were $330,564, $nil, $nil and $10,800, respectively; and the professional fee were $370,782, $48,285, $nil and $nil, respectively. The increase of general and administration expenses was mainly due to the increasing size of management team and professional fee incurred for preparation of our registration statement.

Selling Expenses

Our selling expenses for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $132,602 , $24,507, $85,746 and $48,215, respectively. It mainly comprised payroll for our sales teams. For the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor), the payroll expense were $126,003, $24,343, $37,280 and $20,400, respectively. These increases were mainly due to increased payroll expenses of our sales team which resulted from the increased sales of our products over the comparable years.

Provision for Income Tax Expense

We are a Cayman Islands exempted company and we currently conduct our operations primarily through Grand World, our subsidiary in Hong Kong. Under the current laws of the Cayman Islands, we are not subject to tax on our income or capital gains. In addition, our payment of dividends, if any, is not subject to withholding tax in the Cayman Islands.

We also have one entity incorporated in Hong Kong which is subject to Hong Kong profit tax with statutory tax rate of 16.5%.

Our provision for income tax expenses for the year ended March 31, 2018 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor) and year ended March 31, 2016 (Predecessor) was $312,598 , $65,599, $10,307 and $3,557, and the effective tax rates were 27.9% , 17.7%, 16.5% and 16.5%, respectively.

Liquidity and Capital Resources

The Company had cash of $5,745,321 and working capital of $7,108,928 . As of September 30, 2018, our cash consists of cash on hand.

The Company has financed our operations since inception from the sale of ordinary shares, capital contributions from stockholders and cash flows from operations. We expect to continue to finance our operations by selling our ordinary shares and by generating income from the sale of our products.

The Company believes that available cash and accounts receivable should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued.

Off-Balance Sheet Arrangements

The Company has not entered into any transactions with unconsolidated entities whereby the Company has financial guarantees, subordinated retained interests, derivative instruments, or other contingent arrangements that expose the Company to material continuing risks, contingent liabilities, or any other obligation under a variable interest in an unconsolidated entity that provides financing, liquidity, market risk, or credit risk support to the Company.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions, and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 2, “Summary of Significant Accounting Policies,” of this Form F-1 describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are those related to revenue recognition and inventory valuation. Management considers these policies critical because they are both important to the portrayal of the Company’s financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters.

Inventory

Inventory consists primarily of finished goods and is valued at the lower of the inventory’s cost (weighted average basis) or net realizable value. Management compares the cost of inventory with its net realizable value and an adjustment is made to write down inventory to net realizable value, if lower.

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Revenue Recognition

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as advance from customers.

The Company derives revenues from the distribution and sale of products. The Company recognizes revenue from the sale of products when earned and collection is probable.

Condensed Summary of Our Cash Flows

Six Months Ended September 30, 2018 and 2017

	Six months ended September 30,
	2018	2017	Change in $	Change in %
	(Unaudited)	(Unaudited)
Net cash (used in) operating activities	$(346,121)	$(746,924)	$400,803	(54)%
Net cash (used in) investing activities	(300)	(3,423)	3,123	(91)%
Net cash provided by financing activities	-	2,058,000	(2,058,000)	(100)%
Net (decrease) increase in cash	(346,421)	1,307,653	(1,654,074)	(126)%
Cash, beginning balance	6,091,742	4,821,869	1,269,873	26%
Cash, ending balance	$5,745,321	$6,129,522	$(384,201)	(6)%

Operating activities

Net cash used in operating activities in the Successor 2018 Interim Period and Successor 2017 Interim Period was $346,121 and $746,924, respectively. Net cash used in operating activities decreased by $400,803 or 54% in the Successor 2018 Interim Period compared to the Successor 2017 Interim Period mainly due to a settlement of advance from customers, which amounted to $323,372, an increase of accounts receivable and a decrease of inventories, which amounted to $664,700 and 461,229, respectively in the Successor 2018 Interim Period, and a decrease of net income.

Investing activities

Net cash used in investing activities in the Successor 2018 Interim Period and Successor 2017 Interim Period was $300 and $3,423, respectively. Net cash used in investing activities decreased by $3,123 or 91% in Successor 2018 Interim Period compared to the Successor 2017 Interim Period mainly due to a decrease of property and equipment purchased.

Financing activities

Net cash provided by investing activities for Successor 2018 Interim Period and Successor 2017 Interim Period was $nil and $2,058,000, respectively. Net cash provided by financing activities decreased by $2,058,000 or 100% in Successor 2018 Interim Period to the Successor 2017 Interim Period, it was mainly due to the proceeds raised in private placements from April 2017 to October 2017.

Year s ended March 31, 2018, 2017 and 2016

	Successor		Predecessor
	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016

Net cash (used in) provided by operating activities	$(953,024)	$1,329,887	$(351,193)	$93,852
Net cash used in investing activities	(13,103)	(514,258)	(11,977)	-
Cash flows provided by financing activities	2,236,000	1,000,000	200,000	1
Net increase (decrease) in cash	1,269,873	1,815,629	(163,170)	93,853
Cash, beginning balance	4,821,869	3,006,240	248,912	155,059
Cash, ending balance	$6,091,742	$4,821,869	$85,742	$248,912

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Operating activities

Net cash used in operating activities amounted to $953,024 for the year ended March 31, 2018 (Successor). During the period, the Company had net income of $806,626, an increase of accounts receivable of $739,106, an increase of inventory of $410,534, an increase of advance from customers of $1,118,521, an increase of accounts payable of $138,264 and an increase of taxes payable of $288,892.

Net cash provided by operating activities amounted to $1,329,887 for the period from January 11, 2017 through March 31, 2017 (Successor). During the period, the Company had net income of $304,219, an increase of accounts receivable of $324,604, an increase of inventory of $181,882, and a receipt of advance from customers of $1,226,843.

Net cash used in operating activities amounted to $351,193 for the period from April 1, 2016 to January 10, 2017 (Predecessor). During the period, the Company had net income of $52,158. In addition, the Company had an increase of accounts receivable of $72,970, an increase of amount due to related parties of $412,323, a decrease of accounts payable of $1,003,455, and an increase of accrued expenses and other payables of $240,571.

Net cash provided by operating activities amounted to $93,852 for year ended March 31, 2016 (Predecessor). During the period, the Company had net income of $17,998. In addition, the Company had an increase of inventory of $198,667, a decrease of amount due to director and other related parties of $147,695, an increase of other current assets of $195,680 and an increase of accounts payable of $587,708.

Investing activities

Net cash used in investing activities amounted to $13,103 for the year ended March 31, 2018 (Successor), which was due to purchase of property and equipment.

Net cash used in investing activities amounted to $514,258 for the period from January 11, 2017 through March 31, 2017 (Successor). During the period, the Company had purchased of Grand World for a cash consideration of $600,000, and the Company had acquired cash in bank amounts to $85,742 as a result of the Grand World Acquisition.

Net cash used in investing activities amounted to $11,977 for the period from April 1, 2016 to January 10, 2017 (Predecessor), which was due to property and equipment purchasing.

Net cash used in investing activities amounted to $nil for year ended March 31, 2016 (Predecessor).

Financing activities

Net cash provided by financing activities amounted to $2,236,000 for the year ended March 31, 2018 (Successor). It was due to proceeds from an ordinary share issuance.

Net cash provided by financing activities amounted to $1,000,000 for the period from January 11, 2017 through March 31, 2017 (Successor). It was due to proceeds from an ordinary share issuance.

Net cash provided by financing activities amounted to $200,000 for the period from April 1, 2016 through January 10, 2017 (Predecessor). It was due to proceeds from an ordinary share issuance.

Net cash provided by financing activities amounted to $1 for year ended March 31, 2016 (Predecessor). It was due to proceeds from an ordinary share issuance.

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Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which was subsequently modified in August 2015 by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2017. The core principle of ASU 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the company expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). In 2017, the FASB issued Accounting Standards Update (ASU) 2017-05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which was originally issued in ASU 2014-09. The amendments in this Update require that an entity to initially measure a retained non-controlling interest in a nonfinancial asset at fair value consistent with a how a retained non-controlling interest in a business is measured.

During 2017, the Company made significant progress toward its evaluation of the potential changes from adopting the new standard on its future financial reporting and disclosures. The Company is evaluating the five-step model of the new standard to its revenue contracts.

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. It also impacts certain other areas, such as the accounting for costs to obtain or fulfill a contract. The standard also requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Management has adopted this standard effective April 1, 2018 using the modified-retrospective approach, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The Company also estimates there will not be a material impact to the beginning balance of retained earnings.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard creates Topic 842, Leases, in the FASB Accounting Standards Codification (FASB ASC) and supersedes FASB ASC 840, Leases. ASU 2016-02 requires a lessee to recognize the assets and liabilities that arise from leases (operating and finance). However, for leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. For public business entities, the amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2018, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. Current GAAP provides that excess tax benefits are recognized in additional paid-in capital whereas tax deficiencies are recognized either as an offset to accumulated excess tax benefit, if any, or in the income statement. Excess tax benefits are not recognized until the deduction reduces tax payable. Excess tax benefits must be separate from other income tax cash flows and classified as a financing activity. Under this amendment, all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they incur. Excess tax benefits are recognized regardless of whether the benefit reduces taxes payable in the current period and classified along with other income tax cash flows as an operating activity. The Company adopted the se amendments in the first quarter of fiscal year 2017. The Company hasn’t recognized excess tax benefits in additional paid-in capital or tax deficiencies as an offset to accumulated excess tax benefit in the prior periods. No reclassification of excess tax benefits from additional paid-in capital to retained earnings with in the equity section of the consolidated balance sheet as of January 1, 2017 was required. The Company elected to continue its method of forfeitures in determining its stock-based compensation expense throughout the year. The adoption of this new guidance did not have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

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In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740). The amendments in this Update is to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory and align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards (IFRS). Public business entities should apply the amendments in ASU 2016-16 for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Company does not expect the adoption of ASU No. 2016-16 will have a significant effect on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Company does not expect the adoption of ASU No. 2016-18 will have a significant effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on the consolidated financial statements unless and until the Company plans an acquisition or deconsolidation in the future.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment removes Step 2 of a goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement Reporting Comprehensive Income (Topic 220). The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the impact of adopting ASU 2018-02 on its consolidated financial statements.

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In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. In March 2018, the FASB issued ASU No. 2018-05, Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The Company has completed the assessment of the adoption of this guidance on its consolidated financial statements, and the Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

The FASB has issued an Accounting Standards Update (ASU) No. 2018-07 intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments.

The ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees.

The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers.

The FASB has issued Accounting Standards Update (ASU) No. 2018-10, Codification Improvements to Topic 842, Leases.

ASU No. 2018-10, among other things, amends Topic 842 as follows:

● Issue 1: Residual Value Guarantees - Paragraph 460-10-60-32 in Topic 460, Guarantees - This paragraph incorrectly refers readers to the guidance in Topic 842 about sale-leaseback-sublease transactions, when, in fact, it should refer readers to the guidance about guarantees by a seller-lessee of the underlying asset’s residual value in a sale and leaseback transaction. The amendment corrects the cross-reference in paragraph 460-10-60-32.

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● Issue 2: Rate Implicit in the Lease - The amendment clarifies that a rate implicit in the lease of zero should be used when applying the definition of the term “rate implicit” in the lease results in a rate that is less than zero.

● Issue 3: Lessee Reassessment of Lease Classification - The amendment consolidates the requirements about lease classification reassessments into one paragraph and better articulates that an entity should perform the lease classification reassessment on the basis of the facts and circumstances, and the modified terms and conditions, if applicable, as of the date the reassessment is required.

● Issue 4: Lessor Reassessment of Lease Term and Purchase Option - The amendment clarifies that a lessor should account for the exercise by a lessee of an option to extend or terminate the lease or to purchase the underlying asset as a lease modification unless the exercise of that option by the lessee is consistent with the assumptions that the lessor made in accounting for the lease at the commencement date of the lease (or the most recent effective date of a modification that is not accounted for as a separate contract).

● Issue 5: Variable Lease Payments That Depend on an Index or a Rate - The amendment clarifies that a change in a reference index or rate upon which some or all of the variable lease payments in the contract are based does not constitute the resolution of a contingency subject to the guidance in paragraph 842-10-35-4(b). Variable lease payments that depend on an index or a rate should be remeasured, using the index or rate at the remeasurement date, only when the lease payments are remeasured for another reason (that is, when one or more of the events described in paragraph 842-10-35- 4(a) or (c) occur or when a contingency unrelated to a change in a reference index or rate under paragraph 842-10-35-4(b) is resolved).

● Issue 6: Investment Tax Credits - There is an inconsistency in terminology used about the effect that investment tax credits have on the fair value of the underlying asset between the definition of the term rate implicit in the lease and the lease classification guidance in paragraph 842-10-55-8. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

● Issue 7: Lease Term and Purchase Option - The description in paragraph 842-10-55- 24 about lessor-only termination options is inconsistent with the description in paragraph 842-10-55- 23 about the noncancellable period of a lease. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

● Issue 8: Transition Guidance for Amounts Previously Recognized in Business Combinations - The transition guidance for lessors in paragraph 842-10-65-1(h)(3) is unclear because it relates to leases classified as direct financing leases or sales-type leases under Topic 840, while the lead-in sentence to paragraph 842-10-65-1(h) provides transition guidance for leases classified as operating leases under Topic 840. The amendment clarifies that paragraph 842-10-65-1(h)(3) applies to lessors for leases classified as direct financing leases or sales-type leases under Topic 842, not Topic 840. In other words, paragraph 842- 10-65-1(h)(3) applies when an entity does not elect the package of practical expedients in paragraph 842-10-65-1(f), and, for a lessor, an operating lease acquired as part of a previous business combination is classified as a direct financing lease or a sales-type lease when applying the lease classification guidance in Topic 842. The amendment also cross-references to other transition guidance applicable to those changes in lease classification for lessors.

● Issue 9: Certain Transition Adjustments - The amendments clarify whether to recognize a transition adjustment to earnings rather than through equity when an entity initially applies Topic 842 retrospectively to each prior reporting period.

● Issue 10: Transition Guidance for Leases Previously Classified as Capital Leases under Topic 840 - Paragraph 842-10-65-1(r) provides guidance to lessees for leases previously classified as capital leases under Topic 840 and classified as finance leases under Topic 842. Paragraph 842-10-65-1(r)(4) provides subsequent measurement guidance before the effective date when an entity initially applies Topic 842 retrospectively to each prior reporting period, but it refers readers to the subsequent measurement guidance in Topic 840 about operating leases. It should refer them to the subsequent measurement guidance applicable to capital leases. The amendment corrects that reference.

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● Issue 11: Transition Guidance for Modifications to Leases Previously Classified as Direct Financing or Sales-Type Leases under Topic 840 - Paragraph 842-10-65-1(x) provides transition guidance applicable to lessors for leases previously classified as direct financing leases or sales-type leases under Topic 840 and classified as direct financing leases or sales-type leases under Topic 842. For modifications to those leases beginning after the effective date, paragraph 842-10-65-1(x)(4) refers readers to other applicable guidance in Topic 842 to account for the modification, specifically paragraphs 842-10-25-16 through 25- 17, depending on how the lease is classified after the modification. Stakeholders noted that it should refer to how the lease is classified before the modification to be consistent with the guidance provided in paragraphs 842-10-25-16 through 25-17. The amendment corrects that inconsistency.

● Issue 12: Transition Guidance for Sale and Leaseback Transactions - The amendments clarify that the transition guidance on sale and leaseback transactions in paragraph 842-10-65-1(aa) through (ee) applies to all sale and leaseback transactions that occur before the effective date and corrects the referencing issues noted.

● Issue 13: Impairment of Net Investment in the Lease - Paragraph 842-30-35-3 provides guidance to lessors for determining the loss allowance of the net investment in the lease and describes the cash flows that should be considered when the lessor determines that loss allowance. Stakeholders questioned whether the guidance, as written, would accelerate and improperly measure the loss allowance because the cash flows associated with the unguaranteed residual asset appear to be excluded from the evaluation. The amendment clarifies the application of the guidance for determining the loss allowance of the net investment in the lease, including the cash flows to consider in that assessment.

● Issue 14: Unguaranteed Residual Asset - The amendment clarifies that a lessor should not continue to accrete the unguaranteed residual asset to its estimated value over the remaining lease term to the extent that the lessor sells substantially all of the lease receivable associated with a direct financing lease or a sales-type lease, consistent with Topic 840.

● Issue 15: Effect of Initial Direct Costs on Rate Implicit in the Lease - The ordering of the illustration in Case C of Example 1 in paragraphs 842-30-55- 31 through 55-39 raised questions about how initial direct costs factor into determining the rate implicit in the lease for lease classification purposes for lessors only. The amendment more clearly aligns the illustration to the guidance in paragraph 842-10-25-4.

● Issue 16: Failed Sale and Leaseback Transaction - The amendment clarifies that a seller lessee in a failed sale and leaseback transaction should adjust the interest rate on its financial liability as necessary to ensure that the interest on the financial liability does not exceed the total payments (rather than the principal payments) on the financial liability. This clarification is also reflected in the relevant illustration on failed sale and leaseback transactions that is contained in Subtopic 842-40.

Effective Date

The amendments in ASU No. 2018-10 affect the amendments in ASU No. 2016-02, which are not yet effective, but for which early adoption upon issuance is permitted. For entities that early adopted Topic 842, the amendments are effective upon issuance of ASU No. 2018-10, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842.

FASB Issues Targeted Improvements to Lease Standard . The FASB has issued Accounting Standards Update (ASU) No. 2018-11, Leases (Topic 842): Targeted Improvements. This ASU is intended to reduce costs and ease implementation of the leases standard for financial statement preparers.

“The targeted improvements in the ASU address areas our stakeholders identified as sources of unnecessary cost or complexity in the leases standard,” stated FASB Chairman Russell G. Golden. “They represent the FASB’s commitment to proactively address implementation issues raised by our stakeholders to ensure a successful transition to the new standard without compromising the quality of information provided to investors.”

ASU 2018-11 provides a new transition method and a practical expedient for separating components of a contract.

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Transition: Comparative Reporting at Adoption

The amendments ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP in Topic 840, Leases.

An entity that elects this additional (and optional) transition method must provide the required Topic 840 disclosures for all periods that continue to be in accordance with Topic 840. The amendments do not change the existing disclosure requirements in Topic 840 (for example, they do not create interim disclosure requirements that entities previously were not required to provide).

Separating Components of a Contract

The amendments in ASU 2018-11 provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met:

● The timing and pattern of transfer of the nonlease component(s) and associated lease component are the same.

● The lease component, if accounted for separately, would be classified as an operating lease.

An entity electing this practical expedient (including an entity that accounts for the combined component entirely in Topic 606) is required to disclose certain information, by class of underlying asset, as specified in the ASU.

Effective Date

The amendments in ASU 2018-11 related to separating components of a contract affect the amendments in ASU No. 2016-02, which are not yet effective but can be early adopted.

For entities that have not adopted Topic 842 before the issuance of this ASU, the effective date and transition requirements for the amendments in this update related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02.

For entities that have adopted Topic 842 before the issuance of ASU 2018-11, the transition and effective date of the amendments related to separating components of a contract in this ASU are as follows:

● The practical expedient may be elected either in the first reporting period following the issuance of this ASU or at the original effective date of Topic 842 for that entity.

● The practical expedient may be applied either retrospectively or prospectively.

All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this ASU must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected.

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The FASB has issued Accounting Standards Update (ASU) No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.

ASU No. 2018-13 modifies the disclosure requirements on fair value measurements in Topic 820 as follows:

Removals

The following disclosure requirements were removed from Topic 820:

● The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy;

● The policy for timing of transfers between levels;

● The valuation processes for Level 3 fair value measurements; and

● For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

Modifications

The following disclosure requirements were modified in Topic 820:

● In lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities;

● For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and

● The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions

The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

● The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; and

● The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

In addition, the amendments eliminate at a minimum from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements.

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Effective Date

The amendments in ASU No. 2018-13 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date.

Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date.

The FASB has issued Accounting Standards Update (ASU) No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which reduces complexity for the accounting for costs of implementing a cloud computing service arrangement. This standard aligns the accounting for implementation costs of hosting arrangements, regardless of whether they convey a license to the hosted software.

The ASU aligns the following requirements for capitalizing implementation costs:

● Those incurred in a hosting arrangement that is a service contract, and

● Those incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license).

For calendar-year public companies, the changes will be effective for annual periods, including interim periods within those annual periods, in 2020. For all other calendar-year companies and organizations, the changes will be effective for annual periods in 2021, and interim periods in 2022.

Recently issued ASUs by the FASB, except for the ones mentioned above, and are not expected to have a significant impact on the Company’s consolidated results of operations or financial position.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for Smaller Reporting Companies.

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INDUSTRY

There is huge potential for growth in the wellness and health care industry. Health care is the maintenance or restoration of the health of the body or mind while wellness is an active process of becoming aware of and making choices towards a healthy and fulfilling life.

From 1982 to 2017 the demand of health care increased rapidly.

According to a study by the World Bank Group and the Institute for Health Metrics and Evaluation (IHME), global health expenditure is expected to intensify and increase to US $18.28 trillion worldwide by 2040. In the future, increased resources are expected to be spent on health with a projected 9% of gross domestic product (“GDP”) globally allocated to health spending by 2040. (http://www.healthdata.org/news-release/global-spending-health-expected-increase-1828-trillion-worldwide-2040-many-countries)

Statistics Brain (Health Care Industry Statistics 2016) shows that the health care industry’s annual revenue for 2016 total $1.668 trillion. Also, “the health and wellness industry is considered the new trillion-dollar industry. The global wellness industry is a $3.7 trillion market. (Brandon’s blog 2017, https://brandongaille.com/36-health-and-wellness-industry-statistics-and-trends/)

Our current annual sales of $2,937,593 (2016) , $3,333,736 (2017) and $6,055,805 (2018) of our main products comprise minuscule market share in this massive industry. There is great potential to expand our business to gain more market share.

Segments

We are hopeful to ride on the individual product upward trend for all our major products.

According to the Whole Grain and High Fiber Foods report from Global Industry Analyst, market growth is driven by a focus in high fiber diet and people are drawn to the benefits of whole grain. (https://www.foodnavigator-usa.com/Article/2012/04/06/Whole-grain-food-market-to-hit-27.6-billion-by-2017-with-US-leading-the-way). In view of this billion-dollar market and its rising trend, adopting whole grains products, such as AlphaMeta, as a major strategy for revitalizing products and brands is inevitable.

Separately, according to Sleep Aids: Technologies and Global Markets, a report by BCC Research, “the global market for sleep-aid products is expected to grow to $76.7 billion by 2019, with a five-year compound annual growth rate (CAGR) of 5.6%”. Amongst sleep-aid products, the biggest product segment is the mattress and pillow category, which is where our JMS3 System Solution is subsumed under, is “expected to grow to $34.1 billion by 2019”. (https://www.bccresearch.com/pressroom/hlc/global-market-sleep-aids-reach-$76.7-billion-2019).

Finally, a report by the IMARC Group states that “the global sanitary napkin market has reached a value of around $14.5 billion in 2016”. This indicates that the sanitary pad, such as our Angels Secret product, is an essential product in female lifestyle and also penetrates a worldwide market without any boundary of nationality and race. (https://www.bharatbook.com/retail-market-research-reports-956252/sanitary-napkin-global.html).

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BUSINESS

Our Company

JMax International Limited (“JMax”) was incorporated on September 8, 2016 as an Exempted Company in the Cayman Islands. Prior to JMax’s acquisition of Grand World Pro Limited (“Grand World”), a private company incorporated with limited liability under the laws of Hong Kong, on January 11, 2017, JMax had no business operations or revenue.

Grand World Pro Limited

Grand World is a wholly owned subsidiary of JMax, and currently all of JMax’s revenue is derived from Grand World operations.

Grand World is a trading and logistics company which was incorporated in Hong Kong on February 26, 2014. Grand World has signed exclusive purchase agreements with suppliers located in the United States, Mainland China, Korea and Malaysia and sell to wholesale customers healthcare related consumer products in approximately 30 different counties including Venezuela, the United States, Canada, Ecuador, Colombia, Peru, Bolivia and Mexico in North and South America; Australia, New Zealand and PNG in Oceania; Italy in West Europe; Turkey and UAE in Middle East; Ivory Coast, Cameroon, Senegal, Kenya, Togo, Nigeria and Uganda in Africa; and Hong Kong, Taiwan, Malaysia, Philippine, Singapore, Cambodia, Indonesia, Thailand, Myanmar, Timor Leste, Vietnam, Korea and in Asia.

We do not manufacture any of the products we sell but instead, have entered into exclusive purchase agreements with our suppliers. We currently trade 4 main products, namely AlpaMeta, AlphaSpin, Angels Secrets and JMS3.

Sales of Angels Secret and JMS3 constituted 53.7% and 16.7% of the total sales for the year ended March 31, 2016, respectively and 45.5% and 12.4% of the total sales from April 1, 2016 through January 10, 2017, respectively. Our sales were more diverse with AlpaMeta, AlphaSpin, Angels Secrets and JMS3 comprising 31.3%, 34.3%, 10.0% and 17.0% from January 11, 2017 through March 31, 2017, respectively. Sales of AlpaMeta, AlphaSpin and Angels Secrets then constituted 31.8%, 33.6% and 19.2% of the total sales for the year ended March 31, 2018, respectively.

Sales of Angels Secrets, AlphaMeta and AlphaSpin constituted 41.4%, 22.2% and 17.5% of the total sales for 6-month period ended September 30, 2017, sales of AlphaMeta, Angels Secrets and AlphaSpin constituted 43.0%, 23.8% and 19.0% of the total sales for 6-month period ended September 30, 2018.

For the year ended March 31, 2016, we had revenue of $4,172,263 from related entities, operating profit of $13,961, net income of $17,998, and EBITDA and EBITDA margin of $21,555 and 0.5%, respectively. Over the same period, we generated cash flows from operations of $93,852.

For the period from April 1, 2016 through January 10, 2017, we had revenue of $2,776,845 from related entities, income from operation of $62,465, net income for the period of $52,158, and EBITDA and EBITDA margin of $62,864 and 2.3%, respectively. Over the same period, we used cash flows in operations of $351,193.

For the period from January 11, 2017 through March 31, 2017, we had revenue of $1,859,940, income from operation of $369,802, net income of $304,219, and EBITDA and EBITDA margin of $378,417 and 20.4%, respectively. Over the same period, we generated cash flows from operations of $1,329,887.

For the year ended March 31, 2018, we had revenue of $7,157,209, income from operation of $1,120,518, net income of $806,626, and EBITDA and EBITDA margin of $1,155,098 and 16.1%, respectively. Net cash of $953,024 was used in operations for the year ended March 31, 2018.

For the six-month period ended September 30, 2017 and 2018, we had revenue of $4,739,359 and $3,594,451, income from operation of $1,281,466 and $152,184, net income of $1,015,315 and $35,750, and EBITDA and EBITDA margin of $1,298,701 and $171,611, and 27.4% and 4.8%, respectively. Net cash of $746,924 and $346,121 was used in operations for the six months ended September 30, 2017 and 2018.

See “Prospectus Summary —Summary Consolidated Financial Information” for our definition of EBITDA and EBITDA margin, which are non-GAAP metrics, and reconciliations to the most comparable U.S. GAAP metrics.

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Our Strategy

We intend to grow our business profitably and create shareholder value through the following strategic initiatives:

Build an integrated group of best-in-class healthcare related consumer products companies and brands within existing and related healthcare consumer product categories and expand our geographic footprint through strategic acquisitions and relationships.

Our goal is to transform our Company into an integrated best-in-class, global marketer and distributor of healthcare consumer products, within and outside of the healthcare consumer product category and the broader consumer product sector. We believe there are significant growth opportunities in the underlying consumer healthcare markets in the countries in which we supply the products and that the Grand World Acquisition provides a strong platform on which to grow our business and expand and enhance our market share in the healthcare consumer product industry in key geographic markets.

Leverage our acquisition expertise, strong management team and access to capital to identify and evaluate attractive growth opportunities.

Our founder, Guowen Ren (the “Founder”), and our CEO, Chee Boon Chiew, have significant experience and expertise, and have been highly successful, in identifying, acquiring and integrating value-added businesses. Pursuant to an Independent Consultant Agreement dated January 1, 2018, we retained Mr. Ren as our independent consultant to advise us on strategy and strategic alliances, capital markets strategy, potential acquisitions and market opportunities for a period of four years. In consideration of providing these services, we have agreed to pay Mr. Ren in the form of 6,000,000 ordinary shares. We believe that this expertise, our access to capital and the deep industry knowledge of our management team will position us to acquire or partner with related and complementary healthcare consumer product businesses that can enhance our market position, create synergies and fully leverage our existing marketing and supply chain capabilities, which we believe will allow us to deliver sustained profitable growth and maximize shareholder value.

Aligning our business with consumer preferences.

Our goal is to create, acquire or partner with healthcare consumer product businesses and brands that strongly align with consumer needs and preferences, that have the highest growth and margin potential and that leverage our existing portfolio of brands.

Integrating our marketing program

We plan to integrate our marketing program which will include customer flyers, brochures and promotional pieces. We also plan to publish sales and marketing magazines quarterly, with health care tips and product information and sponsor and organize important social activities, such as sales rallies, motivational events, and sales and training seminars for our distributors and their sales forces. These activities are expected not only to reflect our high-level social responsibility, but also make us unique in the industry. We believe that this kind of operation will continue to effectively promote our reputation and our brand name.

Commitment to research

We plan to seek partnerships with the research centers of well-known universities worldwide to further increase awareness of the products that we sell and to research market demand for potential future products. We have increased our investment in market research to ensure that the products we launch or acquire address well established or on-trend market needs. In order to ensure the development and acquisition of products that fit this criteria, we have implemented a structured process through which we take new products from idea generation, through concept screening, concept/products laboratories and early volume sizing, to final validation. Specifically, we work closely with the research and development team of the chosen manufacturer/supplier tasked with creating new products based on our requirements. Once a sample product is provided by the manufacturer/supplier, we will then conduct product trials and provide feedback to the manufacturer/supplier. This process will repeat itself until we are satisfied with the product and confirms its final product specifications. The final product specifications will form the basis of the product inspection sheet between us and the manufacturer/supplier. Finally, when the product is created, the manufacturer/supplier will provide us with the supporting documentation for product registration in the countries where the product is sold. The relationship between us and our manufacturer suppliers is symbiotic and collegial to the products the Company sells.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success.

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We have strong relationships with our suppliers and customers

We have signed exclusive purchase agreements with our suppliers and wholesale our products to customers in over 30 countries. We believe that our relationships with them will form a strong platform for our products internationally and we will benefit from economies of scale. We also believe that our strong existing platforms facilitate our expansion within a large addressable market and provide a broad set of potential acquisition targets in various healthcare consumer product categories and geographic markets.

Experienced management team and Board with a proven track record

Our management team has extensive experience in the healthcare consumer products industry and other fast moving consumer goods markets. Our management team is complimented by an experienced Board of Directors, which includes several individuals with a proven track record of successfully acquiring and managing consumer businesses.

Recent Developments

Between April 2017 and October 20, 2017, we entered into subscription agreements and closed on several non-brokered private placements of an aggregate 223,600,000 Ordinary Shares at a subscription price of $0.01 per share for total gross proceeds of $2,236,000. The private placements were with 374 subscribers, who comprise the Selling Shareholders in this Registration Statement. We plan to use the proceeds of the raise for general working capital purposes.

The subscription agreements contain customary representations and warranties, covenants and conditions to closing that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the subscription agreements and in the context of the specific relationship between the parties. The provisions of the subscription agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company.

The foregoing description of the subscription agreements is not complete and is qualified in its entirety by the full text of the subscription agreements, a form of which is filed herewith as Exhibit 10.12 and incorporated into this Registration Statement by reference.

We have relied on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placements of the Ordinary Shares. The Ordinary Shares have not been registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

Our Products

We believe that wellness and healthcare encompass an individual’s lifestyle and its living environment. The selection of our premium wellness products aims to enhance a healthy and energetic lifestyle and environment. Believing that this can be achieved through good-quality sleep, healthy food, positive environment, good and safe water and comfort in individual well-being, we seek products from a variety of international manufacturers and ensure product quality to high standards.

(i)	AlphaSpin

AlphaSpin is a holistic wellness tool intended to be worn as a pendant or clipped to a tie in the middle of the chest or a larger version kept in the home or office.

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(ii)	AlphaMeta

AlphaMeta is whole grain-based nutritional supplement extracted from specially selected rice strains cultivated organically. It provides a complete range of nutrients including amino acids, vitamins, minerals, proteins and polysaccharides that stimulates the production of bio-energy (ATP) and revitalizes the body systems in order to achieve balanced health.

(iii)	Angels Secret

Angels Secret is an anti-bacterial, super absorbent and highly breathable hygienic sanitary napkin. It comprises seven layers with one layer infused with negative ions, which are believed to balance pH and hormone levels, protect against germs and bacteria, reduce inflammation, fight against vaginal irritations and infections and reduce odor. The other layers comprise later airlaid paper, a polymer layer and an enhanced flower lawyer.

(iv)	JMS3 Sleep System Solution

The JMS3 Sleep System Solution (“JMS3”) comprises the following:

●	The JMS3 Mattress

The JMS3 Mattress contains three functional materials – magnetic transmitters, tourmaline and polyethylene foam. The bridging polyethylene foam material from Japan acts as an elastic massage pad offering good flexibility and breathability. Overall, this gives full dimensional support, allowing balanced and fair weight distribution, thus protecting the spine.

●	The JMS3 Travel Set

The JMS3 Travel Set is a light and portable version of the JMS3 Mattress. It comprises a far infrared cotton layer, a tourmaline fiber layer, a bio-magnetic layer, T/C cloth, anti-bacterial cotton layer and a woven fabric layer.

●	The JMS3 Pillow

The JMS3 Pillow is made with a high-density foam wave base with a papillary design and features a magnetic generator and a natural coconut palm and a polyester cotton mix structure. It massages the head and is environment-friendly, absorbent and breathable.

●	The JMS3 Quilt

The JMS3 Quilt is made with an infrared polyester cotton inner core coupled a bio-magnetic layer, T/C cloth and printed cotton fabric. The bio-magnetic layer comprises a latticework of magnetic poles which we believe support regulation of the central nervous system and counter the undesirable symptoms of insomnia.

(v)	Gravity Water System

The Gravity Water Filter System is a four-stage purification system using these material: Non-Woven Fabric, Compressed Powdered Activated Carbon, Unique Ultra Fiber Membrane Cartridge and Coral Sands. By using a single cartridge and having an easy-to-replace filter, which comprises a high quality ultrafiltration membrane and silver activated carbon, the equipment is designed to have an anti-bacteria function apart from acting as a water filter

(vi)	Hozenn Radiant Complexion Daily Cleanser

The Hozenn Radiant Complexion Daily Cleanser is a daily cleanser which contains (i) resveratrol, (extracted from vitis vinifera) that aids in reducing deep wrinkles and improving skin tone and (ii) aloe barbadensis extract that is believed to aid in moisture retention.

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Our Suppliers

Below is a list of our suppliers for each of our products:

Suppliers

AlphaSpin	Chi Synergy Corporation Level 7(A), Main Officer Tower, Financial Park Labuan Complex, Jalan Merdek, 87000 Labuan, Federal Territory of Labuan, Malaysia

AlphaMeta	SISNES Hong Kong Limited Unit 1102, 11/F, 118 Connaught Road West, Hong Kong

Angels Secret	Guangzhou SunDao Trading Limited 2004 Room, 02 Unit 06-23 Floor, Huangpu Ave West, Tianhe District, Guangzhou, China

JMS3 Sleep System Solution	Guangzhou SunDao Trading Limited 2004 Room, 02 Unit 06-23 Floor, Huangpu Ave West, Tianhe District, Guangzhou, China

Gravity Water System	K&B Co., Ltd. A325, Samsong Techno Valley, 140, Tongil-Ro, Deokyang-Gu, Goyang-Si, Gyeonggi-Do, 412-090, Korea.

Hozenn Radiant Complexion Daily Cleanser

OD International Inc.

12744 San Fernando Rd, Sylmar, CA 91342, US

OD International, Inc has created the subsidiary Formology Lab Inc.

This new subsidiary will take over and handle all private label projects.

Formology Lab Inc.

12744 San Fernando Rd, Sylmar, CA 91342, US

We have entered into long-term exclusive and renewable supply contracts with each of our suppliers ranging from terms of 2-3 years.

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Manufacturing and Supply

Our suppliers are responsible for the sourcing of raw materials for and manufacture of our products. AlphaSpin is manufactured in Germany, AlphaMeta in Thailand and Angels Secret, JMS3 Sleep System Solution in the People’s Republic of China, Gravity Water System in Korea and Hozenn Radiant Complexion Daily Cleanser in the United States of America.

Our products are generally made to order and the lead time for manufacture ranges from 30 days for Angels Secret, 45 days for JMS3 Sleep System Solution and AlphaSpin to 60 days for AlphaMeta, Gravity Water System and Hozeen Radiant Complexion Daily Cleanser. When our products are manufactured and ready for collection from our suppliers, Grand World will arrange for the products to be picked up from our suppliers and drop-shipped to our customers around the world. Shipping time ranges from 15-60 days depending on our customers’ location and is usually by sea unless our customers request otherwise. We may, in order to alleviate the risk of unavailability of products, order more products than required. The excess products will be stored with our suppliers and applied toward the fulfillment on future orders.

Only AlphaSpin is shipped directly to Grand World’s warehouse in China, whereupon it will be on-shipped to our customers from there.

Customers

Below are our major customers for our major products for the six months ended September 30, 2018 and their respective percentage of sales for each such product:

AlphaSpin
PT. JMOA Indonesia International	24%
JM Ocean Avenue Cameroun SUARL	22%

JM GLOBAL CO., LTD	12%

AlphaMeta
JM Ocean Avenue Cameroun SUARL	21%
PT. JMOA Indonesia International	18%
JM Ocean Avenue Togo SARLU	12%

Angels Secret:
JM Ocean Avenue Togo SARLU	28%
JM Ocean Avenue Cameroun SUARL	19%
JM Ocean Avenue Côte d’Ivoire SARLU	13%

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Based on total revenue, below are the customers who contributed to >10% of our revenue for the six months ended September 30, 2018:

JM Ocean Avenue Cameroun SUARL	22%
JM Ocean Avenue Togo SARLU	20%
PT. JMOA Indonesia International	12%
JM Ocean Avenue Côte d’Ivoire SARLU	11%

We typically enter into 3 year supply contracts with our customers, which is terminable upon proper notice provided that no contract may be terminated until all outstanding purchase orders have been fully performed, expired or terminated pursuant to their respective terms. The supply contracts typically provide for payment of a deposit of 50% of the value of products ordered in any purchase order within 5 working days of our acceptance of such purchase order. The balance is due within 90 days of the date stated in the bill of lading evidencing shipment of the products to the customer. If a customer fails to make payment on time, late interest of 8% per annum is levied on the outstanding balance until payment is received in full.

Competition

Because of the unique nature of AlphaSpin and its health benefits, we are not aware of any market studies on AlphaSpin and its market share. We are aware of a product called “Bio Disk” manufactured by Soul Healthcare Products Factory and supplied by CAMAZ Health Care Co., Ltd, both from China, which have similar properties to AlphaSpin.

The closest comparable product to AlphaMeta is whey protein and we believe our closest competitors, based on the type of whey protein product and place of manufacture and distribution are Guangzhou Inch Bio-Tech Co., Ltd from China, Cn Lab Canada, Asian Group from China and Guangzhou Endlesshealthy Biotechnology Co., Ltd from China.

Angels Secrets competes in the sanitary napkin market generally worldwide because it is sold our distributors in over 30 countries. However, based purely on country of manufacture, we believe Quanzhou Huifeng Sanitary Articles Co., Ltd, Shenzhen Yaobang Commodity Co.,Ltd, Yijia (Fujian) Sanitary Appliances Co., Ltd and Wenzhou Fangrou Sanitary Ware Co., Ltd are our main competitors.

As in the case of AlphaSpin, our JMS3 Sleep System Solution is very unique and based on a commonality of some of the features, we believe that the Magnetic Mattress manufactured by Shenzhen Ksodr Healthy Products Tech. Co., Ltd, the Anion Mattress manufactured by Foshan Weiyang Home Furnishings Co.,Ltd and distributed by Foshan Lei Zi Furniture Co., Ltd and the Magnetic Mattress distributed by Guangzhou Fuerle Electronic Technology Co., Ltd, all from the People’s Republic of China are our closest competitors.

The functionality of the Gravity Water System is fairly generic. Based entirely on the specific features of our product and the location of its manufacture, we believe our closest competitors are High Life Biotechnology Marketing Ltd in Taiwan, Shenzhen Kclean Water Treatment Equipment Co., Ltd and Guangzhou Rorty Technology Co., Ltd in the People’s Republic of China. Similarly, and based on a comparison of selling prices, we believe the competitors to Hozenn Radiant Complexion Daily Cleanser are Elions Cosmeceuticals’ Gentle Exfoliating Gel manufactured by Huey-Oshyua International Enterprise Co., Ltd in Taiwan and peeling gels manufactured by Guangzhou Maykay Cosmetics Co., Ltd and Sofnon International Co., Ltd in the People’s Republic of China and Taiwan, respectively.

As our customers are mainly distributors and trading companies worldwide, we do not have any seasonality in our sales.

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Sales, Marketing and Pricing

We believe we offer premium quality products. We plan to increase our market shares by the following strategies:

●	We plan to market our products through an integrated marketing program that includes customer flyers, brochures and promotional pieces. We also plan to publish sales and marketing magazines quarterly, with health care tips and product information.
●	We plan to sponsor and organize important social activities, such as sales rallies, motivational events, and sales and training seminars for our distributors and their sales force. These activities are expected not only to reflect our high-level of social responsibility, but also make us unique in the industry. We believe that this kind of promotion will effectively enhance our company reputation and our brand name.
●	We plan to target upscale customers in well-developed countries and regions and wealthy segments in developing countries, where there is increasing demand for quality fast moving consumer goods.

We believe that the increase demand for more wellness and healthcare products is inevitable. We plan to develop, source, market and trade healthcare related consumer products in the global market and when practicable, acquire an existing company or business in the production or distribution of health consumer goods. Our principle business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development and distribution of various healthcare related consumer products and acquisition of one or more businesses rather than immediate, short-term earnings. Below are some of our strategies to meet this rising demand:

●	We plan to seek partnerships with the research centers of well-known universities worldwide to further increase awareness of the products that we sell and to research market demand for potential future products.
●	We plan to seek partnerships with credible institutions and organizations that will facilitate building brand awareness and researching demand for other products.

In order to ensure that our operations are able to cope with our marketing and expansion strategy, these are some of our planning, we shall continue to enhance our manufacture selection process and strictly assess a manufacturer’s qualification and product quality before entering into procurement contract with them. We also plan to work with the International Standardisation Organisation (“ISO”) to obtain quality certification in our operations.

We follow a simple pricing process. Generally, all our products will be marked up 15% to 20% from our cost price depending on the uniqueness of the product and our customer’s profile. Customers who place larger order or more frequent orders enjoy favorable pricing.

Property

We took over a lease for approximately 150 square feet of office space at 1733-35, 17/F, Gala Place, 56 Dundas Street, Monkok, Kowloon, Hong Kong with the landlord, Hang Lung Real Estate Agency Limited from JM Ocean Avenue (HK) Limited, the original tenant from October 1, 2017, the novation date through June 22, 2020 . The monthly rental is for HK$78,500 (exclusive of management fees and air-conditioning charges), government rates and other charges. Our obligations under the novation agreement are guaranteed by Tsui Tsz Hong Ivan, who is the general manager of Grand World.

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Grand World has leased a bonded warehouse from Desha International Shipping Agency (Shenzhen) Limited at the Guangzhou Branchat Guangzhou Baiyun International Airport for an original term from February 1, 2017 through February 1, 2018. Because neither party terminated the lease, it has automatically been extended for another year through February 1, 2019. The storage charges comprise (i) a lease area calculated at RMB 175/cbm/month with a minimum lease area of 50m2 and (ii) the weight of the cargo at RMB 0.25/KG/day with minimum charges for 15 days storage and RMB30 per bill. The bonded warehouse agreement also provides for a schedule of charges levied for customs clearance/CIQ declaration, cargo handling, cargo sorting and airport clearance charges.

On October 15, 2018, Grand World leased an office space at Unit 3109, Zhongjing Block A, Poly-Plaza Clover, No.406#2, Huasui Road, Zhujiang New Town, Tianhe District, Guangzhou Province, 510623, China for two years from Fu Wei Commercial Management (Shenzhen) Limited. The space is approximately 213 square meters and the monthly rental is RMB37701 (approximately $5,515).

Intellectual Property

We currently do not possess any intellectual property rights to the product we sell. We enter into exclusive purchase agreement with the suppliers of the products. The intellectual property information about the products we sell are as follows:

●	The process of rice nutrients preservation for consumption used to manufacture AlphaMeta has been granted patent (No. 20399) by the Department of Intellectual Property in Thailand expiring in June 2024 to 3 individual shareholders of Cereal Tech Co., Ltd which supplies raw materials of AlphaMeta to Macrofood SDN BHD, a Malaysian company, which manufactures and supplies AlphaMeta to us.

●	Angels Secret carries a patent named “a type of negative ion sanitary napkin” (Patent No. ZL 2012 20380856.2, Certificate No. 2848169) granted by the State Intellectual Property Office of the People’s Republic of China expiring in April 2023 to an individual who has authorized Kang Yi Ran Sanitary Product Co., Ltd, a China company (“Kang Yi Ran”), to produce and sell the product. Kang Yi Ran sells Angels Secret to Nanjing Joymain Sci & Tech Developmennt Co., Ltd, a PRC company (“NJSTD”) exclusively. NJSTD in turn sells Angels Secret products exclusively to us.

●	JMS3 Sleep System Solution has a patent (Patent Number 2009 20235554.4, Certificate No. 1621550) granted by the State Intellectual Property Office of the People’s Republic of China to NJSTD expiring in December 2020, which manufactures and sells the product to us exclusively.

Material Contracts

Each material contract to which the Company has been a party for the preceding two years, other than those entered into in the ordinary course of business, is listed as an exhibit to the registration statement to which this prospectus is a part and is summarized elsewhere herein.

Employees

As of November 30, 2018, JMax has approximately 9 employees, comprising two officers, a company secretary, an operations manager, a finance manager, a human resource supervisor, an account supervisor an administrative supervisor and an administrative assistant. These employees are located in Hong Kong and the People’s Republic of China. Grand World has 4 employees in Hong Kong.

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

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●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Regulatory Matters

We have activities and operations in Hong Kong and our activities are subject to laws and regulations regarding food safety, the environment, employment and occupational health and safety there. Additionally, we purchase products and store inventory in the People’s Republic of China and so may be subject to its regulations concerning these activities. Finally, we are organized under the laws of the Cayman Islands and are subject to the Cayman Islands Companies Law (2018 Revision).

Hong Kong Regulations

Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Import and Export

The Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong) (the “IAE Ordinance”) and the sub-legislations under it provide for the regulation and control of the import of articles into Hong Kong, the export of articles from Hong Kong, the handling and carriage of articles within Hong Kong which have been imported into Hong Kong or which may be exported from Hong Kong, and any matter incidental to or connected with the foregoing.

Section 6C of the IAE Ordinance provides that no importation is allowed of the articles specified in Schedule 1 to the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) unless with a proper licence issued by the Director-General of Trade and Industry under section 3 of the IAE Ordinance. Accordingly, importation of pharmaceutical products and medicines and proprietary Chinese medicines stated in the said Schedule 1 are subject to licensing control and must be covered by a proper import licence.

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Section 6D of the IAE Ordinance provides that no person shall export any article specified in the second column of Schedule 2 to the Import and Export (General) Regulations to the place specified opposite thereto in the third column of the schedule unless with an export licence issued by the Director-General of Trade and Industry under section 3 of the IAE Ordinance. Accordingly, exportation of pharmaceutical products and medicines and proprietary Chinese medicines stated in the said Schedule 2 are subject to licensing control and must be covered by a proper export licence.

Regulations 4 and 5 of the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) (the ‘‘IAE Registration Regulations’’) provide that every person who imports or exports any article other than an exempted article shall lodge an accurate and complete import or export declaration relating to such article using services provided by a specific body with the Commissioner of Customs and Excise within 14 days after the importation and exportation of the article.

Any person failing to declare within 14 days after the importation without reasonable excuse is liable to a fine of HK$1,000 upon summary conviction and HK$100 in respect of every day such declaration has not been lodged. Furthermore, the IAE Registration Regulations also provide that any person knowingly or recklessly lodges any declaration with the Commissioner of Customs and Excise that is inaccurate in any material particular shall be liable to a fine of HK$10,000 upon summary conviction.

Trade Descriptions

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) regulates the descriptions and statements made to any goods in the course of trade. Under the Trade Descriptions Ordinance, it is an offence for a person, in the course of trade or business, to:

●	apply a false or misleading trade description to any goods or supply any goods with false or misleading trade descriptions;

●	forge any trade mark or falsely apply any trade mark to any goods; or

●	engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product.

A person who commits any such offence is subject to a fine of up to HK$500,000 and imprisonment of up to five years.

Undesirable Medical Advertisements

The Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong) prohibits the publication of any advertisement that will likely lead to the use of any surgical appliance or treatment for the purpose of treating human beings for certain diseases or conditions, including respiratory diseases and diseases of the musculo-skeletal system (but excluding external preparations for the relief of symptoms of muscular pain and stiffness and cramp).

Any person who contravenes such prohibitions commits an offence and shall be liable, on first conviction to a fine of HK$50,000 and imprisonment for six months, and on subsequent conviction to a fine of HK$100,000 and imprisonment for one year.

Control of exemption clauses

The contracts that we enter into with our customers which are governed by the laws of Hong Kong are subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”) which aims to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise.

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Under section 7 of the CECO, a person cannot by reference to any contract term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence. Further, in the case of other loss or damage, a person cannot so exclude or restrict his liability for negligence except in so far as the term or notice satisfies the requirement of reasonableness.

Food Safety

Public Health Ordinance

The legal framework for food safety control in Hong Kong is set out in Part V of the Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) (the “Public Health Ordinance”) and the relevant sub-legislations thereunder. The Public Health Ordinance requires the manufacturers and sellers of food to ensure that their products are fit for human consumption and comply with the requirements in respect of food safety, food standards and labelling.

Section 50 of the Public Health Ordinance prohibits the manufacturing, advertising and sale in Hong Kong of food or drugs that are injurious to health. Anyone who fails to comply with this section commits an offence which carries a maximum penalty of HK$10,000 and imprisonment for 3 months.

Section 52 of the Public Health Ordinance provides that, subject to a number of defences in section 53 of the same ordinance, if a seller sells to the prejudice of a purchaser any food or drug which is not of the nature, substance or quality of the food or drug demanded by the purchaser, the seller shall be guilty of an offence which carries a maximum penalty of HK$10,000 and imprisonment for 3 months.

According to section 54 of the Public Health Ordinance, any person who sells or offer for sale any food intended for, but unfit for, human consumption, or any drug intended for use by human but unfit for the purpose, shall be guilty of an offence. The maximum penalty for contravention of section 54 is a fine of HK$50,000 and imprisonment for 6 months.

Section 61 of the Public Health Ordinance provides that it shall be an offence for any person who gives with any food or drug sold by him/her or displays with any food or drug exposed for sale by him/her any label which falsely describes the food or drug or is calculated to mislead as to its nature, substance or quality. Further, it shall also be an offence if any person publishes or is party to the publication of an advertisement falsely describing any food or drug or is likely to mislead as to the nature, substance or quality of any food or drug. However, the offender can rely on warranty given by a third party as defence.

Food Safety Ordinance

Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong) (the “Food Safety Ordinance”) establishes a registration scheme for food importers and food distributors, to require the keeping of records by persons who acquire, capture, import or supply food and to enable food import controls to be imposed.

Sections 4 and 5 of the Food Safety Ordinance require any person who carries on a food importation business or food distribution business to register with the Food and Environmental Hygiene Department as a food importer or food distributor.

Any person who does not register but carries on a food importation or distribution business, without reasonable excuse, commits an offence and is liable to a maximum fine of HK$50,000 and imprisonment for 6 months.

Section 24 of the Food Safety Ordinance provides that a person who, in the course of business, supplies food in Hong Kong by wholesale must record certain information about the supply. Any person who fails to comply with the record-keeping requirement, without reasonable excuse, commits an offence and is liable to a maximum fine of HK$10,000 and imprisonment for 3 months.

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Sweeteners in Food Regulations

Regulation 3(2) of the Sweeteners in Food Regulations (Chapter 132U of the Laws of Hong Kong) (the “Sweeteners in Food Regulations”) prohibits the sale, consignment, delivery and import of any food intended for human consumption containing any sweetener which is not specified in the Schedule thereto whereas “sweetener” is defined therein as any chemical compound which is sweet to the taste, but does not include any sugars or other carbohydrates or polyhydric alcohols.

Food Adulteration (Metallic Contamination) Regulations

Regulation 3 of the Food Adulteration (Metallic Contamination) Regulations (Chapter 132V of the Laws of Hong Kong) (the “Food Adulteration (Metallic Contamination) Regulations”) provides that no person shall import, consign, deliver, manufacture or sell, for human consumption:

●	any food of a description specified in Column B of the First Schedule which contains any metal specified opposite thereto in Column A of that Schedule unless such metal is naturally present in such food in a concentration not greater than that specified opposite thereto in Column C of that Schedule;

●	any food of a description specified in Column B of the Second Schedule which contains any metal specified opposite thereto in Column A in greater concentration than is specified opposite thereto in Column C; or

●	any food containing any metal in such amount as to be dangerous or prejudicial to health.

Dangerous Drugs Ordinance

Sections 4 and 8 of the Dangerous Drugs Ordinance (Chapter 134 of the Laws of Hong Kong) (the “Dangerous Drugs Ordinance”) generally prohibit the trafficking and possession of dangerous drugs. Section 2 of the Dangerous Drugs Ordinance defines “dangerous drugs” as drugs or substances as specified in Part I of the First Schedule to the Dangerous Drugs Ordinance.

Antibiotics Ordinance

The Antibiotics Ordinance (Chapter 137 of the Laws of Hong Kong) and the Antibiotics Regulations (Chapter 137A of the Laws of Hong Kong) regulate the sale and supply of substances as specified in the Schedule 1 to the Antibiotics Regulations.

Food and Drugs Labelling

Food and Drugs (Composition and Labelling) Regulations (Chapter 132W of the Laws of Hong Kong) (the “Food and Drugs Regulations”), which are under the Public Health Ordinance, contain provisions for the advertising and labelling of food.

Regulation 3 of the Food and Drugs Regulations provides that the composition of foods and drugs specified in Schedule 1 shall be up to the standards as specified in that schedule. The applicability of individual standards specified thereunder depends on whether the individual product in question is a drug within the Public Health Ordinance.

Standard 1 under Part I of the said Schedule provides that drugs and ingredients and component parts of drugs shall conform to the corresponding standards specified in the British Pharmacopoeia or British Pharmacopoeia Codex. This is applicable to any products that in law should be regarded as pharmaceutical products and medicines. Section 3 of the Pharmacopoeia Ordinance (Chapter 308 of the Laws of Hong Kong) deems any enactment relating to all pharmacopoeias to be referring to the pharmacopoeia approved by the Medical Council of Hong Kong under section 2 of the Pharmacopoeia Ordinance.

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Pursuant to Regulation 5 of the Food and Drugs Regulations, any person who advertises for sale, sells or manufactures for sale any food or drug which does not conform to the relevant requirements as to composition prescribed in Schedule 1 to the Food and Drugs Regulations commits an offence and is liable to a fine of HK$50,000 and imprisonment for 6 months.

Regulation 4A of the Food and Drugs Regulations requires all pre-packaged food and products sold (except for those listed in Schedule 4 to the Food and Drugs Regulations) to be marked and labeled in the manner prescribed in Schedule 3 to the Food and Drugs Regulations. Schedule 3 contains labeling requirements in respect of stating the product’s name or designation, ingredients, “best before” or “use by” date, special conditions for storage or instruction for use, manufacturer’s or packer’s name and address, and count, weight or volume. Additionally, Schedule 3 also includes requirements on the appropriate language or languages for marking or labelling prepackaged food. Contravention of those requirements may result in a conviction carrying a maximum penalty of HK$50,000 and imprisonment for 6 months.

In accordance with Regulation 4B of the Food and Drugs Regulations, generally pre-packaged food should be marked or labeled with its energy value and nutrient content in the manner prescribed in Part 1 of Schedule 5 to the Food and Drugs Regulations, and nutrition claims, if any, made on the label of the product or in any advertisement for the product should comply with Part 2 of Schedule 5 to the Food and Drugs Regulations. Contravention of those requirements may result in a conviction carrying a maximum penalty of HK$50,000 and imprisonment for 6 months.

Pharmaceutical products

Section 2 of the Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong) (the “Pharmacy and Poisons Ordinance”) defines “pharmaceutical products” and “medicines” as any substance as or combination of substances:

●	presented as having properties for treating or preventing disease in human beings or animals; or

●	that may be used in, or administered to, human beings or animals, either with a view to:

●	restoring, correcting or modifying physiological functions by exerting a pharmacological, immunological or metabolic action; or

●	making a medical diagnosis.

Sections 21 and 26 of the Pharmacy and Poisons Ordinance regulate the sale of certain poisons as listed in the Poisons List the Pharmacy and Poisons Regulations (Chapter 138A of the Laws of Hong Kong).

Section 28A prohibits any person other than a registered one from carrying on business as importer or exporter of pharmaceutical products and medicines.

Supply of goods

The sales of goods in Hong Kong is regulated by the Sales of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the ‘‘SOGO’’). Section 15 of the SOGO provides that, in a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description. Section 16 of the SOGO provides that where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (i) as regards to defects specifically drawn to the buyer’s attention before

Consumer Goods Safety Ordinance

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “Consumer Goods Safety Ordinance”) imposes a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe and for incidental purposes.

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Section 4(1) of the Consumer Goods Safety Ordinance requires consumer goods to be reasonably safe having regard to all of the circumstances including the manner in which, and the purpose for which the products are presented, promoted or marketed, the use of any mark in relation to the products, instructions and warnings given for the keeping or use of the products, reasonable safety standards published by a standards institute or other similar bodies and the existence of any reasonable means to make the products safer.

According to section 2(1) of the Consumer Goods Safety Regulation, where consumer goods on their packages are marked with, or where any labels affixed to or any documents enclosed in their packages contain, any warning or caution regarding the safe keeping, use, consumption or disposal, such warning or caution shall be in both the English and the Chinese languages. Such warnings and cautions, as required by section 2(2) of the Consumer Goods Safety Regulation, shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the ‘‘ECO’’) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases. The ECO applies equally to full-time and part-time employees who are employed under service agreements or apprenticeships.

If an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation under the ECO even if the employee might have contributed to the accident occurred.

Pursuant to the ECO, all employers (including contractors and subcontractors) are obliged to take out insurance policies to cover their liabilities arising from the ECO and the common law as a result of injuries sustained by their employees in the course of their employments. Similarly, under section 32 of the ECO, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents. Further, section 40 of the ECO provides that an employer is not permitted to employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than that specified in the ECO.

Mandatory Provident Fund

Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the ‘‘MPFSO’’), employees who are aged between 18 to 65 must participate in a Mandatory Provident Fund, which is a defined contribution retirement plan administrated by authorized independent trustees. Pursuant to the MPFSO, the employer and its relevant employee, are each required to make contributions to the scheme at 5% of the relevant employees’ relevant income, including any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance expressed in monetary terms, paid or payable by the employer to the relevant employee in consideration of his employment.

Minimum Wage

The prescribed minimum hourly wage rate (currently set at HK$34.5 per hour) during the wage period for every employee is govern by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the ‘‘MWO’’). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

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Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) imposes taxes on property, earnings and profits in Hong Kong. The Inland Revenue Ordinance provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are chargeable to tax all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business.

Our profits arising in or derived from Hong Kong are subject to the profit tax regime under the Inland Revenue Ordinance. As of November 30, 2018, t he standard profits tax rate for corporations in Hong Kong is 16.5%.

Proposed regulatory regime on medical devices

There is currently no specific legislation to regulate the import, distribution, sale or use of medical devices in Hong Kong except for those devices which contain pharmaceutical products or emit ionising radiation. To safeguard public health, a risk-based framework for regulating the supply of medical devices in Hong Kong was proposed in a consultation document titled “Regulation of Medical Devices” in July 2003 issued by the Department of Health.

The proposed framework classifies medical devices into four classes based on their risk levels to patients, users and other persons following the recommendations made by the Global Harmonisation Task Force and comprises three main areas: (i) pre-market control to ensure that medical devices conform with the safety, performance and quality requirements before they can be placed on the market; (ii) post-market control to enable responsive control measures be placed against defective or unsafe medical devices; and (iii) use control to restrict the possession and use of certain high-risk medical devices.

Pending the enactment of legislation, an administrative control system referred to as the Medical Device Administrative Control System (“MDACS”) has been implemented in phases since 26 November 2004 to raise public awareness to the safe use of medical devices and facilitate the transition to the long-term statutory control. The MDACS is built on the same principles as the proposed statutory regime and features (i) a listing system for medical devices under which manufacturers and importers of medical devices (except Class I devices) could voluntarily list their medical devices with the Department of Health; and (ii) an adverse incident reporting system to minimise the recurrence of adverse incidents.

Under the MDACS, the manufacturer should be responsible for determination the risk class of its devices. The manufacturer should document its justification for placing its product into a particular risk class. A number of factors, including for example the duration of device contact with the body, the degree of invasiveness, whether the device delivers medicinal products or energy to the patient, whether they are intended to have a biological effect on the patient and local versus systemic effects. These factors may, alone or in combination, affect device classification. If, based on the manufacturer’s intended purpose, two or more classification rules apply to the device, the device is allocated the highest level of classification indicated. Class I medical devices bear lowest risk, and examples of Class I medical devices include electric beds and stretchers. Class II medical devices bear low to moderate risk, and examples of Class II medical devices include biopsy needles and suction tubings. Class III medical devices bear moderate to high risk, and examples of Class III medical devices include lung ventilator and bone fixation plate. Class IV medical devices bear highest risk, and examples of Class IV medical devices include ligation clips.

The Medical Device Control Office (“MDCO”), an office under the Department of Health of the HKSAR, which is responsible for the running of the MDACS, maintains lists of local manufacturers, importers, distributors, local responsible persons and medical devices that have been shown to conform to accepted standards of safety and efficacy. For a medical device to be listed, the local responsible person is responsible for demonstrating that the device conforms to the essential principles of safety and performance of medical devices which are designed to ensure the safety and efficacy of the medical devices, and the additional labelling requirements set out in the document titled “Overview of the Medical Device Administrative Control System” issued by the Department of Health. A device or person may be delisted if found to be not conforming to the MDACS requirements or improper. All lists maintained by the MDCO under the listing system are accessible by the public.

Insurance

We have insurance coverage for our goods stored in the warehouse through our warehouse operator. We have purchased insurance for our goods which covers loss or damage while in transit. We undertake periodic risk reviews to assess whether our insurance is in line with our business risks and whether it is adequate. Our consideration would involve weighing the costs of such insurance against the benefits of coverage it provides.

Legal Proceedings

We are not currently subject to any legal proceedings, and to the best of our knowledge, no such proceeding is threatened, the results of which would have a material impact on our properties, results of operation, or financial condition. Nor, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

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DIRECTORS, MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table lists each of our executive officers and directors and their respective ages and positions as of the date of this prospectus. Unless otherwise indicated, the address of each person named in the table below is c/o 1733-35, 17/F, Park-In Commercial Centre, 56 Dundas Street, Mongkok, Kowloon, Hong Kong.

Name	Age	Position
Chee Boon Chiew	55	Director, Chief Executive Officer and Chairman
Yi Luo	37	Chief Financial Officer (non-director)
Chyun Yang	45	Secretary
Xin Jiang	45	Director

Set forth below is a brief biography of each of our executive officers and directors.

Chee Boon Chiew 55, is a director and has served as our Chief Executive Officer since December 1, 2017. Mr Chiew has experience in business expansion and identifying new high-growth strategies. His global experience in sales, management, communications and strategic planning is a great contribution to our organization. Mr Chiew was the Executive Director of Donut Empire in 2007. Mr Chiew was responsible for orchestrating the acquisition of Munchy Donut and from there built 13 donut outlets in Singapore in a short span of 6 months. Subsequently and with Mr Chiew’s network connections in Asian and expertise, the business expanded into Malaysia, Indonesia, Dubai, Saudi Arabia and India, eventually increasing its sales volume five-fold. From 2011 to the October 2017, Mr Chiew was the Executive Director of SGI Holdings and Group of Companies; from 1992 to 2002, he was the Managing Director of Forever Living Products Singapore, Malaysia and Brunei; from 1983 to the 2015, he was the Founder and President of Gold Lion Business School. Mr Chiew has attained a Diploma in Electronic and Electrical Engineering from Singapore Technical Institution.

Yi Luo, 37, has served as our Chief Finance Officer since February 1, 2018. From 2013 to 2017, Mr Luo was the Managing Director of Guangdong Jinshi Capital Co., Ltd. He was the Senior Manager of Marcum Bernstein & Pinchuk LLP Guangzhou office from 2008 to 2013 and the Senior Auditor of Price Waterhouse Coopers from 2004 to 2008. Mr. Luo graduated from Sun Yat-sen University with a Bachelor of Accountancy and had completed the EMBA course from the same university. He has also achieved s Qualification Certificate of Independent Director from the Shanghai Stock Exchange. He is a qualified AICPA, AUICPA, ACCA and also obtained t he Securities Qualification Certificate. Yi Luo is not a director of the Company.

Xin Jiang, 45, has served as our director from March 2017. Ms Jiang served as General Counsel for Guangdong Daohe Group from September 2013 to February 2017. Before Guangdong Daohe Group, she served as Legal Counsel for several teleology media telecoms (“TMT”) companies. Ms Jiang has over 15 years of legal practice experience in leading TMT industry and investment businesses. She holds a L.L.B. degree from Renmin University of China.

Chyun Yang, 45, has served as our Company Secretary since December 1, 2017. Ms Yang brings a wealth of experience to the organization from her background in office administration, management, sales distribution, marketing and operations. From 2016 to the November 2017, Ms Yang was the Assistant General Manager of SGI Holdings and Group of Companies. She ws the General Manager of VenVici Pte Ltd from 2015 to 2016 and the Regional Director (Europe and Russia) with Amega Global Group of Companies from 2012 to 2015. She was s director of Rich n Yang Enterprise Pte Ltd from 1997 to 2011. She has attended the University of Singapore School of Architecture and Building and is an Accredited Career Development Facilitator.

Directors and Officers of Grand World

Khai Wah Chong, 39, is the sole director of Grand World. Mr Chong is a nutritionist and his experience in product development, product analysis, product strategy and product marketing has greatly contributed to the direction of the Company. From June 2015 to July 2017, Mr Chong was a freelance product development consultant. From 2013 to May 2015, Mr Chong served as the Product Development Director of JM Ocean Avenue; he was the Product Development Manager and Senior Nutritionist of Agape Superior Living Sdn Bhd from 2006 to 2013 and the Senior Nutritionist of Hurley Marketing Sdn Bhd from 2004 to 2006. He served as the Nutritionist of GMC Network Sdn Bhd from 2003 to 2004. Mr graduated with a Bachelor of Science, Nutrition & Community Health from Universiti Pertanian Malaysia (currently known as Universiti Putra Malaysia). Mr Chong is a professional member of Nutrition Society of Malaysia, Nutrition Society of Malaysia Council (2006), Singapore Nutrition & Dietetics Association, Pink Triangle Foundation and MAKNA.

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Term of Office

Our directors serve at the pleasure of our shareholders. Our amended and restated memorandum and articles of association and Cayman Islands law do not provide for fixed terms of office. Accordingly, our directors are not subject to a term of office and hold office until such time as they resign or are removed from office by ordinary resolution of our shareholders. A director will be removed from office automatically if, among other things, the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found by our Company to be of unsound mind or (3) all the other directors (being not less than two in number) determine that he or she should be removed as a director by board resolution.

Board Composition and Election of Directors

Our board of directors currently consists of two members. Our amended and restated memorandum and articles of association provide that our board of directors must be composed of at least one director. The number of directors is determined from time to time by resolution of our shareholders. Mr. Chee Boon Chiew serves as Chairman of our board of directors. The Chairman has primary responsibility for providing leadership and guidance to our board and for managing the affairs of our board.

Pursuant to our amended and restated memorandum and articles of association, our directors are appointed either by ordinary resolution of our shareholders or by board resolution provided that such appointment does not cause the number of directors to exceed any number fixed in accordance with the articles of association as the maximum number of directors.

Director Independence

Our board undertook a review of director independence, which included a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his immediate family and us or members of our senior management. Based on this review, our board of directors has affirmatively determined that only Ms. Xin Jiang meets the independence requirements of the Rules of NASDAQ, Marketplace Rule 4200(a)(15). Because Mr. Chee Boon Chiew is our Chief Executive Officer, he does not meet the said independence requirements. There are no family relationships among our directors or officers.

Board Committees

Audit Committee. We intend to establish an audit committee of the board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The board currently acts as our audit committee. The board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

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Compensation Committee. We intend to establish a compensation committee of the board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee. We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

Because we are still at our infancy, we have not yet adopted a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

We were incorporated on September 8, 2016 as an Exempted Company in the Cayman Islands. Prior to our acquisition of Grand World on January 11, 2017, we had no business operations, revenue or employees. We only began paying executive compensation to our former Chief Executive Officer and Chief Financial Officer, Messrs Guowen Ren and Kim Lee Poh, respectively from March 2017 onwards and our former Secretary, Mr. Jorge Paulin Albor from April 2017 onwards.

The total compensation paid to our executive officers through March 31, 2017 is $14,000. The total compensation paid to our executives for the year ended March 31, 2018 is $251,611.

Employment Agreements

Chief Executive Officer. Mr. Chee Boon Chiew was appointed as the Chief Executive Officer of the Company and our director of the Company effective on December 1, 2017. He entered into his Service Agreement with us on December 1, 2017. Under the agreement, Mr. Chiew will receive a monthly salary of $8,000, which will be increased to $10,000 after 3 months’ probation (“Probation Period”). Mr. Chiew is entitled to 15 days’ vacation a calendar year and customary staff benefits according to his years of service, which are spelt out in the Company’s Employment Handbook. During the first week of the Probation Period, Mr. Chiew may be terminated at any time without notice by either party. After the first week of the Probation Period, either party may terminate the employment upon seven days’ notice or payment in lieu thereof. Thereafter, either party may terminate this employment on 2 months’ written notice or payment in lieu thereof.

Mr. Chiew is subject to confidentiality, exclusion from other business and conflict of interest provisions.

Chief Financial Officer. Mr. Yi Luo was appointed as the Chief Financial Officer of the Company effective on February 1, 2018. He entered into his Service Agreement with us on February 1, 2018. Under the agreement, Mr. Luo will receive a monthly salary of $6,500. Mr. Luo is entitled to 15 days’ vacation a calendar year and customary staff benefits according to his years of service, which are spelt out in the Company’s Employment Handbook. During the first week of employment, Mr. Luo may be terminated at any time without notice by either party. After the first week of employment before confirmation, either party may terminate the employment upon seven days’ notice or payment in lieu thereof. After confirmation, either party may terminate this employment on 2 months’ written notice or payment in lieu thereof.

Secretary. Ms. Chyun Yang was appointed as Secretary of the Company effective on January 1, 2018. She entered into her Service Agreement with us on January 1, 2018. Under the agreement, Ms. Yang will receive a monthly salary of $6,000. Ms. Yang is entitled to 15 days’ vacation a calendar year and customary staff benefits according to her years of service, which are spelt out in the Company’s Employment Handbook. During the first week of her employment, Ms. Yang may be terminated at any time without notice by either party. After the first week, either party may terminate the employment upon seven days’ notice or payment in lieu thereof. Thereafter, either party may terminate this employment on one month’s written notice or payment in lieu thereof.

Ms. Yang is subject to confidentiality, exclusion from other business and conflict of interest provisions and is entitled to national holiday welfare benefit and overtime meal allowances.

Director Compensation

Employee directors will not receive any additional remuneration for serving as directors other than their remuneration as employees of us or. Further pursuant to our employment agreements, we do not provide benefits to these directors upon termination of employment.

We have never paid any cash compensation to our non-executive directors.

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PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our ordinary shares by:

●	each person known by us to beneficially own 5% or more of our outstanding ordinary shares;
●	each named executive officer;
●	each of our directors; and
●	all executive officers and directors as a group.

The percentage of Ordinary Shares beneficially owned is based on 623,600,000 Ordinary Shares issued and outstanding on November 30, 2018. Unless otherwise indicated, the address of each person named in the table below is c/o 1733-35, 17/F, Gala Place, 56 Dundas Street, Mongkok, Kowloon, Hong Kong. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Dong Jiang	220,000,000	35%
Xin Jiang	80,000,000	13%
Zhi Min Sun	100,000,000	16%
Brilliant Stars Management Limited (Ivan Tsz Hong Tsui)[1]	50,000,000	8%

Directors and Executive Officers:
Chee Boon Chiew*	-	-
Yi Luo*	-	-
Chyun Yang*	-	-
Xin Jiang	80,000,000	13%

Directors and Executive Officers as a Group (4 persons)	80,000,000	13%

*	Represents beneficial ownership of less than one percent of ordinary shares outstanding.

1.	Brilliant Stars Management Limited is a Seychelles corporation with its business address at Flat 24, 2/F, No.2 Mei King Street, To Kwa Wan, Kowloon, Hong Kong. Mr. Ivan Tsz Hong Tsui is its sole shareholder and director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

JMax International Limited (“JMax”) was incorporated on September 8, 2016 in the Cayman Islands. Prior to JMax’s acquisition of Grand World Pro Limited (“Grand World”), a private company incorporated with limited liability under the laws of Hong Kong, on January 11, 2017, JMax had no business operations or revenue. Grand World is a trading and logistics company which was incorporated in Hong Kong on February 26, 2014. JMax acquired Grand World from JM Ocean Avenue International Co., Ltd. (“JM Ocean Avenue”) for cash consideration of $600,000. JM Ocean Avenue is currently one of the largest customers of JMax.

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SELLING SHAREHOLDERS

This prospectus covers the public resale of the Ordinary Shares owned by the Selling Shareholders named below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares owned by them. The Selling Shareholders, however, make no representations that the Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the Ordinary Shares that each such selling shareholder may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name of each selling shareholder;
●	the number of Ordinary Shares beneficially owned by each selling shareholder prior to the sale of the Ordinary Shares covered by this prospectus;
●	the number of Ordinary Shares that may be offered by each selling shareholder pursuant to this prospectus;
●	the number of Ordinary Shares to be beneficially owned by each selling shareholder following the sale of any Ordinary Shares covered by this prospectus; and
●

the percentage of our issued and outstanding Ordinary Shares to be owned by each selling shareholder before and after the sale of the Ordinary Shares covered by this prospectus (based on 623,600,000 Ordinary Shares issued and outstanding as of November 30, 2018).

Generally, the Ordinary Shares being registered by the Selling Shareholders represent Ordinary Shares issued in the 2017 private placements between April and October 2017, who are all non-U.S. Persons.

All information with respect to ownership of our Ordinary Shares of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and, unless otherwise indicated, is as of November 30 , 2018. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the ordinary shares reported as beneficially owned by them. Because the Selling Shareholder identified in the table may sell some or all of the Ordinary Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares, no estimate can be given as to the number of Ordinary Shares available for resale hereby that will be held by the Selling Shareholders upon termination of this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the Ordinary Shares owned beneficially by them that are covered by this prospectus, but will not sell any other Ordinary Shares that they presently own. Unless otherwise indicated in the footnotes, shares in the table refer to our Ordinary Shares.

73

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Shares Beneficially Owned Before Sale of Shares	Number of Shares Beneficially Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares
Adjoua Hortense Dia Epse Kouassi (1)	200,000	*	200,000	0	0
Adriano Soares Dos Santos (2)	200,000	*	200,000	0	0
Akihiro Hotta (3)	200,000	*	200,000	0	0
Akiko Hamao (4)	200,000	*	200,000	0	0
Alberto Yagualca (5)	200,000	*	200,000	0	0
Alejandro Gonzalez Fernandez (6)	200,000	*	200,000	0	0
Allan Igoy Empino (7)	200,000	*	200,000	0	0
Alvin Miro Navarro (8)	200,000	*	200,000	0	0
Amelia Chu Lim (9)	200,000	*	200,000	0	0
Ampal Steve Basilio (10)	200,000	*	200,000	0	0
An Yeongsuk (11)	200,000	*	200,000	0	0
Ana Lilia Tejeda Bracamontes(12)	200,000	*	200,000	0	0
Ang Lay Ching (13)	200,000	*	200,000	0	0
Ang Sokuntheary (14)	200,000	*	200,000	0	0
Angela Lum Ngwa Epse Mformuluh (15)	200,000	*	200,000	0	0
Annil,Nelsa,Basir (16)	200,000	*	200,000	0	0
Antoine Kouassi (17)	200,000	*	200,000	0	0
Arakawa Michio (18)	200,000	*	200,000	0	0
Ariani Moeljawati Leksono (19)	200,000	*	200,000	0	0
Ati Damayanti, Se.Ak (20)	200,000	*	200,000	0	0
Aya Koike (21)	200,000	*	200,000	0	0
Bae Kyoungsam (22)	200,000	*	200,000	0	0
Bage Runange Yominao (23)	200,000	*	200,000	0	0
Bampoky Jacquot (24)	200,000	*	200,000	0	0
Bang Gayeon (25)	200,000	*	200,000	0	0
Bernardus Suharto (26)	200,000	*	200,000	0	0
Betty Sevilla Moore (27)	200,000	*	200,000	0	0
Bian Jing (28)	20,000,000	3.21%	20,000,000	0	0
Blessed Elijah (29)	200,000	*	200,000	0	0
Bocoumepsassiba Kadidiatou (30)	200,000	*	200,000	0	0
Brigitte Edwige Ouedraogo (31)	200,000	*	200,000	0	0
Brilliant Stars Management Limited (32)	50,000,000	8.02%	50,000,000	0	0
Buthamee Sriviriyanont (33)	200,000	*	200,000	0	0
Casuga Elizabeth (34)	200,000	*	200,000	0	0
Catherine Mario Leka (35)	200,000	*	200,000	0	0
Chai Ai Li (36)	200,000	*	200,000	0	0
Chan Ngit Kiung (37)	200,000	*	200,000	0	0
Chan Yu Ping (38)	200,000	*	200,000	0	0

74

Chan Yuen Yi Joanne (39)	200,000	*	200,000	0	0
Chanicha Moolaremat (40)	200,000	*	200,000	0	0
Charles Asirit Marcos (41)	200,000	*	200,000	0	0
Chattawat Phutipornpaisan (42)	200,000	*	200,000	0	0
Chayasorn Chalermpan (43)	200,000	*	200,000	0	0
Chen Chai Wei (44)	200,000	*	200,000	0	0
Chen Qiang (45)	200,000	*	200,000	0	0
Chew Yee Chian (46)	200,000	*	200,000	0	0
Chhean Channeth (47)	200,000	*	200,000	0	0
Cho Subin (48)	200,000	*	200,000	0	0
Choeung Kanal (49)	200,000	*	200,000	0	0
Choi Guem Dan (50)	200,000	*	200,000	0	0
Choi Heeyeon (51)	200,000	*	200,000	0	0
Chontipat Varoonpitikunthorn (52)	200,000	*	200,000	0	0
Chuang Chun-Shan (53)	200,000	*	200,000	0	0
Chun Ka Lo (54)	200,000	*	200,000	0	0
Chung Chan-Kuang (55)	200,000	*	200,000	0	0
Cixely Johanna Atarama Claure (56)	200,000	*	200,000	0	0
Clemence Assiba Epse Ane (57)	200,000	*	200,000	0	0
Clermont David Munoz Orellana (58)	200,000	*	200,000	0	0
Colette Kamasa (59)	200,000	*	200,000	0	0
Concepcion Ursua Garcia (60)	200,000	*	200,000	0	0
Cui Yuanbin (61)	200,000	*	200,000	0	0
Cut Intan Djuwita (62)	200,000	*	200,000	0	0
Damidia Douti-Lare Epse Abi Kao (63)	200,000	*	200,000	0	0
David Chandra (64)	200,000	*	200,000	0	0
Didin Amarudin (65)	200,000	*	200,000	0	0
Dinis Mendes Fresco Silvestre Jose Miguel (66)	200,000	*	200,000	0	0
Diop Fatou (67)	200,000	*	200,000	0	0
Dodoh Rahmat (68)	200,000	*	200,000	0	0
Dra.Tien Tjintawati (69)	200,000	*	200,000	0	0
Eder Ivan Eraso Naranjo (70)	200,000	*	200,000	0	0
Edith Florence Assonna Temfack (71)	200,000	*	200,000	0	0
Eduardo Daminar Gloria (72)	200,000	*	200,000	0	0
Elenita Gallar Dagoy (73)	200,000	*	200,000	0	0
Ely (74)	200,000	*	200,000	0	0
Emiko Fujii (75)	200,000	*	200,000	0	0
Emma Ningiga (76)	200,000	*	200,000	0	0
Erlinda De La Paz Lopez (77)	200,000	*	200,000	0	0
Fabian Ignacio Buzetta Ricaurte (78)	200,000	*	200,000	0	0
Fambo Parfait (79)	200,000	*	200,000	0	0
Fatima Rose Ocampo Abella (80)	200,000	*	200,000	0	0
Fausto Paolo Gloria Santos (81)	200,000	*	200,000	0	0

75

Fay Jadime Guerrero Marin (82)	200,000	*	200,000	0	0
Florence Binas Saia (83)	200,000	*	200,000	0	0
Florensia Susanto (84)	200,000	*	200,000	0	0
Francesc Busom Madico (85)	200,000	*	200,000	0	0
Fuerte,Jonathan Salde (86)	200,000	*	200,000	0	0
Gabrielle Ouedraogo Bandre (87)	200,000	*	200,000	0	0
Gareth Yong Keat Keong (88)	200,000	*	200,000	0	0
Geneku Fernandus Niron (89)	200,000	*	200,000	0	0
Generoso Baniqued Manaois (90)	200,000	*	200,000	0	0
Gerald Aope Kuta (91)	200,000	*	200,000	0	0
Gerson Gerardo Garcia Rodriguez (92)	200,000	*	200,000	0	0
Giovanny Suarez Sanchez (93)	200,000	*	200,000	0	0
Gissella Quinones Castaneda (94)	200,000	*	200,000	0	0
Gong Seyeob (95)	200,000	*	200,000	0	0
Gonzalo Fernando Ulloa Caceres (96)	200,000	*	200,000	0	0
Guillermina Rebollar Perez (97)	200,000	*	200,000	0	0
Han Youn Ok (98)	200,000	*	200,000	0	0
Hannalia Koes Alamsjahrir (99)	200,000	*	200,000	0	0
Harumi Noguchi (100)	200,000	*	200,000	0	0
Haryanto (101)	200,000	*	200,000	0	0
Hatsue Aikyo (102)	200,000	*	200,000	0	0
Helen (103)	200,000	*	200,000	0	0
Helen Anthonius (104)	200,000	*	200,000	0	0
Helen Bih Manoji (105)	200,000	*	200,000	0	0
Helena Binti Abdullah (106)	200,000	*	200,000	0	0
Helenita Lagan Illut (107)	200,000	*	200,000	0	0
Hendriany Fulbertus (108)	200,000	*	200,000	0	0
Hideyuki Suzuki (109)	200,000	*	200,000	0	0
Hilmata Wapondi Singo Epse Tchalim (110)	200,000	*	200,000	0	0
Hiromi Nagafuji (111)	200,000	*	200,000	0	0
Hiroya Watanabe (112)	200,000	*	200,000	0	0
Hisanori Asanuma (113)	200,000	*	200,000	0	0
Hitomi Nagayama (114)	20,000,000	3.21%	20,000,000	0	0
Hong Ah Mooi Hong Ah Seng (115)	200,000	*	200,000	0	0
Hsiao Pi-Fu (116)	200,000	*	200,000	0	0
Huang, Liuyuan (117)	200,000	*	200,000	0	0
Hyacinth Bibit Capilos (118)	200,000	*	200,000	0	0
Im Yeonha (119)	200,000	*	200,000	0	0
Irza Martini Adinoto (120)	200,000	*	200,000	0	0
Isabel Reyes Quintero (121)	200,000	*	200,000	0	0
Isabel Trinidad Lopez (122)	200,000	*	200,000	0	0
Izumikawa Yuko (123)	200,000	*	200,000	0	0
Jacqueline Elliot (124)	200,000	*	200,000	0	0

76

Jane Dit Kim Wah (125)	200,000	*	200,000	0	0
Jane Tabie Gende (126)	200,000	*	200,000	0	0
Jelson Estrella Capilos (127)	200,000	*	200,000	0	0
Jenny Soeharto (128)	200,000	*	200,000	0	0
Jeon Chankook (129)	200,000	*	200,000	0	0
Jeon Minjae (130)	200,000	*	200,000	0	0
Jeon Myeongoh (131)	200,000	*	200,000	0	0
Ji Subin (132)	200,000	*	200,000	0	0
Johann Alberto Burgos Bustos (133)	200,000	*	200,000	0	0
Josahera Thejocosumo (134)	200,000	*	200,000	0	0
Jose Alexander Diez Ramirez (135)	200,000	*	200,000	0	0
Jose Alvaro Guancha Buesaco (136)	200,000	*	200,000	0	0
Jose Fernando Diez Correa (137)	200,000	*	200,000	0	0
Jose Luis Gonez Simcic (138)	200,000	*	200,000	0	0
Jose Luis Vico Sanchez (139)	200,000	*	200,000	0	0
Juan Carlos Rivas Quizhpe (140)	200,000	*	200,000	0	0
Judy Kono (141)	200,000	*	200,000	0	0
Jumpei Tominaga (142)	200,000	*	200,000	0	0
Jung Ki Hye (143)	200,000	*	200,000	0	0
Kajiyama Hideto (144)	200,000	*	200,000	0	0
Kaneko Yoji (145)	200,000	*	200,000	0	0
Kang Busung (146)	200,000	*	200,000	0	0
Kariyati Kuswandi (147)	200,000	*	200,000	0	0
Keiko Asai (148)	200,000	*	200,000	0	0
Keita Toda (149)	200,000	*	200,000	0	0
Kentaro Miki (150)	200,000	*	200,000	0	0
Khun Somaly (151)	200,000	*	200,000	0	0
Kim Cheondong (152)	200,000	*	200,000	0	0
Kim Doryung (153)	200,000	*	200,000	0	0
Kim Eunjung (154)	200,000	*	200,000	0	0
Kim Kum Jeong (155)	200,000	*	200,000	0	0
Kim Kyung Beom (156)	200,000	*	200,000	0	0
Kim Mi Yong (157)	200,000	*	200,000	0	0
Kim Ran Young (158)	200,000	*	200,000	0	0
Kim Sooyoung (159)	200,000	*	200,000	0	0
Kimberley Yong Lee Yin (160)	200,000	*	200,000	0	0
Kimie Nakashima (161)	200,000	*	200,000	0	0
Kinami Hiroyasu (162)	200,000	*	200,000	0	0
Kobayashi Naoki (163)	200,000	*	200,000	0	0
Koichi Sonoda (164)	200,000	*	200,000	0	0
Kossi Ahoulou (165)	200,000	*	200,000	0	0
Kouagou Florence (166)	200,000	*	200,000	0	0
Kounonzo Gildas Romeo (167)	200,000	*	200,000	0	0
Kuita Gisele Anita Yokossi (168)	200,000	*	200,000	0	0
Kuwata Maki (169)	200,000	*	200,000	0	0
Kwee Siok Bhwee (170)	200,000	*	200,000	0	0

77

Law Luen Po (171)	200,000	*	200,000	0	0
Lee Changho (172)	200,000	*	200,000	0	0
Lee Gitaek (173)	200,000	*	200,000	0	0
Lee Jang Ho (174)	200,000	*	200,000	0	0
Lee Myeongae (175)	200,000	*	200,000	0	0
Lee Seong Cheol (176)	200,000	*	200,000	0	0
Leonila Rodriguez Galaviz (177)	200,000	*	200,000	0	0
Leoniza De Jesus Tou (178)	200,000	*	200,000	0	0
Li Songmei (179)	200,000	*	200,000	0	0
Liew Yoke Bing (180)	200,000	*	200,000	0	0
Lily Lesley (181)	200,000	*	200,000	0	0
Lim Chooi (182)	200,000	*	200,000	0	0
Lin Taisong (183)	20,000,000	3.21%	20,000,000	0	0
Linawati Gunawan (184)	200,000	*	200,000	0	0
Liu Hsien-Chang (185)	200,000	*	200,000	0	0
Liu Huang,Yueh-Chih (186)	200,000	*	200,000	0	0
Loh Chung Lee (187)	200,000	*	200,000	0	0
Lourdes Rebamonte Das Neves (188)	200,000	*	200,000	0	0
Low Kang Wai (189)	200,000	*	200,000	0	0
Ma Isabelita Fajota Esteban (190)	200,000	*	200,000	0	0
Ma Rosario Remedios Villar Chipeco (191)	200,000	*	200,000	0	0
Macoucou Traore Epse Dadie (192)	200,000	*	200,000	0	0
Makoto Hasegawa (193)	200,000	*	200,000	0	0
Malaiwan Phirun (194)	200,000	*	200,000	0	0
Mancelos Magalhaes E Vasconcelos Francisco (195)	200,000	*	200,000	0	0
Manga Manding Albert (196)	200,000	*	200,000	0	0
Marc Joseph Enriquez Arrieta (197)	200,000	*	200,000	0	0
Marcelina Balache Udayan (198)	200,000	*	200,000	0	0
Marguerite Meffand Loaw (199)	200,000	*	200,000	0	0
Maria Amelia Sasongko (200)	200,000	*	200,000	0	0
Maria Cala De Vera (201)	200,000	*	200,000	0	0
Maria Eugenia Bailon Moreira (202)	200,000	*	200,000	0	0
Maria Lea Eleanor Rojas Villar (203)	200,000	*	200,000	0	0
Mariam Magadi (204)	200,000	*	200,000	0	0
Marianne Boutoto (205)	200,000	*	200,000	0	0
Marilyn Juan (206)	200,000	*	200,000	0	0
Marisa Pandaan Dacillo (207)	200,000	*	200,000	0	0
Mark Kenneth De Leon Carriaga (208)	200,000	*	200,000	0	0
Marlon Fabricio Molina Pruna (209)	200,000	*	200,000	0	0
Marlon Legaspi Mendoza (210)	200,000	*	200,000	0	0
Martha Lucia Vanegas Toro (211)	200,000	*	200,000	0	0
Mary Ann Ty Tee (212)	200,000	*	200,000	0	0
Marylu Yudith Rodriguez Vargas (213)	200,000	*	200,000	0	0
Masako Fujiwara (214)	200,000	*	200,000	0	0
Mauricio Andres Garcia Mejia (215)	200,000	*	200,000	0	0

78

Mayumi Nishiyama (216)	200,000	*	200,000	0	0
Megawati (217)	200,000	*	200,000	0	0
Meitjuny Tanujaya (218)	200,000	*	200,000	0	0
Melina Rusli (219)	200,000	*	200,000	0	0
Melinda (220)	200,000	*	200,000	0	0
Melly Natalia Wong (221)	200,000	*	200,000	0	0
Merry Muljadi (222)	200,000	*	200,000	0	0
Merry Natalia Njo (223)	200,000	*	200,000	0	0
Michael Limanardja (224)	200,000	*	200,000	0	0
Miho Oita (225)	200,000	*	200,000	0	0
Miki Abiru (226)	200,000	*	200,000	0	0
Mitohouanton Lucie Angele (227)	200,000	*	200,000	0	0
Miyabe Tokiko (228)	20,000,000	3.21%	20,000,000	0	0
Miyata Nobuko (229)	200,000	*	200,000	0	0
Mohris Arzadon Manaois (230)	200,000	*	200,000	0	0
Mori Maya (231)	200,000	*	200,000	0	0
Morita Kayoko (232)	200,000	*	200,000	0	0
Muhammad Faisal Muchtar (233)	200,000	*	200,000	0	0
Murosaki Hideko (234)	200,000	*	200,000	0	0
N'anipo Djato-Kolani Epse Vovor (235)	200,000	*	200,000	0	0
Nadine Tchoubet Yonkeu Epse Njionou (236)	200,000	*	200,000	0	0
Nagasawa Koutarou (237)	200,000	*	200,000	0	0
Nakaza Shinko (238)	200,000	*	200,000	0	0
Nangnaun Masom (239)	200,000	*	200,000	0	0
Nasu Mayumi (240)	200,000	*	200,000	0	0
Natalia Lorena Montoya Brand (241)	200,000	*	200,000	0	0
Natsuko Kawahara (242)	200,000	*	200,000	0	0
Nattavee Chaisiriworakan (243)	200,000	*	200,000	0	0
Neth Samphors (244)	200,000	*	200,000	0	0
Ng Pau Lo (245)	200,000	*	200,000	0	0
Ngu Nguok Ming (246)	200,000	*	200,000	0	0
Njo Ai Ling (247)	200,000	*	200,000	0	0
Njo Sun Khing (248)	200,000	*	200,000	0	0
Noriko Waki (249)	200,000	*	200,000	0	0
Nozaki Shinichi (250)	200,000	*	200,000	0	0
Nozawa Kiyoko (251)	200,000	*	200,000	0	0
Nurfitriyana Muhamad Ramli (252)	200,000	*	200,000	0	0
Oh Chee Meng (Hu Zhiming) (253)	200,000	*	200,000	0	0
Ong Hock Cheng (254)	200,000	*	200,000	0	0
Onggy Hianata Chunnardy (255)	200,000	*	200,000	0	0
Osamu Uchiyama (256)	200,000	*	200,000	0	0
Otosaka Michiyo (257)	200,000	*	200,000	0	0
Oumou Kouloussoum Fofana Epse Gassaud (258)	200,000	*	200,000	0	0
Park Byeongsun (259)	200,000	*	200,000	0	0

79

Park Eunsook (260)	200,000	*	200,000	0	0
Patchamai Suphakpongsin (261)	200,000	*	200,000	0	0
Phoeurng Chanthan (262)	200,000	*	200,000	0	0
Pongphob Sriviriyanont (263)	200,000	*	200,000	0	0
Poon Wing Chung Christine (264)	200,000	*	200,000	0	0
Princip Muljadi (265)	200,000	*	200,000	0	0
Proek Vongvattey (266)	200,000	*	200,000	0	0
Rachael Moke Pindu (267)	200,000	*	200,000	0	0
Ramon Francisco Balsells Coll (268)	200,000	*	200,000	0	0
Raoul Ruben Njionou (269)	200,000	*	200,000	0	0
Ratna Dewi (270)	200,000	*	200,000	0	0
Raymond Valderama Portillano (271)	200,000	*	200,000	0	0
Rebeca Luz Rodriguez (272)	200,000	*	200,000	0	0
Reynaldo Ubag Dagoy (273)	200,000	*	200,000	0	0
Ricardo Armando Mayorga Jara (274)	200,000	*	200,000	0	0
Ricardo Teodoro Montes Ocampo (275)	200,000	*	200,000	0	0
Richard Teh (276)	200,000	*	200,000	0	0
Rickson Apenda (277)	200,000	*	200,000	0	0
Rodriguez Alonso Juan Antonio (278)	200,000	*	200,000	0	0
Romina Yesica Yagualca (279)	200,000	*	200,000	0	0
Rona Handayana (280)	200,000	*	200,000	0	0
Rosalinda Tagnipez Atienza (281)	200,000	*	200,000	0	0
Rosy Ling (282)	200,000	*	200,000	0	0
Sagna Augustin (283)	200,000	*	200,000	0	0
Samuel Bahoya (284)	200,000	*	200,000	0	0
Sarah Jane Duran Carriaga (285)	200,000	*	200,000	0	0
Sari Rahmawati (286)	200,000	*	200,000	0	0
Satien Sukontapongpow (287)	200,000	*	200,000	0	0
Sato Kimiko (288)	200,000	*	200,000	0	0
Sato Toshiyuki (289)	200,000	*	200,000	0	0
Satoru Tomaru (290)	200,000	*	200,000	0	0
Saw Hwai Yen (291)	200,000	*	200,000	0	0
Saw Peen Teng (292)	200,000	*	200,000	0	0
Sawasaki Yuko (293)	200,000	*	200,000	0	0
Senami Landry Euloge Zolikpo (294)	200,000	*	200,000	0	0
Sene Ep Bampoky Anne Penda (295)	200,000	*	200,000	0	0
Sergio Marcelo Flores Cabezas (296)	200,000	*	200,000	0	0
Sherly Fransiska (297)	200,000	*	200,000	0	0
Shin Hye Sook (298)	200,000	*	200,000	0	0
Shin Hyun Ahm (299)	200,000	*	200,000	0	0
Shinya Fukutomi (300)	200,000	*	200,000	0	0
Shiroyama Fuyuko (301)	200,000	*	200,000	0	0
Shuichi Nakajima (302)	200,000	*	200,000	0	0
Sia Soon Yiap (303)	200,000	*	200,000	0	0
Sim Choon Hong (304)	200,000	*	200,000	0	0
Sim Kimheak (305)	200,000	*	200,000	0	0

80

Simeon Fotso (306)	200,000	*	200,000	0	0
Soemitro Tedjokusumo (307)	200,000	*	200,000	0	0
Sofyan Razzy (308)	200,000	*	200,000	0	0
Solange Hacquissite Kouame Epse Adam (309)	200,000	*	200,000	0	0
Sonta Iriani Pane (310)	200,000	*	200,000	0	0
Sri Budi Muljani Adinoto (311)	200,000	*	200,000	0	0
Stella Francis (312)	200,000	*	200,000	0	0
Suede Jo Rosado Aguilar (313)	200,000	*	200,000	0	0
Sugeng Suparno Pujiono (314)	200,000	*	200,000	0	0
Supha Traewijitsin (315)	200,000	*	200,000	0	0
Suwanna Tantisatirapong (316)	200,000	*	200,000	0	0
Suzanne Desiree Loaw Atsoul Epse Wanteu (317)	200,000	*	200,000	0	0
Tabar Alexe Nicodeme (318)	200,000	*	200,000	0	0
Takao Arai (319)	200,000	*	200,000	0	0
Takashi Karube (320)	200,000	*	200,000	0	0
Takashi Yamazaki (321)	200,000	*	200,000	0	0
Takeda Yoko (322)	200,000	*	200,000	0	0
Takeshi Hara (323)	200,000	*	200,000	0	0
Tan Chang-O (324)	200,000	*	200,000	0	0
Tan Sook Yee (325)	200,000	*	200,000	0	0
Tan Su Peng (326)	200,000	*	200,000	0	0
Tanaka Isao (327)	200,000	*	200,000	0	0
Tanida Hidemi (328)	200,000	*	200,000	0	0
Tchagam Djoumbi Josiane (329)	200,000	*	200,000	0	0
Tee May Fong (330)	200,000	*	200,000	0	0
Teh Sor Hoon (331)	200,000	*	200,000	0	0
Thomas Jr.Pijuan Manotoc (332)	200,000	*	200,000	0	0
Thy Pheany (333)	200,000	*	200,000	0	0
Tin Boon Men (334)	200,000	*	200,000	0	0
Tita Arbiyani Makki (335)	200,000	*	200,000	0	0
Titik Utari Duldjanan (336)	200,000	*	200,000	0	0
Trovador Jr.Agaton Ramos (337)	200,000	*	200,000	0	0
Tsai Ming-Chieh (338)	200,000	*	200,000	0	0
Tsuruta Eri (339)	200,000	*	200,000	0	0
Udayan Germalyn (340)	200,000	*	200,000	0	0
Uto Megumi (341)	200,000	*	200,000	0	0
Uwai Mayumi (342)	200,000	*	200,000	0	0
Victor Manuel Hernandez Nunez (343)	200,000	*	200,000	0	0
Wananong Somboonvorakran (344)	200,000	*	200,000	0	0
Wardhani Indriati Tjahjahadiseputra (345)	200,000	*	200,000	0	0
Warichaya Sattayaphuriphat (346)	200,000	*	200,000	0	0
Whang Jum Sook (347)	200,000	*	200,000	0	0
Wilson Hely Prada Bello (348)	200,000	*	200,000	0	0
Winnie Samera Ursua (349)	200,000	*	200,000	0	0

81

Wong Bee Yook (350)	200,000	*	200,000	0	0
Wong Bick Tong (351)	200,000	*	200,000	0	0
Wong Chiew Sing (352)	200,000	*	200,000	0	0
Wong Huey Ling (353)	200,000	*	200,000	0	0
Wong Ling Kong (354)	200,000	*	200,000	0	0
Wong Sik Yuong (355)	200,000	*	200,000	0	0
Xu Jun (356)	20,000,000	3.21%	20,000,000	0	0
Yada Koubirma Epse Bignandi (357)	200,000	*	200,000	0	0
Yamamoto Kosuke (358)	200,000	*	200,000	0	0
Yanagisawa Tsuyoshi (359)	200,000	*	200,000	0	0
Yangos Edward (360)	200,000	*	200,000	0	0
Yau Chun Yin Ivy (361)	200,000	*	200,000	0	0
Yelognisse Ayiyeton Luc Boko (362)	200,000	*	200,000	0	0
Yong Hoong Ping (363)	200,000	*	200,000	0	0
Yong Woon San (364)	200,000	*	200,000	0	0
Yoo Kyongsuk (365)	200,000	*	200,000	0	0
Yosdinar Yoewono (366)	200,000	*	200,000	0	0
Yoshimura Kaoru (367)	200,000	*	200,000	0	0
Yoshino Kazuo (368)	200,000	*	200,000	0	0
Yu Kangyeol (369)	200,000	*	200,000	0	0
Yukio Hashimoto (370)	200,000	*	200,000	0	0
Yulianny Samuyli Thejocosumo (371)	200,000	*	200,000	0	0
Yulianto (372)	200,000	*	200,000	0	0
Yuya Shibayama (373)	200,000	*	200,000	0	0
Zheng Yi (374)	200,000	*	200,000	0	0

*	Denotes less than 1% of shares outstanding.

(1)	The address of the Selling Shareholder is Lot 3281 ILOT 267 7eme Tranche 2 Plateaux Cocody 01 BP 6875 Abidjan 01 Abidjan Lagunes Cote D’Ivoire.
(2)	The address of the Selling Shareholder is Rua Delta Ii Comoro Dom Aleixo Dili Barat Timor Leste.
(3)	The address of the Selling Shareholder is 1-22-71 Thuruma Machidacity Tokyo Japan.
(4)	The address of the Selling Shareholder is 2-9-32 Minami Masuo Kachiwacity Chiba-Ken Japan.
(5)	The address of the Selling Shareholder is Paraguay Mz 4 Lote 10 Norte Argentino Perico Jujuy Argentina.
(6)	The address of the Selling Shareholder is Calle Ricardo Ortiz 59 4 B 28017 Madrid Madrid Spain.
(7)	The address of the Selling Shareholder is 9004 Gs Phase 2 Access Road Bgy San Dionisio Paranaque City Philippines.
(8)	The address of the Selling Shareholder is 31b Enrique Yuchengco St Bf Aguelor Triangle Bf Homes Bf Paranaque City Philippines.
(9)	The address of the Selling Shareholder is 18 Jade Garden Compound San Juan 1500 Manila Philippines.
(10)	The address of the Selling Shareholder is Flat 3 4/F Tak Wah Mansion 292 Hennessy Rd Wanchai Hong Kong.
(11)	The address of the Selling Shareholder is 106-Dong 204-Ho 12-0 Ancheong-Ro 1-Gil Cheongbuk-Eup Pyeongtaek-Si Gyeonggi-Do Korea.
(12)	The address of the Selling Shareholder is Sta Cruz Del Valle #83 Hda Real Cp 45428 Tonala Jalisco Mexico.
(13)	The address of the Selling Shareholder is 19 Lrg Teratai 4 Taman Mutiara Teratai 14100 Pp Simpang Ampat Malaysia.
(14)	The address of the Selling Shareholder is No Bb E0e1e2 Street P 05 Group 4 Village 4 Chraing Chomres 1 Commune Reussy Keo District Phone Penh Capital Phnom Penh Cambodia.
(15)	The address of the Selling Shareholder is Fako882-02-25-035-00-0101 Auberge Buea South West Cameroon.
(16)	The address of the Selling Shareholder is Lot 8 Blk 2d Ecotrend Villa Zapote Las Pinas City 1740a Las Pinas Cpo 204 Philippines.
(17)	The address of the Selling Shareholder is 05 Bp 5875 Abidjan 01 2 Plateaux-Vallons Lot 2576 Ilot 216 Abidjan Lagunes Cote D’ivoire.
(18)	The address of the Selling Shareholder is Arms Higashi-Sapporo 2A 4-6-1 3Jyo Higashi-Sapporo Shiroishi-Ku Sapporo-City Hokkaido Japan.
(19)	The address of the Selling Shareholder is Jl Hidup Baru No 22 Gandaria Utara Rt 005/010 Kebayoran Baru Jakarta Selatan 12140 Indonesia.
(20)	The address of the Selling Shareholder is Jl Taman Gapura E I/26 Surabaya Indonesia.
(21)	The address of the Selling Shareholder is 4-1540-13 Sayama Higashi-Yamato-City Tokyo Japan.
(22)	The address of the Selling Shareholder is 101-Dong 2101-Ho 450-0 Bongsu-Ro Dong-Gu Ulsan Korea.
(23)	The address of the Selling Shareholder is Section 20 Allotment 31 Boroko Niu Place Ncd Port Moresby National Capital District Papua New Guinea.
(24)	The address of the Selling Shareholder is Villa N 17 Cite Sodalo Nord Foire Appt 1 Er Etage Senegal.
(25)	The address of the Selling Shareholder is 1 Carisview 2Cha-602 163 Jangje-Ro Bupyeong-Gu Incheon Metropolitan Korea.
(26)	The address of the Selling Shareholder is Jl Gajah Mada 101-A Rt 007 Rw 005 Miroto Semarang Tengah Semarang Indonesia.
(27)	The address of the Selling Shareholder is 23 School St Grace Village Balintawak 1106 Quezon City Philippines.
(28)	The address of the Selling Shareholder is 2-15-1-601 Akabane-Kita Kita-Ku Tokyo Japan.
(29)	The address of the Selling Shareholder is 25 Fairfield Close Enfield Middlesex En3 7uq England.
(30)	The address of the Selling Shareholder is Villa No 50 Cite Keur Damel Au Rdc Senegal.
(31)	The address of the Selling Shareholder is Area No 44 Street 28 445 Ouagadougou Kadiogo Burkina Faso.
(32)	The address of the Selling Shareholder is Oliaji Trade Centre - 1st Floor Victoria Mahe Seychelles. Brilliant Stars Management Limited is a Seychelles corporation with its business address at Flat 24, 2/F, No.2 Mei King Street, To Kwa Wan, Kowloon, Hong Kong. Mr. Ivan Tsz Hong Tsui is its sole shareholder and director.
(33)	The address of the Selling Shareholder is No 90/97 M8 Prachautis 129 Bangkru Phrapradaeng Samutprakarn 10130 Thailand.
(34)	The address of the Selling Shareholder is Vle Fulvio Test I 76 20126 Milano Italy.
(35)	The address of the Selling Shareholder is Section 355 Allotment 4 Gorokaeage Road Rainbow Port Moresby National Capital District Papua New Guinea.
(36)	The address of the Selling Shareholder is No 26 Jln Bkt Sungai Long 3/10 43000 Bukit Sungai Long Malaysia.
(37)	The address of the Selling Shareholder is Lrg 4 37a Kampung Nangka 96000 Sibu Malaysia.
(38)	The address of the Selling Shareholder is Flat B 7/F Block 4 Well On Garden Tseung Kwan O Kowloon Hong Kong.
(39)	The address of the Selling Shareholder is Flat A 15/F Tower 3 Mont Vert 9 Fung Yuen Road Tai Po Nt Hong Kong.
(40)	The address of the Selling Shareholder is 45/165 Moo4 Tambon Prayom Amphor Wangnoi Phra Nakhonsi-Ayuthaya Thailand 13170, Thailand.
(41)	The address of the Selling Shareholder is 06 A Maribbay Street Ugac Sur Tuguegarao City Philippines.
(42)	The address of the Selling Shareholder is 58/1 Songpra Rama4 Road Mahaprutharam Bangrak Bangkok Thailand 10500 Thailand.
(43)	The address of the Selling Shareholder is No 260 Nipatutit 1 Rd Hatyai Songkhla 90110 Thailand.
(44)	The address of the Selling Shareholder is 17 Jln Mutiara 2 Taman Mutiara 56000 Kuala Lumpur Wilayah Persekutuan Malaysia.
(45)	The address of the Selling Shareholder is NO A1409 Gaofa Chengchi Yuan Yitian Road Futian District Shenzhen Guangdong Province People’s Republic Of China.
(46)	The address of the Selling Shareholder is No 28 Jalan Cempaka Harum 15 Taman Cempaka 42700 Banting Selangor Malaysia.
(47)	The address of the Selling Shareholder is Group 2 Traing Village Slo Kram Commune Siem Reap Siem Reap Cambodia.
(48)	The address of the Selling Shareholder is 401 27 Muhak-Ro 45-Gil Dongdaemun-Gu Seoul Metropolitan Korea.
(49)	The address of the Selling Shareholder is House No 1794 National Road No 5 Group No 6 Phsar Touch Village Toul Sangke Quarter Russey Keo District Phnom Penh Capital Cambodia.
(50)	The address of the Selling Shareholder is 301-Ho 12-0 Hambak-Ro 83beon-Gil Yeonsu-Gu Incheon Korea.

82

(51)	The address of the Selling Shareholder is 48-0 Jomaru-Ro 412beon-Gil Bucheon-Si Gyeonggi-Do Korea.
(52)	The address of the Selling Shareholder is 405 Tadindang Road Tambon Somdet Chao Phraya Amphoe Klongsan Bangkok Thailand 10600 Thailand.
(53)	The address of the Selling Shareholder is No.60-3 Sintai St Fongshan Dist Kaohsiung City 83078 Taiwan R.O.C..
(54)	The address of the Selling Shareholder is Flat 401 Yat Shing Hse Mei Shing Court Shatin Hong Kong.
(55)	The address of the Selling Shareholder is No.44 Xinhua Rd Xinpi Township Pingtung County 925 Taiwan R.O.C..
(56)	The address of the Selling Shareholder is Barrio Casco Viejo Calle Mercado #423Uv 000d Mza 079 Santa Cruz Andres Ibanez Bolivia.
(57)	The address of the Selling Shareholder is 09 Bp1822 Abidjan 09 Riviera Palmeraie 3 Lot 294 Ilot 24 Abidjan Lagunes Cote D’ivoire.
(58)	The address of the Selling Shareholder is San Isidro Mzb Sl 10d Km4 Via Samborondon Guayaquil Guayas Ecuador.
(59)	The address of the Selling Shareholder is Wouri 821-11-27-011-00-011 Rue Bonadouma Ii Douala Littoral Cameroon.
(60)	The address of the Selling Shareholder is 31 H Anobing Street Brgy Claro Project 3 Quezon City 1102 Philippines.
(61)	The address of the Selling Shareholder is 402-Ho 57-4 Munhyeongsan-Gil 47beon-Gil Opo-Eup Gwangju-Si Gyeonggi-Do Korea.
(62)	The address of the Selling Shareholder is Kalibata Indah S-7 Rt 012 Rw 006 Rawajati Pancoran Jakarta 12750 Indonesia.
(63)	The address of the Selling Shareholder is Agoe Assiyeye Lome Maritime Togo.
(64)	The address of the Selling Shareholder is Jln Kalasan No 4a Rt 004/002 Kel Pegangsaan Kec Menteng Jakarta Indonesia.
(65)	The address of the Selling Shareholder is Komp Timah Blok Ff No 52 Rt06 Rw12 Tugu Cimanggis Depok Jawa Barat Indonesia 16451 Indonesia.
(66)	The address of the Selling Shareholder is Bairro Das Flores N°17 S Martinho Do Bispo 3040-047 Coimbra Portugal.
(67)	The address of the Selling Shareholder is Baobabs N 500 Apt 1er Gauche Sicap Baobabs Mermoz Senegal.
(68)	The address of the Selling Shareholder is Jl Kebon Mangga I/63 Rt 003 Rw 003 Cipulir Kebayoran Lama Jakarta Selatan 12230 Indonesia.
(69)	The address of the Selling Shareholder is Jl Pelepah Kuning I Wa 1 No 14 Rt 011 Rw 015 Kel Kelapa Gading Timur Kec Kelapa Gading Jakarta Utara 14240 Indonesia.
(70)	The address of the Selling Shareholder is Street 15 #29-38 Apartment 205 E Pasto Narino Colombia.
(71)	The address of the Selling Shareholder is Wouri 829-10-02-035-00-011 Bonamoussadi Douala Littoral Cameroon.
(72)	The address of the Selling Shareholder is 4 Hyacinth Rd Bgy Pilar Village Pilar Village Las Pinas City Las Pinas City Philippines.
(73)	The address of the Selling Shareholder is T2-15g The Columns Legazpi Village Makati Makati City Philippines.
(74)	The address of the Selling Shareholder is Komp Nusa Jaya Blok F No 18 Rt/Rw 004/006 Kel Sungai Panas Kec Batam Kota Batam Indonesia.
(75)	The address of the Selling Shareholder is 618-2 Nakatuma Town Jyousou City Ibaragi Ken Japan.
(76)	The address of the Selling Shareholder is Section 54 Allotment 5 Guitau Avenue Boroko Po Box 5636 Boroko Ncd Port Moresby National Capital District Papua New Guinea.
(77)	The address of the Selling Shareholder is 010-Bl-032 M Banzon St Bgy Talon Dos Bf Vista Grande Las Pinas City Philippines.
(78)	The address of the Selling Shareholder is Calle B Lote 12 Y 3a Transversal Quito Pichincha Ecuador.
(79)	The address of the Selling Shareholder is Djakotome Area Lot 1127 Nord Maison Godonou A Francoise Cotonou Litora Benin.
(80)	The address of the Selling Shareholder is Door B Ambion Compound Bonifacio Drive Silang Crossing West Tagaytay City 4120 Philippines.
(81)	The address of the Selling Shareholder is 286 Malagasang I Imus Cavite Philippines.
(82)	The address of the Selling Shareholder is K 008 061 132 Cs 094 Carrera 8 #61-132 Casa 94 Parque San Remo 1 Bucaramanga Santander Colombia.
(83)	The address of the Selling Shareholder is 239 Lot 23 Obuta Street Gerehu Stage 2 Port Moresby National Capital District Papua New Guinea.
(84)	The address of the Selling Shareholder is Apartement Taman Rasuna Twr 06-21e Rt 001 Rw 010 Menteng Atas Setiabudi Jakarta Indonesia.
(85)	The address of the Selling Shareholder is Amadeu Paltor Spain.
(86)	The address of the Selling Shareholder is Flat/Rm Lg Lg/F East Town Building 64 Jaffe Road Wanchai Hong Kong.
(87)	The address of the Selling Shareholder is Area No 26 Street 17.553 P551 Ouagadougou Kadiogo Burkina Faso.
(88)	The address of the Selling Shareholder is C-15-1 9 Bukit Utama 9 Persiaran Bukit Utama 47800 Petaling Jaya Selangor Malaysia.
(89)	The address of the Selling Shareholder is Mutiara Taman Palem Blok D1 No 125 Cengkareng Jakarta Barat Indonesia.
(90)	The address of the Selling Shareholder is Unit 5 Mariposa Square 24 C Benitez St Bgry Horeshoe Cubao 1109 Quezon City Metro Manila Philippines.
(91)	The address of the Selling Shareholder is Sectio 484 Allotment 73 Rainbow Gerehu Port Moresby National Capital District Papua New Guinea.
(92)	The address of the Selling Shareholder is Cvl 35 92 136 Trr 1 Apt 101 Serrezuela Bucaramanga Santander Colombia.
(93)	The address of the Selling Shareholder is Cl 76 Sur Cr 57-12 Interior 301 La Estrella Antioquia Colombia.
(94)	The address of the Selling Shareholder is CL 6 41 B-97 CALLE 6 #41 B-97 Buenaventura Vall Del Cauca Colombia.
(95)	The address of the Selling Shareholder is 303-Ho 422-0 Songak-Ro Songak-Eup Dangjin-Si Chungcheongnam-Do Korea.
(96)	The address of the Selling Shareholder is Mz #2853 Sol #19 Mucho Lote #2 Villa Espana Li Guayaquil Guayas Ecuador.
(97)	The address of the Selling Shareholder is Priv Ejercito Del Trabajo 254 Guadalupe San Buenaventura CP 50110 Toluca Estdo De Mexico Mexico.
(98)	The address of the Selling Shareholder is 478-0 Yangjae-Daero Gangnam-Gu Seoul Korea.
(99)	The address of the Selling Shareholder is Jl Pelepah Elok Xii Qh 2 No 3 Kelapa Gading Barat Rt 005 Rw 011 Kelapa Gading Indonesia.
(100)	The address of the Selling Shareholder is 1-20-9 Denenchoufu Oota-Ku Tokyo Japan.

83

(101)	The address of the Selling Shareholder is J1 Talaud Blok Mb /1 Sekt Xiv-6 Bsd City Rt 009 Rw 008 Rawamekar Jaya Serpong Tangerang Selatan Indonesia.
(102)	The address of the Selling Shareholder is 2789 Honnou Mobaracity Chiba-Ken Japan.
(103)	The address of the Selling Shareholder is Yos Sudarso Rt 014 Selumit - Tarakan Tengah Tarakan-East Kalimantan 77113 Indonesia.
(104)	The address of the Selling Shareholder is Jl Gili Sampeng Iii No 11 Kec Kebon Jeruk Rt 08 Rw 03 Kel Kebon Jeruk Jakarta Barat 11530 Indonesia.
(105)	The address of the Selling Shareholder is 12718881/1 Douala Makepe Douala Littoral Cameroon.
(106)	The address of the Selling Shareholder is No 15 Jalan Budiman 7 Taman Mulia Bandar Tun Razak Cheras 56000 Kuala Lumpur Malaysia.
(107)	The address of the Selling Shareholder is 355 Anthurium St Bgy Northbay Bvd So Navotas Greater Metro Manila Philippines.
(108)	The address of the Selling Shareholder is J1 Siliwangi No 17 Kupang - Nusatenggara Timur Indonesia - 85221 Indonesia.
(109)	The address of the Selling Shareholder is 6-12-2-B1102 Roppongi Minato-Ku Toyko Japan.
(110)	The address of the Selling Shareholder is Agoe Cacaveli Lome Maritime Togo.
(111)	The address of the Selling Shareholder is 233 Dotou Oyamacity Tochigi-Ken Japan.
(112)	The address of the Selling Shareholder is 1-2-18-501 Zushi Zushi-City Kanagawa-Ken Japan.
(113)	The address of the Selling Shareholder is 167 Kakinokiharatown Mathuzakacity Mie-Ken Japan.
(114)	The address of the Selling Shareholder is 114-7 Kami-Hideya Okegawacity Saitama-Ken Japan.
(115)	The address of the Selling Shareholder is Bt 5 3/4 Belakang Kilang Ais Jln Kuala Kedah 06600 Kuala Kedah Malaysia.
(116)	The address of the Selling Shareholder is No 23-3 Tuge Rd Kanding Township Pingtung County 924 Taiwan R.O.C..
(117)	The address of the Selling Shareholder is Weicun Shiyizu Langwei Cun Meihua Zhen Maonan District Maoming Guangdong Province People’s Republic Of China.
(118)	The address of the Selling Shareholder is B6 L2 Ideal Subdivision Beethoven St Bgy Commonwealth Quezon City Metro Manila 1121 Philippines.
(119)	The address of the Selling Shareholder is 1 Jugong Apt 101-702 202 Wonmi-Ro Bucheon-Si Gyeonggi-Do Korea.
(120)	The address of the Selling Shareholder is Puri Anjasmoro H-5/62 Rt 002 / Rw 007 Tawangsari Semarang Barat Indonesia.
(121)	The address of the Selling Shareholder is Cl 104 F 16a 59 Calle 104 F #16a-59 Bucaramanga Santander Colombia.
(122)	The address of the Selling Shareholder is Cabal 1a Entraxmofles Entrada Por Mofles Torres Y A 100 Mts De La Entrada Anacleto Canabal 1a Sex C P 86103 Villahermosa Tabasco Mexico.
(123)	The address of the Selling Shareholder is 207-10 Kozai Nishimachi Takamatsu-City Kagawa-Ken Japan.
(124)	The address of the Selling Shareholder is Section 34 & Lot 53 7 Mile Kennedy Estate Port Moresby Ncd Papua New Guinea.
(125)	The address of the Selling Shareholder is 414 Choa Chu Kang Ave 4 #09-334 Singapore 680414 Singapore.
(126)	The address of the Selling Shareholder is Kono Place Pipigari Street Section 77 Allotment 13 Korobosea Port Moresby National Capital District Papua New Guinea.
(127)	The address of the Selling Shareholder is Ideal Subdivision 6 Beethoven St Commonwealth Quezon City Que 1121 Philippines.
(128)	The address of the Selling Shareholder is Bukit Darmo Golf B-1 Surabaya Indonesia.
(129)	The address of the Selling Shareholder is 301-Ho 33-0 Bucheon-Ro 245beon-Gil Bucheon-Si Gyeonggi-Do Korea.
(130)	The address of the Selling Shareholder is 301-Ho 33-0 Bucheon-Ro 245beon-Gil Bucheon-Si Gyeonggi-Do Korea.
(131)	The address of the Selling Shareholder is 374-0 Gilju-Ro Bucheon-Si Gyeonggi-Do Korea.
(132)	The address of the Selling Shareholder is 402-Ho 51-3 Simgok-Ro 45beon-Gil Bucheon-Si Gyeonggi-Do Korea.
(133)	The address of the Selling Shareholder is Cl 3 6 53 Calle 3 #6-53 Madrid Cundinamarca Colombia.
(134)	The address of the Selling Shareholder is Castle Garden H9 No 52 Perumahan Citra Gran Cibubur Bekasi 17435 Indonesia.
(135)	The address of the Selling Shareholder is Cr 47 46-39 2013 Barrio Asturias Itagui An Itagui Antioquia Colombia.
(136)	The address of the Selling Shareholder is Cf 35a 52-58 Apt Casa Barrio Cabcera Bucaramanga Santander Colombia.
(137)	The address of the Selling Shareholder is Carrera 115a #64cc 04 Apto 1103 Unidad Residencial Bosques De La Macarena Medellin Antioquia Colombia.
(138)	The address of the Selling Shareholder is Av Grau 323 La Punta Callao Callao Peru.
(139)	The address of the Selling Shareholder is Miguel De Unamuno 1 18800 Baza Granada Spain.
(140)	The address of the Selling Shareholder is Via Manta-Rocafuerte Base Naval De Jaramijo Mz2 Villa 34 Jaramijo Manabi Ecuador.
(141)	The address of the Selling Shareholder is Section 484 & Lot 73 Rainbow Gerehu Port Moresby Ncd Papua New Guinea.
(142)	The address of the Selling Shareholder is 1-17-204 Thuthujino Sayamacity Saitama-Ken Japan.
(143)	The address of the Selling Shareholder is 112-Dong 304-Ho 60-0 Wangji 3-Gil Suncheon-Si Jeollanam-Do Korea.
(144)	The address of the Selling Shareholder is Art Hills Yomiuri Land 103 7-11-3 Hosoyama Asao-Ku Kawasaki-City Kanagawa-Ken Japan.
(145)	The address of the Selling Shareholder is 6-15-14-106 Tsunashima-Nishi Kouhoku-Ku Yokohama-City Kanagawa-Ken Japan.
(146)	The address of the Selling Shareholder is 41-2 Okcheon-Ro 88beon-Gil Saha-Gu Busan Metropolitan Korea.
(147)	The address of the Selling Shareholder is J1 Mimosa Raya Blok Eii/1 Rt/Rw 015/08 Sunter Jaya Tanjung Priok Jakarta Utara Indonesia.
(148)	The address of the Selling Shareholder is 4-10-27 Kasayama Kusatsucity Siga-Ken Japan.
(149)	The address of the Selling Shareholder is 3-3-5 Maenocho Itabashi-Ku Toyko Japan Kinden Tokiwadai Dormitory 304 Japan.
(150)	The address of the Selling Shareholder is #1-103 Patios19 2-23 Utase Mihama-Ku Chiba-Shi Chiba-Ken Japan.

84

(151)	The address of the Selling Shareholder is No 462a Street 93 Group 68 Village11 Tonle Bassac Commune Chamkar Morn District Phnom Penh Capital Cambodia.
(152)	The address of the Selling Shareholder is 902-Ho 13-0 Chungnyeolsa-Ro 67beon-Gil Dongnae-Gu Busan Korea.
(153)	The address of the Selling Shareholder is 6-Dong 201-Ho 57-0 Bucheon-Ro 416beon-Gil Bucheon-Si Gyeonggi-Do Korea.
(154)	The address of the Selling Shareholder is 103-Dong 402-Ho 90-3 Bonghwa-Ro Gimpo-Si Gyeonggi-Do Korea.
(155)	The address of the Selling Shareholder is 104-Dong 304-Ho 26-19 Gwangneungnae-Ro Jinjeop-Eup Namyangju-Si Gyeonggi-Do Korea.
(156)	The address of the Selling Shareholder is 205-Ho 140-0 Sangil-Ro Bucheon-Si Gyeonggi-Do Korea.
(157)	The address of the Selling Shareholder is 201-Dong 1207-Ho 5-9 Bongsol-Ro 2-Gil Soheul-Eup Pocheon-Si Gyeonggi-Do Korea.
(158)	The address of the Selling Shareholder is 301-Ho 30-0 Insubong-Ro 14-Gil Gangbuk-Gu Seoul Korea.
(159)	The address of the Selling Shareholder is 401-Ho 54-0 Maehwa-Ro 1-Gil Sangnok-Gu Ansan-Si Gyeonggi-Do Korea.
(160)	The address of the Selling Shareholder is C-15-1 9 Bukit Utama 9 Persiaran Bukit Utama Bandar Utama 47800 Petaling Jaya Selangor Malaysia.
(161)	The address of the Selling Shareholder is 2-14-4 Tukiji-Town Kariya-City Aichi-Ken Japan.
(162)	The address of the Selling Shareholder is 3-6-19 Kakinokizaka Meguro-Ku Tokyo Japan.
(163)	The address of the Selling Shareholder is Manshon-Matsuba 302 1-3-5 Sengawa-Cho Chofu-City Tokyo Japan.
(164)	The address of the Selling Shareholder is #501, 2-39-14 Kami-Hagi Suginami-Ku Tokyo Japan.
(165)	The address of the Selling Shareholder is Agbalepedogan Mson Tomegah Lome Maritime Togo.
(166)	The address of the Selling Shareholder is Lot 3554 Fiyegnon-Houta Area Maison Kouagou Cotonou Litoral Benin.
(167)	The address of the Selling Shareholder is Agla Finafa Area Lot 3293-G, Maison Kounonzo Martin Cotonou Litoral Benin.
(168)	The address of the Selling Shareholder is Ave Maria Street Toto Lome Maritime Togo.
(169)	The address of the Selling Shareholder is 5-8-27 Wakamatsu-Cho Tondabayashi-City Osaka-Fu Japan.
(170)	The address of the Selling Shareholder is Manyar Kerta Adi No.63 Surabaya - 60116 Jawa Timur Indonesia.
(171)	The address of the Selling Shareholder is Flt F 55/F Blk 5 Manhattan Hill 1 Po Lun St Lai Chi Kok Kln Hong Kong.
(172)	The address of the Selling Shareholder is 62-0 Choryangsang-Ro Dong-Gu Busan Korea.
(173)	The address of the Selling Shareholder is 5-7 Nohae-Ro 32-Gil Gangbuk-Gu Seoul Metropolitan Korea.
(174)	The address of the Selling Shareholder is 43-4 Ongnyu-Ro Dong-Gu Ulsan Korea.
(175)	The address of the Selling Shareholder is 1 Bunseongmaeul Hyundai I Apt 112-1501 232 Samgye-Ro Gimhae-Si Gyeongsangnam-Do Korea.
(176)	The address of the Selling Shareholder is 61-11 Chiljung 5-Gil Jeokseong-Myeon Paju-Si Gyeonggi-Do Korea.
(177)	The address of the Selling Shareholder is Rio Florido 2119 Junta De Los Rios Cp 31300 Chihuahua Chihuahua Mexico.
(178)	The address of the Selling Shareholder is Rua Vila Verde Vera Cruz Dili Timor Leste.
(179)	The address of the Selling Shareholder is 132 Boul Salaberry N Chateauguay Quebec J6j 4k4 Canada.
(180)	The address of the Selling Shareholder is A1- 01-3 Flr 1 Pantai Hillpark Phase 1 Jln Pantai Murni 1 Pantai Dalam 59200 Kuala Lumpur Wilayah Persekutuan Malaysia.
(181)	The address of the Selling Shareholder is Section 454 Allotment 17 Kourway Tokarara Ncd Port Moresby National Capital District Papua New Guinea.
(182)	The address of the Selling Shareholder is No 43-G 1/23 Off Jln Langkawi Taman Teratai Mewah 53000 Kuala Lumpur Malaysia.
(183)	The address of the Selling Shareholder is 204 Leopales Karumo2 1-26-2 Minami Senjyu Arakawa-Ku Tokyo Japan.
(184)	The address of the Selling Shareholder is J1 Cempaka Putih Tengah 27 D/35 Jakarta Pusat 10510 Indonesia.
(185)	The address of the Selling Shareholder is No.298 Fengwei Rd Chaozhou Township Pingtung County 920 Taiwan R.O.C..
(186)	The address of the Selling Shareholder is No 171 2nd Neighborhood Wundong Street Fongshan District Kaohsiung City Taiwan.
(187)	The address of the Selling Shareholder is 42 A Jln Pju 7/12a Mutiara Damansara 47810 Petaling Jaya Malaysia.
(188)	The address of the Selling Shareholder is Kaiilingbam Sam Pablo Tac City Philippines.
(189)	The address of the Selling Shareholder is D-01-12 Ketumbar Heights Jln 6/95b Cheras Utama 56100 56100 Kuala Lumpur Malaysia.
(190)	The address of the Selling Shareholder is Unit I 71 Santander Lane 6th St Brgy Mariana New Mla 1112 Quezon City Philippines.
(191)	The address of the Selling Shareholder is Unit 15g1 101 Dna M Hemady St Bgy Kristong Hari Woodside Ho Quezon City Philippines.
(192)	The address of the Selling Shareholder is 2 Plateaux-Vallons Lot 1790 Ilot 179 08 Bp 2044 Abidjan 08 Abidjan Lagunes Cote D’ivoire.
(193)	The address of the Selling Shareholder is 1-1016 Kuwakawachyou-Jutaku 1-5-1 Higashi-Kasai Edogawa-Ku Tokyo Japan.
(194)	The address of the Selling Shareholder is 1/141 Chokchai 65 Chokchai Latphrao Latphrao Bangkok 10230 Thailand.
(195)	The address of the Selling Shareholder is Av Visconde Do Amparo Lt11-2 Dto 2415-474 Leiria Portugal.
(196)	The address of the Selling Shareholder is M Manga Manding Albert C13 Scat Urbam Scat Urbam Dkgyf Grand Yoff Senegal.
(197)	The address of the Selling Shareholder is Lot 5 Unit B Thailand St Cor Taiwan St Betterliving Subd Don Bosco Pque Philippines.
(198)	The address of the Selling Shareholder is Poblacion Norte Lidlidda Ilocos Sur 2723 Philippines.
(199)	The address of the Selling Shareholder is Mfoundi 801-05-12-568-00-031 Mendong-Nkolzie Yaounde Centre Cameroon.
(200)	The address of the Selling Shareholder is Jl Setiabudi V No 7 Rt 04 Rw03 Setiabudi Kuningan South Jakarta Indonesia.

85

(201)	The address of the Selling Shareholder is Cl 134 12b-30 201 Barrio Nuevo Country Bogota Cp 110121 Bogota Cundinamarca Colombia.
(202)	The address of the Selling Shareholder is Calle 110 Y 114 Barrio La Reina Tercera Casa Manta Manabi Ecuador.
(203)	The address of the Selling Shareholder is 426 Banawe Street Quezon City Metro Manila Manila Philippines.
(204)	The address of the Selling Shareholder is 16h Mowbray Road London Nw6 7qt England.
(205)	The address of the Selling Shareholder is Mpaka X-Or Bloc 08 Parcelle 10 Section BG Congo.
(206)	The address of the Selling Shareholder is Paga Hill Section 9 Lot 7 Mendi Shp Mendi Southern Highlands Papua New Guinea.
(207)	The address of the Selling Shareholder is 912 Illumina Residences Manila P Sanchez Corner V Mapa Street Sta Mesa Manila Philippines.
(208)	The address of the Selling Shareholder is 67 Gregory St Saint Charbel Village Brgy Tandang Sora Quezon City Philippines.
(209)	The address of the Selling Shareholder is E10 R Del Salvador N35-08 S1 32 N35 Av Portugal Edif Portugal Cp 170515 Quito Pichincha Ecuador.
(210)	The address of the Selling Shareholder is 743 Area 6 Extn Poblacion 1 Blk 13 Lot 9 Gma Cavite City Cavite Philippines.
(211)	The address of the Selling Shareholder is Cl 12a 71c 61/17 304 Conjunto Residencial Mirador Bogota DC Cundinamarca Colombia.
(212)	The address of the Selling Shareholder is 912 Illumina Residences Manila P Sanchez Corner V Mapa Street Sta Mesa Manila Philippines.
(213)	The address of the Selling Shareholder is Calle Cordova 7980 B Colonia Gloria Chihuahua Chihuahua Mexico.
(214)	The address of the Selling Shareholder is 870-4 Mizue Kurashikicity Okayama-Ken Japan.
(215)	The address of the Selling Shareholder is Cra 37b Calle 36 05 Torre 2 Apto 708 Villa Verde Pereira Rigaralda Colombia.
(216)	The address of the Selling Shareholder is 1102 Amusu-Yothuya 3 Choume 5-26 Aizumitown Sinjyuku-Ku Toyko Japan.
(217)	The address of the Selling Shareholder is J1. Enggano No 3 Setabelan Rt 003 Rw 002 Banjarsari Surakarta Indonesia.
(218)	The address of the Selling Shareholder is Jl Pinang No 42 Rawamangun Rt 005/008 Pulo Gadung Jakarta 13220 Indonesia.
(219)	The address of the Selling Shareholder is Jl Perdagangan I No 24 Rt.007 Rw.001 Kel Tambora Kec Tambora Jakarta Barat 11220 Indonesia.
(220)	The address of the Selling Shareholder is Jl Perdagangan 1 No 24 Rt/Rw 007/001 Tambora Jakarta Barat Indonesia.
(221)	The address of the Selling Shareholder is Jl Pandansari No 1 Rt 19 Margasari Balikpapan Barat Balikpapan - Indonesia 76131 Indonesia.
(222)	The address of the Selling Shareholder is Muara Karang Blok D IX T/10a RT/RW 003/015 Kelurahan Pluit Kecamatan Penjaringan Jakarta Utara Indonesia.
(223)	The address of the Selling Shareholder is Bdi Blok I1 No14 Rt 27 Kel Sungai Nangka Kec Balikpapan Selatan 76114 Indonesia.
(224)	The address of the Selling Shareholder is Jl Alam Permai Vii No 7 Rt 011/016 Pondok Pinang-Kebayoran Lama Indonesia.
(225)	The address of the Selling Shareholder is 101 Barmi-Puleis Asagaya 5-11-7 Naritahigashi Suginami-Ku Tokyo Japan.
(226)	The address of the Selling Shareholder is #510 3-14-9 Kamimeguro Meguro-Ku Tokyo 153-0051 Japan.
(227)	The address of the Selling Shareholder is Maison C/SB Zopah Cotonou Litoral Benin.
(228)	The address of the Selling Shareholder is 114-7 Kami-Hideya Okegawacity Saitama-Kam Japan.
(229)	The address of the Selling Shareholder is Mezon Raffine301 4-7-25 Toyotama-Kita Nerima-Ku Tokyo Japan.
(230)	The address of the Selling Shareholder is 39 Sangguniang Vill Caranglaan 24oo Dagupan City Pang Philippines.
(231)	The address of the Selling Shareholder is 5-2 Iwatsuka-Cho Nakamura-Ku Nagoya-City Aichi Japan.
(232)	The address of the Selling Shareholder is 2-21-11 Takagi Shiba Kawaguchi-City Saitama-Ken Japan.
(233)	The address of the Selling Shareholder is Jalan Dr Sahardjo Gg Sawo Iv No 6 Rt 014/010 Kelurahan Manggarai Selatan Kecamatan Tebet Dki Jakarta Jakarta Selatan Indonesia.
(234)	The address of the Selling Shareholder is 1880 Itohara Ooaza Miyazaki-City Miyazaki-Ken Japan.
(235)	The address of the Selling Shareholder is Adidogome Amadahome Lome Maritime Togo.
(236)	The address of the Selling Shareholder is WOURI 829-04-23-007-00-011 Rue Des Cocotiers Douala Littoral Cameroon.
(237)	The address of the Selling Shareholder is 1-12-1-7 Otubo-Higashi Miyazaki-City Miyazaki-Ken Japan.
(238)	The address of the Selling Shareholder is 2-1-7-703 Sumiyoshi Okinawa City Okinawa-Ken Japan.
(239)	The address of the Selling Shareholder is 25 Moo2 Tambon Khampom Amphoe Wapi Pathum Mahasarakham Thailand 44120 Thailand.
(240)	The address of the Selling Shareholder is 6-6-19-303 Akasaka Minato-Ku Tokyo Japan.
(241)	The address of the Selling Shareholder is Cr115a Cl 64 Cc-4 Interior 11 Medellin Antioquia Colombia.
(242)	The address of the Selling Shareholder is 802 Shatore Aishoutu 1930 Fujikata Tsucity Mie-Ken Japan.
(243)	The address of the Selling Shareholder is 289 Moo10 Tambon Dontako Amphor Muang Ratchaburi Thailand 70000 Thailand.
(244)	The address of the Selling Shareholder is No 7 E Street Betong Group 13 Boeung Salang Village Reussey Keo Commune Reussey Keo District Phnom Penh Cambodia.
(245)	The address of the Selling Shareholder is Jl Kelapa Sawit No 1 Sukajadi Indonesia.
(246)	The address of the Selling Shareholder is Fl 1 59b Jln Chong Sang 96000 Sibu Malaysia.
(247)	The address of the Selling Shareholder is Perum Darmo Hi11 Jl Pakis Bukit Mawar P12 Surabaya Indonesia.
(248)	The address of the Selling Shareholder is Perum Casa Jordin Cluster Gladiola Blok G6/No 6 Daan Mogot Km Ii Rt009/Rw009 Jakarta Barat 11710 Indonesia.
(249)	The address of the Selling Shareholder is 6-19-37 Tsujido Fujisawacity Kanagawa-Ken Japan.
(250)	The address of the Selling Shareholder is Sanden-Haitsu Kanayama 701 1-1-19 Otoubashi Nakagawa-Ku Nagoya-City Aichi-Ken Japan.

86

(251)	The address of the Selling Shareholder is Oomiya Cyuou Park-Homes 304 3-143-1 Daimon-Cho Oomiya-Ku Saitama-City Saitama-Ken Japan.
(252)	The address of the Selling Shareholder is Jl Pandan Sari No 109a Rt 19 Kel Marga Sari Kec Balikpapan Barat Indonesia.
(253)	The address of the Selling Shareholder is Blk 752 Yishun Street 72 #07-206 Singapore 760752 Singapore.
(254)	The address of the Selling Shareholder is 75 Jalan Pantai Kuala Kurau 34350 Perak Malaysia.
(255)	The address of the Selling Shareholder is Jl Benhil 8/17 A Jakarta Indonesia.
(256)	The address of the Selling Shareholder is 302 Newpearl Haithu 3-11-3 Shioyaki Ichikawacity Chiba-Ken Japan.
(257)	The address of the Selling Shareholder is 26-1-5-405 Minami1jyo Nishi Chuo-Ku Sapporo-City Hokkaido Japan.
(258)	The address of the Selling Shareholder is Riviera Palmeraie Cocody Lot 1356 Ilot 74 Abidjan Lagunes Cote D’ivoire.
(259)	The address of the Selling Shareholder is B F1 101 18-1 Sanbon-Ro 249beon-Gil Gunpo-Si Gyeonggi-Do Korea.
(260)	The address of the Selling Shareholder is 202 6-16 Galhyeon-Ro 35-Gil Eunpyeong-Gu Seoul Metropolitan Korea.
(261)	The address of the Selling Shareholder is 88/5 Moo 5 Lampo Bang Bua Thong Nonthaburi 11110 Thailand.
(262)	The address of the Selling Shareholder is House No 6q Street 207 Thnot Chrum 4 Village Boeung Tompun 2 Commun Mean Chey District Phnom Penh Capital Cambodia.
(263)	The address of the Selling Shareholder is 90/97 M8 Prachautis 129 Bangkru Phrapradang Samutprakarn 10130 Thailand.
(264)	The address of the Selling Shareholder is Flat G 9/F Everwell Gdn 1 Sheung Hong St Ho Man Tin Kln Hong Kong.
(265)	The address of the Selling Shareholder is The Central Boulevard No 02 Rt/Rw 005/001 Kelurahan Sukajadi Kecamatan Batam Kota Indonesia.
(266)	The address of the Selling Shareholder is No 520a Preah Monivong Boulevard Group 68 Village 12 Tonle Bassac Commune Chamkar Morn District Phnom Penh Capital Cambodia.
(267)	The address of the Selling Shareholder is Lot 16 Section 493 Nigibata Road Gerehu Stage 2 Port Moresby Ncd Papua New Guinea.
(268)	The address of the Selling Shareholder is Salvador Espriu 2 Urb Oasis 43700 El Vendrell Tarragona Spain.
(269)	The address of the Selling Shareholder is Wouri 0829-04-23-007-00-011 Rue Des Cocotiers Douala Littoral Cameroon.
(270)	The address of the Selling Shareholder is Jl Tambak Mas Raya B 121 Rt/Rw 008/006 Semarang Utara Semarang Jawa Tengah Indonesia.
(271)	The address of the Selling Shareholder is 104 Azalea Bldg Magnolia Place Tandang Sora Ave Brgy Talipapa Quezon City Metro Manila 1116 Philippines.
(272)	The address of the Selling Shareholder is Cooperativa Santiago Roldos Calle 54a So Mz 1375 Solar 13 Guayaquil Ecuador.
(273)	The address of the Selling Shareholder is T2-15f The Columns Legazpi Village Makati Makati City Philippines.
(274)	The address of the Selling Shareholder is Urbanizacion Guayacanes 1era Mz 230 Villa 3 Guayaquil Ecuador.
(275)	The address of the Selling Shareholder is 4 Redwood St New Marikina Subdivision San Roque Marikina City 1801 Philippines.
(276)	The address of the Selling Shareholder is Jl Krendang Selatan No 30 Rt 005 Rw 008 Post Code 11270 West Jakarta Indonesia.
(277)	The address of the Selling Shareholder is Section 41 Alotment 33 Tente Mendi Southern Highlands Papua New Guinea.
(278)	The address of the Selling Shareholder is Avenida Campo De Calatrava 3 17 1 2 28034 Madrid Madrid Spain.
(279)	The address of the Selling Shareholder is Canada Y Paraguay M4 L10 Norte Argentino Perico Jujuy Argentina.
(280)	The address of the Selling Shareholder is Perum Balikpapan Baru Kyoto Bg 21 Rt 15 Kel Damai Baru Kec Balikpapan Selatan Indonesia.
(281)	The address of the Selling Shareholder is 18 A Santol Street Verdant Acres Subdivision Las Pinas City 1740 Philippines.
(282)	The address of the Selling Shareholder is No 23 Lrg Wong King Huo 3a 96000 Sibu Malaysia.
(283)	The address of the Selling Shareholder is Villa N 141 Cite Safco Tivaoune Peulh Sangalkam Senegal.
(284)	The address of the Selling Shareholder is Wouri 827-04-34-242-00-02 Bassa Pk 8 Douala Littoral Cameroon.
(285)	The address of the Selling Shareholder is 67 Gregory St Saint Charbel Village Brgy Tandang Sora Quezon City Philippines.
(286)	The address of the Selling Shareholder is Kutisari Indah Utara 5/19 Surabaya Indonesia.
(287)	The address of the Selling Shareholder is 5/15 Soi Aree 5 Phahonyothin Rd Samsennai Phayathai Bangkok 10400 Thailand.
(288)	The address of the Selling Shareholder is Rivage Shinagawa 603 4-1-10 Kounan Minato-Ku Tokyo Japan.
(289)	The address of the Selling Shareholder is Sejour Kashiwa Ⅱ-202 Hananoi Kashiwa-City Chiba-Ken Japan.
(290)	The address of the Selling Shareholder is 267-7 Tomizuka-Cho Isesaki-Shi Gunma-Ken Japan.
(291)	The address of the Selling Shareholder is No 7 Solok Mahkota 1f Bandar Baru Klang 41100 Klang Malaysia.
(292)	The address of the Selling Shareholder is 7 Solok Mahkota 1f Bandar Baru Klang 41150 Klang Malaysia.
(293)	The address of the Selling Shareholder is 3-7-7-2803 Dairi Honmachi Moji-Ku Kita-Kyushu-City Fukuoka-Ken Japan.
(294)	The address of the Selling Shareholder is House Zolikpo L Emile Square No1899 Yenawa Zogbo Cotonou Litoral Benin.
(295)	The address of the Selling Shareholder is Nord Foire Azur Villa N 17 Nord Foire Azur Villa Senegal.
(296)	The address of the Selling Shareholder is Barrio San Roque Calle Baillivian #1098 Zona Central Tarija Cercado - Tarijia Bolivia.
(297)	The address of the Selling Shareholder is Perum Casa Jordin Cluster Gladiola Blok G6/No 6 Daan Mogot Km Ii Rt009/Rw009 Jakarta Barat 11710 Indonesia.
(298)	The address of the Selling Shareholder is 310-Dong 403-Ho 121-0 Majang-Ro Bupyeong-Gu Incheon Korea.
(299)	The address of the Selling Shareholder is 104-Dong 202-Ho 8-0 World Cup Buk-Ro 47-Gil Mapo-Gu Seoul Korea.
(300)	The address of the Selling Shareholder is 1-3-2 Tachibana Sumida-Ku Tokyo Japan.

87

(301)	The address of the Selling Shareholder is Choufu-Ryou 5-22-1 Fuda Choufu-City Tokyo Japan.
(302)	The address of the Selling Shareholder is 677-3 Simizu Nodacity Chiba-Ken Japan.
(303)	The address of the Selling Shareholder is No 48 Lorong Teratai 2/10 Bandar Baru Kuala Selangor Selangor De Malaysia.
(304)	The address of the Selling Shareholder is 34 Parbury Avenue #04-05 Parbury Hill Singapore 467302 Malaysia.
(305)	The address of the Selling Shareholder is House No 18a Street 2011 Kork Kleang Village Kork Kleang Commune Sen Sok District Phnom Penh Capital Cambodia.
(306)	The address of the Selling Shareholder is Mfoundi 803-14-26-039-00-02 Cameroon.
(307)	The address of the Selling Shareholder is J1 Mimosa Raya Blok E Ii/1 Rt/Rw 015/08 Sunter Jaya Tanjung Priok Jakarta Utara Indonesia.
(308)	The address of the Selling Shareholder is J1 Tebet Utara I G/6 Rt 007/001 Tebet Timur Jakarta 12820 Indonesia.
(309)	The address of the Selling Shareholder is 00 Bp 511 Cidex 03 313 Jardin De La Palmeraie 3 Abidjan Lagunes Cote D’ivoire.
(310)	The address of the Selling Shareholder is Jl Tanjung Pura Iv H20 018/000 Telaga Sari Balikpapan Kota Balikpapan Kalimantan Timur Indonesia.
(311)	The address of the Selling Shareholder is Jl Sedap Malam 2 Blok Ac 23a Puspitaloka Bsd Tangerang Indonesia.
(312)	The address of the Selling Shareholder is Section B Allotment 10 Morata 2 Pitpit Street North Waigani Port Moresby National Capital District Papua New Guinea.
(313)	The address of the Selling Shareholder is Block 2 Lot 7 Olivarez Homes 7 Sto Tomas Binan 04024 Laguna Philippines.
(314)	The address of the Selling Shareholder is Jl Margorejo Indah Xii C 619 Surabaya Indonesia.
(315)	The address of the Selling Shareholder is No 46 Chan 43(26-1-1) Bangkhlo Bang Kho Laem Bangkok 10120 Thailand.
(316)	The address of the Selling Shareholder is No 91/678 Rama2 Rd Samaedum Bangkhuntien Bangkok 10150 Thailand.
(317)	The address of the Selling Shareholder is Wouri 2080266004 Kotto Bloc - 34 Douala Littoral Cameroon.
(318)	The address of the Selling Shareholder is N 06/A Cite Soprim Au 1er Etage Ref:1551103032 Cabinet Medical Senegal.
(319)	The address of the Selling Shareholder is 404 Guranseresso Nibankan 4-16-19 Chuo Ushikucity Ibaraki-Ken Japan.
(320)	The address of the Selling Shareholder is 101 Youhart Hous 105-3 Komenoi Toridecity Ibaragi-Ken Japan.
(321)	The address of the Selling Shareholder is 1-30-12-410 Higashi Kokubu Ichikawacity Chiba-Ken Japan.
(322)	The address of the Selling Shareholder is 7-1-25-405 Kita9jyo Higashi Higashi-Ku Sapporo-City Hokkaido Japan.
(323)	The address of the Selling Shareholder is 4-1-7-403 Kashii-Hama Higashi-Ku Fukuokacity Fukuoka-Ken Japan.
(324)	The address of the Selling Shareholder is 3f-1 No 26 Aly 56 Ln 245 Sec 4 Bade Rd Songshan District Taipei City 105 Taiwan R.O.C..
(325)	The address of the Selling Shareholder is 3d-3-12 Blk D Okid Apartment Jalan Bukit Indah 3/4 68000 Ampang Selangor Malaysia.
(326)	The address of the Selling Shareholder is Lot 977 Batu 12 1/2 Jalan Cheras 43200 Kg Bukit Dukung Sel Malaysia.
(327)	The address of the Selling Shareholder is City-Haitsu506 2-8-2 Gyoutoku Ekimae Ichikawa-City Chiba-Ken Japan.
(328)	The address of the Selling Shareholder is 429 Ichiba Iyo-City Ehime-Ken Japan.
(329)	The address of the Selling Shareholder is Appt 121 Espace Mamell Au 2eme Gauche Senegal.
(330)	The address of the Selling Shareholder is 1-1807 Villa Pandan Jalan 1/16 Pandan Indah 52000 Kuala Lumpur Malaysia.
(331)	The address of the Selling Shareholder is No 7 Solok Mahkota 1f Bandar Baru Klang 41150 Klang Selangor Malaysia.
(332)	The address of the Selling Shareholder is Woodside Homes G1 Cluster 15 Dona Hemady Kristong Philippines.
(333)	The address of the Selling Shareholder is No 200eo St 110 Group 8 Village 10 Phsar Chas Commune Daunh Penh District Phnom Penh Capital Cambodia.
(334)	The address of the Selling Shareholder is No 17-1 Pt 21588 Lrg Mawar 11 Tmn Juta Intan 11 36000 Tekuk Intan Perak Malaysia.
(335)	The address of the Selling Shareholder is Jl Mendut No 11 Rt 009 Rw 002 Menteng Pegangsaan Jakarta 10320 Indonesia.
(336)	The address of the Selling Shareholder is Dusun Krajan I Rt 014/Rw 004 Ds Glagah Wero Jember Indonesia.
(337)	The address of the Selling Shareholder is Unit 303-B 84 New York Mansion Montreal E Rodriguez Quezon City Metro Manila 1102 Philippines.
(338)	The address of the Selling Shareholder is No 23-3 Tuge Rd Kanding Township Pingtung County 924 Taiwan R.O.C..
(339)	The address of the Selling Shareholder is 1-15-12 Nakaiwata Toyohashi-City Aichi-Ken Japan.
(340)	The address of the Selling Shareholder is Via Scarlatti 20 20124 Milano Mi Italy.
(341)	The address of the Selling Shareholder is 2-14-5 Mitsugashira Yahata Nishi-Ku Kita-Kyushu-City Fukuoka-Ken Japan.
(342)	The address of the Selling Shareholder is 3-7-7-903 Dairi Honmachi Moji-Ku Kita-Kyushu-City Fukuoka-Ken Japan.
(343)	The address of the Selling Shareholder is C Villa Del Altair 9748 Fracc Villas Del Sol Cp 31124 Chihuahua Chihuahua Mexico.
(344)	The address of the Selling Shareholder is 99/16 Moo 6 Bangrakpattana Bangbuathong Nonthaburi Thailand 11110 Thailand.
(345)	The address of the Selling Shareholder is Stamford Place St 6/29 Surabaya 60212 Indonesia.
(346)	The address of the Selling Shareholder is 93 Moo 15 Nokmueng Mueang Surin 32000 Thailand.
(347)	The address of the Selling Shareholder is 1925-23 Geumdanggyegok-Ro Yongpyong-Myeon Dyeongchang-Gun Gangwon-Do Korea.
(348)	The address of the Selling Shareholder is Av 10n #15 51 Torre 3 Ap 601 Pinares Condominio Club City Piedecuesta Santander Colombia.
(349)	The address of the Selling Shareholder is 31 H Anobing Street Project 3 Quezon City 1102 Philippines.
(350)	The address of the Selling Shareholder is No 42a Jalan Ij2 1/8 Taman Indah Jaya 2 36000 Teluk Intan Perak Malaysia.

88

(351)	The address of the Selling Shareholder is 2a Lrg Bukit Lima Timur 15 96000 Sibu Sarawak Malaysia.
(352)	The address of the Selling Shareholder is No 6-A Lorong 14 Jalan Wong Kinghuo 96000 Sibu Sarawak Malaysia.
(353)	The address of the Selling Shareholder is No 23 Lorong 2/18b Taman Batu Permai 51200 Kuala Lumpur Malaysia.
(354)	The address of the Selling Shareholder is Lot 2856 No 3a Lrg Perpati 9 96000 Sibu Malaysia.
(355)	The address of the Selling Shareholder is 7a Lrg Maludan 3a 96000 Sibu Malaysia.
(356)	The address of the Selling Shareholder is 1-8-18 Kurihara Nizacity Saitama-Ken Japan.
(357)	The address of the Selling Shareholder is Agbalepedo Lome Maritime Togo.
(358)	The address of the Selling Shareholder is Corporasu TAKAHASHI Ⅱ-206 3448-3 Nishino-Ushiro Otsuka-Cho Miyazaki-City Miyazaki-Ken Japan.
(359)	The address of the Selling Shareholder is 4-20-23 Shimo Meguro Meguro-Ku Tokyo Japan.
(360)	The address of the Selling Shareholder is Via Schiarelli Giovanni 18 20124 Milano Mi Italy.
(361)	The address of the Selling Shareholder is 71 Ha Mei San Tsuen Ping Shan Yuen Long New Territories Hong Kong.
(362)	The address of the Selling Shareholder is Yenawa Area at Lot 806,Maison Ahouanmenou Sosthene Cotonou Litoral Benin.
(363)	The address of the Selling Shareholder is No 7 Solok Mahkota 1f Bandar Baru Klang 41150 Klang Selangor Malaysia.
(364)	The address of the Selling Shareholder is 7 Solok Mahkota 1f Bandar Baru Klang 41150 Klang Selangor Malaysia.
(365)	The address of the Selling Shareholder is 9-26 Haengdang-Ro 17-Gil Seongdong-Gu Seoul Korea.
(366)	The address of the Selling Shareholder is Balikpapan Baru Blok F-3/16 Rt 047 Kel Gunung Samarinda Kec Balikpapan Utara Indonesia.
(367)	The address of the Selling Shareholder is Acutyss 205 4-6 Kansuke Bashiri Maegasu-Cho Yatomi-City Aichi-Ken Japan.
(368)	The address of the Selling Shareholder is 1-2-24-502 Nakasu Takarazuka-City Hyogo-Ken Japan.
(369)	The address of the Selling Shareholder is 1776 Janggang-Ro Omcheon-Myeon Gangjin-Gun Jeollanam-Do Korea.
(370)	The address of the Selling Shareholder is 21-3 Matsui Higashi Ootsukitown Kooriyamacity Fukushima-Ken Japan.
(371)	The address of the Selling Shareholder is Jl Pinang No 42 Rawamangun Rt 005/008 Pulo Gadung Jakarta 13220 Indonesia.
(372)	The address of the Selling Shareholder is Jl Krendang Barat Rt 05 Rw 05 Krendang Tambora West Jakarta Indonesia.
(373)	The address of the Selling Shareholder is 3-1-4 Miyama-Sou 102 Hachiouji-City Sennincho Toyko Japan.
(374)	The address of the Selling Shareholder is 4-8-11 Meguro Meguro-Ku Tokyo Japan.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that the shareholder identified in the table below possesses sole voting and investment power over all the ordinary shares shown as beneficially owned by the shareholder.

Except for being holders of our securities listed in the table above, none of the Selling Shareholders has had any position, office or other material relationship with us since our inception in September 8, 2016.

The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Ordinary Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional Selling Shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Ordinary Shares from holders named in this prospectus after the effective date of this prospectus.

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PLAN OF DISTRIBUTION

The Selling Shareholders, as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Ordinary Shares on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions will be at a fixed price of $0.01 per share .

The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately- negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Ordinary Shares.

Once we have been subject to public company reporting requirements for at least 90 days, some of the Selling Shareholders also may resell all or a portion of their Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law (2018 Revision) of the Cayman Islands (“Companies Law”) and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$10,000,000 divided into 1,000,000,000 shares of a par value of US$0.01 each (“Ordinary Shares”). As of the date of this prospectus, 623,000,000 Ordinary Shares, are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Law, insofar as they relate to the material terms of our Ordinary Shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
●	an exempted company is not required to open its register of members to the general public for inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

Ordinary Shares

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders, who are non-residents of the Cayman Islands, may freely hold and vote their Ordinary Shares.

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Dividends

The holders of our Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Law. Under Cayman Islands law, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●

the names and addresses of the members, a statement of the shares held by each member, in certain cases distinguishing each share by its number, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more shareholder present in person or by proxy entitled to vote and who together hold not less than 10% of all voting power of our share capital in issue and entitled to vote. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. The Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding in aggregate, at the date of such requisition, not less than ten per cent in par value of all our shares in issue and entitled to vote to requisition an extraordinary general meeting of the shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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A quorum required for any general meeting of shareholders consists of two shareholders being individuals present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, unless the Company has only one shareholder in which case the quorum shall be that one shareholder present in person or by proxy. Advance notice of at least five clear calendar days is required for the convening of any general meeting of our shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they are obligated to, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The transferor of any Ordinary Share shall be deemed to remain the holder of that share until the name of the transferee is entered in the register of members.

For the purpose of determining members entitled to notice of, or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend or other distributions, or in order to make a determination of members for any other purpose, our board of directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. We are a “limited liability” company incorporated under the Companies Law, and under the Companies Law, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen clear calendar days prior to the specified time and place of payment. The Ordinary Shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

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Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof. The redemption of such shares shall be effected on such terms and in such manner as may be determined, before the issue of such Ordinary Shares, by a special resolution of our shareholders. Our company may also repurchase any of our Ordinary Shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the relevant member. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of the share premium account. Redemption or repurchase of any share may also be paid out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Additional Information”.

Changes in Capital

Our shareholders may from time to time by ordinary resolutions:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;
●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our memorandum of association; or
●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to Delaware corporations and their shareholders.

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Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to, inter alia, the solvency of the consolidated or surviving company and the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing three-fourths in value of the shareholders or class of shareholders or the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met in each meeting of each relevant class;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but in order to succeed the dissenting shareholder would need to convince the Court that the offer is unfair.

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If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	where the alleged wrong is illegal or ultra vires;
●	where the transaction complained of, although not ultra vires, could be validly done or sanctioned only by a special resolution or special majority of shareholders;
●	where the act complained of invades a personal or individual right of the shareholder seeking to bring the action; and
●	where what has been done amounts to a “fraud on the minority” and the wrongdoers are themselves in control of the company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company shall be at liberty to vote in respect of any such contract provided that the nature of their interest in that contract is disclosed by him or her at or prior to its consideration by the board of directors and any vote thereon.

Majority Independent Board

A domestic U.S. company listed on a mainboard must comply with the requirement that a majority of the board of directors must be comprised of independent directors. As a Cayman Islands company, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the applicable mainboard rules where there is no similar requirement under the laws of the Cayman Islands. Until we are upgraded to the mainboard, we do not intend to observe this rule.

Indemnification

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that officers and directors shall be indemnified against any liability, action, proceeding, claim, demand, damages, costs or expenses (including legal expenses) whatsoever incurred in their capacities as such unless such losses or damages arise from the willful default or actual fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding in aggregate, at the date of such requisition, not less than ten (10) per cent in par value of our share capital in issue and entitled to vote to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide recourse where such transactions have the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Law, our company may be dissolved, liquidated or wound up voluntarily by a special resolution of our shareholders, or by an ordinary resolution of our shareholders voluntarily on the basis that our company is unable to pay its debts as they fall due. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Law, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the written consent of the holders of two thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual reports containing audited financial statements.

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors (subject to any direction that may be given by the Company in general meeting) to issue, inter alia, shares with preferred rights and to otherwise designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Staggered Board of Directors

The Companies Law does not contain statutory provisions that require staggered board arrangements for a Cayman Islands company. Our memorandum and articles of association do not provide for staggered board of directors.

History of Securities Issuances and Transfers

The following is a summary of our securities issuances and transfers in the past three years.

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Ordinary Shares

Our Company was incorporated on September 8, 2016. On November 4, 2016, 5,000,000 Ordinary Shares were issued to our Founder Guowen Ren for a consideration of US $0.01 per share, or an aggregate consideration of US $50,000. On December 20, 2016, a further 47,000,000 Ordinary Shares were issued to Guowen Ren for a consideration of US $0.01 per share, or an aggregate consideration of US $470,000 as well as 39,000,000 shares to each of Poh Kim Lee and Xin Jiang, for a consideration of US $0.01 per share, or an aggregate consideration of US $390,000 each. On January 4, 2017, we issued, for a consideration of US $0.01 per share, a further 88,000,000 shares to Guowen Ren, 41,000,000 to Poh Kim Lee and 41,000,000 shares to Xin Jiang, for an aggregate consideration of US $880,000, US $410,000 and US $410,000, respectively. Zhi Min Sun was issued 100,000,000 Ordinary Shares for a consideration of $0.01 per share, or an aggregate consideration of US $ 1,000,000, on March 17, 2017.

On or about June 15, 2017, we issued 182,800,000 Ordinary Shares to 170 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $1,828,000. On or about October 18, 2017, we issued 22,400,000 Ordinary Shares to 112 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $224,000. On or about October 20, 2017, we issued 18,400,000 Ordinary Shares to 92 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $184,000.

On March 23, 2018, Dong Jiang purchased an aggregate of 220,000,000 Ordinary Shares from the following shareholders: 140,000,000 from Guowen Ren and 80,000,000 from Kim Lee Poh, all at a price per share of US $0.01.

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SHARES ELIGIBLE FOR FUTURE SALE

We cannot make any prediction as to the effect, if any, that sales of Ordinary Shares or the availability of Ordinary Shares for sale will have on the market price of our Ordinary Shares. The market price of our Ordinary Shares could decline because of the sale of a large number of Ordinary Shares or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of ordinary shares.

Sale of Restricted Shares

Upon the effectiveness of this registration statement on Form F-1, 223,600,000- Ordinary Shares will be freely tradable without restriction under the Securities Act, except that any Ordinary Shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer.

Approximately 400,000,000 of our Ordinary Shares are deemed “restricted securities” as that term is defined under Rule 144 (or ordinary shares if the underwriters exercise their over-allotment option in full). Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144 under the Securities Act, which rule is summarized below, or any other applicable exemption under the Securities Act.

Rule 144

The availability of Rule 144 will vary depending on whether restricted securities are held by an affiliate or a non-affiliate. In general, once we have been subject to public company reporting requirements for at least 90 days , an affiliate who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding ordinary shares or the average weekly trading volume of our ordinary shares reported through the OTC markets during the four calendar weeks preceding such sale under Rule 144. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about our Company. The volume limitations, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. In general, under Rule 144 under the Securities Act as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person (or persons whose ordinary shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those Ordinary Shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those ordinary shares without regard to the provisions of Rule 144.

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TAX CONSIDERATIONS

The following summary of Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under state, local and other tax laws, or tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Forbes Hare, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of K. B. Chau & Co. our Hong Kong counsel.

Based on the facts and subject to the limitations set forth herein, the statements of law or legal conclusions under the caption “—Certain United States Federal Income Tax Considerations” constitute the opinion of Sichenzia Ross Ference LLP, our United States counsel, as to the material United States federal income tax consequences to United States Holders (as defined below) of an investment in the Ordinary Shares.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

There are currently no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and, subject to any withholdings imposed pursuant to AEOI (as defined below), no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares. Gains derived from the disposal of our Ordinary Shares will not be subject to Cayman Islands income or corporation tax.

No stamp duty is levied in the Cayman Islands in respect of the issue or transfer of our Ordinary Shares.

An annual registration fee will normally be payable by us in the Cayman Islands which will be calculated by reference to the nominal amount of our authorized capital.

The Cayman Islands has signed an inter-governmental agreement with the United States to improve international tax compliance and the exchange of information and which gives effect to the automatic tax information exchange requirements of the US Foreign Account Tax Compliance Act (“FATCA”). FATCA and the regulations promulgated thereunder impose a thirty percent (30%) withholding tax on certain payments of U.S. source income, such as interest and dividends, received by certain foreign entities, unless the payee entity agrees to comply with certain due diligence, reporting and related requirements. FATCA regulations provide for the identification of and reporting on certain direct and indirect U.S. Holders who are U.S. citizens and impact us and our shareholders.

The Cayman Islands has also committed, along with over 90 other countries, to the implementation of the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (the “CRS”). Cayman Islands regulations require “reporting financial institutions” to identify and report information in respect of specified persons in the jurisdictions which sign and implement the CRS. As the OECD initiative continues to develop, further inter-governmental agreements may be entered into by the Cayman Islands government which will form part of CRS.

“AEOI” means (i) Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version thereof), and any associated legislation, regulations (including the U.S. Treasury Regulations), forms, instructions, notices or official pronouncements or other guidance issued now or in the future and any other legislation, regulations, forms, instructions or other guidance enacted, issued or published in any jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes; (ii) the Organization for Economic Cooperation and Development Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance; (iii) any intergovernmental agreement or other similar agreement between the United States and one or more other governments or tax authorities that is entered into in order to facilitate compliance with, or otherwise relates to, any of the preceding, together with any regulations, forms, instructions or other guidance issued (now or in the future) by any government or tax authority in a jurisdiction other than the United States in relation to any intergovernmental agreement or similar agreement; (iv) any intergovernmental agreement, treaty, regulation, guidance, standard or other agreement between the Cayman Islands (or any Cayman Islands government body) and any other jurisdiction (including any government bodies or taxing authorities in such jurisdiction), entered into in order to comply with, facilitate, supplement or implement (or otherwise related to) the legislation, regulations, guidance or standards described in sub-paragraphs (i), (ii), (iii) and (iv); (v) any legislation, regulations, forms, instructions or other guidance relevant to the Cayman Islands that give effect to the matters outlined in the preceding sub-paragraphs; and (vi) any legislation in any jurisdiction that we reasonably believe to be similar to any of the foregoing.

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You will be required to timely furnish to us any information, certification, representation, form or other documentation reasonably requested by us to fulfill our obligations under AEOI and to avoid being subject to withholding thereunder. Any such information provided to us may be shared with the Cayman Islands Tax Information Authority, the IRS and other governmental and taxing authorities and must be timely updated to the extent that such information has expired or become obsolete or inaccurate in any respect.

You should consult your own tax adviser regarding the impact of AEOI on your holding of Ordinary Shares.

Hong Kong Taxation

Hong Kong profits tax is chargeable on every person, including corporations, carrying on a trade, profession or business in Hong Kong in respect of profits arising in or derived from Hong Kong from such trade, profession or business (excluding profits arising from the sale of capital assets). However, profits arising from the sale of capital assets are not subject to Hong Kong profit tax. Whether (i) an activity amounted to trade, profession or business; (ii) an asset is capital in nature or revenue in naturel; and/or (iii) profits are arising in or derived from Hong Kong are questions of fact. The prevailing Hong Kong profits tax for a body corporation is 16.5%.

In addition, if the transfer of a share is required to be registered in a share register in Hong Kong (“Hong Kong Share”), stamp duty will be payable by the person(s) who effects any sale or purchase of such Hong Kong Share. The stamp duty in relation to transfer of Hong Kong Share is currently charged at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, the shares transferred on each of the seller and purchaser. In other words, a total of 0.2% of the consideration for, or (if greater) the value of, the shares transferred is currently payable on a typical sale and purchase transaction of Hong Kong Share. In addition, the instrument of transfer (if required) will be subject to a flat rate of stamp duty of $5.00.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the ordinary shares by U.S. Holders (as defined below) that purchase the Ordinary Shares pursuant to the public offering and hold such Ordinary Shares as capital assets as defined under the Internal Revenue Code of 1986, as amended, or the Code. This summary is based on the Code, the Treasury regulations issued pursuant to the Code, or the Treasury Regulations, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the Internal Revenue Service (“IRS”), would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and does not address all of the tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, tax-exempt organizations, retirement plans, partnerships, regulated investment companies, dealers in stock, securities or currencies, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or constructively 10.0% or more of our company’s shares, persons that are resident in or hold ordinary shares in connection with a permanent establishment outside the United States or persons that generally mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

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As used in this summary, the term “U.S. Holder” means a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over its administration and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (b) if a valid election is in effect for the trust to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the ordinary shares, the tax treatment of such partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of the Ordinary Shares.

Prospective investors should consult their tax advisers as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends

Subject to the PFIC discussion below, a U.S. Holder will be required to include in gross income the gross amount of any distribution paid on the Ordinary Shares (including any amount of taxes withheld by our company) out of our company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our company’s current and accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Ordinary Shares and thereafter as a gain from the sale of the Ordinary Shares, but only if our company calculates our earnings and profits in accordance with U.S. federal income tax principles. As our company does not at this time intend to make such calculations, a U.S. Holder should expect to treat the entire amount of any distribution received as a dividend.

In case of a U.S. Holder that is a corporation, dividends paid on the Ordinary Shares will be subject to regular corporate rates and will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends received by an individual, trust or estate will be subject to taxation at standard tax rates, (plus the tax on investment income, discussed below). A reduced income tax rate applies to dividends paid by a “qualified foreign corporations” (if certain holding period requirements and other conditions are met). A non-U.S. corporation generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the U.S. which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the U.S. Since the United States does not have a tax treaty with the Cayman Islands, and since our company’s stock will not trade on an established securities market for purposes of this rule, dividends paid by our company will not be subject to a reduced rate of taxation.

Dividends received by an individual, trust or estate will be counted as investment income that is subject to the 3.8% surtax on net investment income. U.S. Holders should consult their own tax advisors to determine whether, based on all of their investment income, they are subject to this tax.

Our company may be treated as a People’s Republic of China (“PRC”) “resident enterprise” under PRC law and if it is it may be required to withhold PRC income tax on dividends paid on the Ordinary Shares. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of PRC taxes withheld by our company, and as then having paid over the withheld taxes to the PRC taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from our company with respect to the payment.

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A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign income tax withheld, may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such investor elects to do so for all creditable foreign income taxes. For purposes of calculating the foreign tax credit limitation, dividends paid by our company will, depending on the circumstances of the U.S. Holder, be either general or passive income.

Our company expects to pay dividends, if any, in non-U.S. currency. A dividend paid in non-U.S. currency must be included in a U.S. Holder’s income as a U.S. dollar amount based on the exchange rate in effect on the date such dividend is actually or constructively received, regardless of whether the dividend is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. If the non-U.S. currency is converted into U.S. dollars on a later date, however, the U.S. Holder must include in income any gain or loss resulting from any exchange rate fluctuations. Such gain or loss will generally be ordinary income or loss and will be from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if our company pays dividends in non-U.S. currency.

Taxation of Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the PFIC discussion below, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other disposition of Ordinary Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Ordinary Shares exceeds one year. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on the disposition of Ordinary Shares, including the availability of the foreign tax credit under an investor’s own particular circumstances.

A U.S. Holder that receives non-U.S. currency on the disposition of the Ordinary Shares will realize an amount equal to the U.S. dollar value of the foreign currency received on the date of disposition (or in the case of cash basis and electing accrual basis taxpayers, the settlement date) whether or not converted into U.S. dollars at that time. Very generally, the U.S. Holder will recognize currency gain or loss if the U.S. dollar value of the currency received on the settlement date differs from the amount realized with respect to the Ordinary Shares. Any currency gain or loss on the settlement date or on any subsequent disposition of the foreign currency generally will be U.S. source ordinary income or loss.

Passive Foreign Investment Company

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we would be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our Ordinary Shares, either:

(i) at least 75% of our gross income for such taxable year consisted of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), ( the “income test”) ; or

(ii) at least 50% of the average value of our assets during such taxable year produced, or were held for the production of, passive income (the “assets” test”).

Due to the amount of cash that we had on hand during our year ending March 31, 2018, we believe that under the assets test we became classified as a PFIC for that tax year. Depending on how quickly we spend our cash, and on the value of our other assets, we may be classified as a PFIC for 2018, as well, and for future years.

If we were to be classified as a PFIC, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder (i) takes no action, (ii) makes an election to treat us as a “Qualified Electing Fund” (a “QEF election”) or (iii) if permitted, makes a “mark-to-market” election with respect to our Ordinary Shares (at present we do not believe that a mark-to-market election will be available with respect to our Ordinary Shares). A U.S. Holder of our shares will also be required under applicable Treasury Regulations, to file an annual information return (Form 8621) containing information regarding our company. Additional explanations of the PFIC rules are set forth below: this material is complex and may affect different U.S. Holders differently. Accordingly, U.S. Holders should consult their own tax advisors about the consequences of our company being classified as a PFIC and about what steps, if any, they might take to lessen the tax impact of our PFIC status on them.

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Taxation of U.S. Holders Who Do Not Make a Timely QEF or Mark to Market Election

A U.S. Holder who does not make a timely QEF or mark-to-market election (a “Non-Electing Holder,”), as discussed below, will be subject to the following rules. Any (1) “excess distribution” received from us by the Non-Electing U.S. Holder (an “excess distribution is the portion of any distributions received by the Non-Electing Holder on our Ordinary Shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, (or, if shorter, during the Non-Electing Holder’s holding period for our Ordinary Shares), and (2) gain realized on the sale, exchange or other disposition of our Ordinary Shares by the Non-Electing Holder, would be taxed as follows:

(i) the excess distribution or gain would be allocated ratably to each day of the Non-Electing Holders’ aggregate holding period for our Ordinary Shares

(ii) the amount allocated to the current taxable year and any prior taxable year before we became a PFIC would be taxed as ordinary income; and

(iii) the amount allocated to each of the prior taxable years would be subject to tax at the highest rate of tax applicable to the taxpayer for such prior year, and interest would be charged on the amount of tax so calculated for such prior year from the due date of the tax for such prior year to the date of payment of the prior year’s tax.

It should be noted that, until such time as we make a distribution, there are no tax consequences to Non-Electing Holders. However, if we ever did make a distribution it would in all likelihood be an excess distribution (because we would not have previously made any distributions to holders of Ordinary Shares). At that point, and for all subsequent distributions, the rules described above would apply to Non-Electing Holders. Set forth below is a discussion of how U.S. Holders could take action to lessen the impact of our PFIC status on them in future years, provided that we supply the information that they need in order to do so (which we are not obligated to do).

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election (a U.S. Holder which we refer to as an “Electing Holder,”) the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not the Electing Holder actually received distributions from us. When an Electing Holder makes a QEF election, his adjusted tax basis in our Ordinary Shares is increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in our Ordinary Shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our Ordinary Shares.

A U.S. Holder can make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with his U.S. federal income tax return. This election must be made by the deadline (including extensions) for filing the U.S. Holder’s federal tax return for the year in question. A U.S. Holder who fails to make a timely election can request relief from the IRS to make a late election. A U.S. Holder who does not make a timely QEF for the first year for which we are a PFIC can make a QEF election for later year, but if he does so then he will also need to make a “purging election”. In a purging election, the U.S. Holder agrees to treat his PFIC stock as having been sold on the day that he makes the QEF election and he recognizes the gain, if any, that arises on the deemed sale. U.S. Holders should discuss their election alternatives with their own tax advisors. Once an election is made, the Electing Holder is subject to the QEF rules for as long as we are a PFIC.

It should be noted that in order to make a QEF election a U.S. Holder needs information from us concerning our PFIC status and our financial results for the year. We cannot assure our U.S. Holders that we will provide such information.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

As an alternative to making a QEF election, a U.S. Holder may make a “mark-to-market” election with respect to our Ordinary Shares, but only if our Ordinary Shares are treated as “marketable stock” under IRS regulations. Stock is treated as “marketable stock” if it is traded on one or more “qualified” exchanges or other markets on at least 15 days during each calendar quarter (other than in de minimis amounts). A “qualified exchange” includes “a national securities exchange that is registered with the Securities and Exchange Commission or the national market system established pursuant to section 11A of the Securities Exchange Act of 1934.” At present we have no plans to list our Ordinary Shares on a qualified exchange: until we do so, the mark-to-market election will not be available to our U.S. shareholders. (In any event, the mark-to-market election would apparently not be available with respect to any PFIC income generated by a subsidiary, and presently we expect that all of our income will be generated by a subsidiary.)

U.S. Holders should also be aware that a foreign company that becomes a PFIC while a U.S. shareholder owns stock in the company remains a PFIC with respect to that shareholder for as long as the shareholder holds the stock (even if the company is at some point no longer classified as a PFIC), unless the shareholder had made an appropriate election or a purging election. Accordingly, even though our PFIC status may have no immediate impact on a U.S. Holder’s U.S. tax liability (if we do not make any distributions or if we do not have any net earnings or capital gains), the U.S. Holder’s future tax liability as a shareholder in our company may be affected by elections that the U.S. Holder makes (or is unable to make) today. For this reason, it is important for U.S. Holders to consult their own tax advisors about the consequences of PFIC status.

106

Certain Reporting Requirements

Certain U.S. Holders are required to file information returns with the IRS, including IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, reporting transfers of cash (in excess of $100,000) or other property to our company and information relating to the U.S. Holder and our company. Substantial penalties may be imposed upon a U.S. Holder that fails to comply.

Certain individual U.S. Holders (and, under Treasury regulations, certain entities) may be required to report to the IRS (on Form 8938) information with respect to their investments in our ordinary shares not held through an account with a U.S. financial institution. U.S. Holders who fail to report required information could become subject to substantial penalties.

U.S. Holders are encouraged to consult with their own tax advisors regarding foreign financial asset reporting requirements with respect to their investment in our ordinary shares.

Backup Withholding Tax and Information Reporting Requirements

Under certain circumstances, U.S. backup withholding tax and/or information reporting may apply to U.S. Holders with respect to dividend payments made on or the payment of proceeds from the sale, exchange or other disposition of the ordinary shares, unless an applicable exemption is satisfied. U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes required information to the IRS.

EXPENSES RELATED TO THE OFFERING

We estimate the fees and expenses to be incurred by us in connection with the resale of the Ordinary Shares in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fees	$300
Transfer agent’s fees	$13,000
Legal fees and expenses	$293,000
Accounting fees and expenses	$361,000	*
Printing expenses	$5,000
Miscellaneous expenses	-
Total	$672 ,300

*Consist of $211,000 for our previous auditor, Marcum Bernstein & Pinchuk LLP and $150,000 for our current auditor, Centurion ZD CPA Limited

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Cayman Islands

We are incorporated as an exempt company with limited liability and currently existing under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

107

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

We operate and generate all of our revenues in Hong Kong. All of our assets are located outside the United States. As of November 30, 2018, all our assets were located in Hong Kong and Singapore with the exception of product inventories stored in warehouses in the People’s Republic of China. In addition, all of our directors and officers reside outside the United States and all of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Sichenzia Ross Ference LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York. Forbes Hare, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction (and whether such a jurisdiction is competent may depend on whether the debtor had submitted to that jurisdiction), (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Hong Kong

K. B. Chau & Co. our counsel as to Hong Kong law has informed us that a judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, subject to certain conditions, including but not limited to when the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties or similar charges, the judgment is final and conclusive and has not been stayed or satisfied in full, the proceedings in which the judgment was obtained were not contrary to natural justice and the enforcement of the judgment is not contrary to public policy of Hong Kong, Hong Kong courts may accept such judgment obtained from a United States court as a debt due under the rules of common law enforcement. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

108

Singapore

Dentons Rodyk & Davidson LLP, our counsel as to Singapore law, has informed us that there is no statutory enforcement in Singapore of judgments obtained in the federal or state courts of the United States. A monetary judgment obtained in a competent court in the United States (“US Judgment”) may be recognized and enforced in Singapore at common law (without having to re-litigate the merits of the case), by commencing an action in the Singapore courts to recover a debt due under the US Judgment, if the US Judgment is (a) for a fixed or ascertainable sum of money, (b) not in respect of taxes, a fine or a penalty, (c) final and conclusive, (d) based on the merits, (e) not contrary to public policy, (f) not obtained by fraud (or by way of proceedings contrary to natural justice), and (g) given by a competent court in the U.S. which had jurisdiction to hear and determine the original case. If these conditions are satisfied, the action in the Singapore courts may be successful without having to re-litigate the merits of the case. Nonetheless, a common law action for the recognition and enforcement of the US Judgment in Singapore, has to be commenced within six years from the date of the US Judgment, failing which the action is precluded by reason of the limitation period applicable under Singapore law.

An investor will not be able to commence an original action against us or our directors or executive officers, or any person, before the Singapore courts to enforce, either directly or indirectly, a judgment obtained in the U.S. which concerns criminal, revenue or public laws. This is because Singapore courts will not give effect to any foreign judgment which amounts to a direct or indirect enforcement of foreign penal, revenue or public laws. A judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law, if determined by the Singapore courts to give rise to obligations to make payments that are penal or punitive in nature, will not be recognized and enforced by the Singapore courts.

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon for us by Forbes Hare. The Company has been advised on U.S. securities matters by Sichenzia Ross Ference LLP.

EXPERTS—PREDECESSOR AND SUCCESSOR

The audited consolidated financial statements of the Company for year ended March 31, 2016, from April 1, 2016 through January 10, 2017 (the “Predecessor 2017 Period”), and from January 11, 2017 through March 31, 2017 (the “Successor 2017 Period”), for year ended March 31, 2018 (the “Successor 2018 Period”) and the unaudited consolidated interim financial statements of the Company as of and for the six months ended September 30, 2017 (the “Successor 2017 Interim Period”) and 201 8 (the “ Successor 2018 Interim Period ”) included in this prospectus have been so included in reliance on the report of Centurion ZD CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the ordinary shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Immediately upon completion of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

109

JMAX INTERNATIONAL LIMITED

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of JMax International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JMax International Limited and subsidiary (the “Company”) as of March 31, 2018 (Successor), 2017 (Successor) and 2016 (Predecessor), and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for the year ended March 31, 2018 (Successor), the period from January 11, 2017 to March 31, 2017 (Successor), the period from April 1, 2016 to January 10, 2017 (Predecessor), and the year ended March 31, 2016 (Predecessor) and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2018, 2017 (Successor), and 2016 (Predecessor), and the results of its operations and its cash flows for the year ended March 31, 2018 (Successor), the period from January 11, 2017 to March 31, 2017 (Successor), the period from April 1, 2016 to January 10, 2017 (Predecessor), and the year ended March 31, 2016 (Predecessor) in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

We have served as the Company’s auditor since 2018.

Hong Kong, China

November 30, 2018

F-2

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017	March 31, 2016
	Successor	Successor	Predecessor
ASSETS

CURRENT ASSETS:
Cash	$6,091,742	$4,821,869	$248,912
Accounts receivable, net	1,153,360	414,254	-
Amount due from related parties		-	10,881,588
Inventory	747,359	336,825	198,667
Other current assets	41,878	74,412	208,856
Total current assets	8,034,339	5,647,360	11,538,023

NON-CURRENT ASSETS:
Property and equipment, net	20,208	10,979	-
Intangible asset, net	280,000	312,000	-
Goodwill	16,999	16,999	-
Total non-current assets	317,207	339,978	-

TOTAL ASSETS	$8,351,546	$5,987,338	$11,538,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$186,505	$48,241	$1,003,455
Accrued expenses and other payables	80,964	49,867	14,783
Advance from customers	348,461	1,466,982	-
Income tax payable	369,674	80,782	3,557
Amount due to director and other related parties	-	12,870	10,469,265
Total current liabilities	985,604	1,658,742	11,491,060

NON-CURRENT LIABILITIES:
Deferred tax liability, net	46,200	51,480	-

TOTAL LIABILITIES	1,031,804	1,710,222	11,491,060

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 623,600,000 and 400,000,000 shares issued and outstanding as of March 31, 2018 and March 31, 2017, respectively	6,236,000	4,000,000	-
Common stock of predecessor, $1.00 par value, 1 shares authorized, 1 shares issued and outstanding as of March 31, 2016	-	-	1
Additional paid-in capital	-	-	31,200
Retained earnings	1,083,742	277,116	15,762
Total stockholders’ equity	7,319,742	4,277,116	46,963
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,351,546	$5,987,338	$11,538,023

The accompanying notes are an integral part of these consolidated financial statements.

F-3

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor
	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016

Revenue	$7,157,209	$1,858,940	$-	$-
Revenue – related parties	-	-	2,776,845	4,172,263
Cost of revenue	(4,970,947)	(1,379,554)	-	-
Cost of revenue – related parties	-	-	(2,595,076)	(4,078,764)
Gross Profit	2,186,262	479,386	181,769	93,499

Operating expenses:
General and administrative expenses	(933,142)	(85,077)	(33,558)	(31,323)
Selling expenses	(132,602)	(24,507)	(85,746)	(48,215)
Total operating expenses	(1,065,744)	(109,584)	(119,304)	(79,538)

Income from operations	1,120,518	369,802	62,465	13,961

Other expense and income
Other (expense) income	(1,294)	16	-	7,594

Income before income tax expense	1,119,224	369,818	62,465	21,555

Provision for income tax expense	(312,598)	(65,599)	(10,307)	(3,557)

Net income	$806,626	$304,219	$52,158	$17,998

Weighted average number of common shares outstanding – basic and diluted	566,567,213	334,177,215	51,050	1

Earnings per common share- basic and diluted	$0.001	$0.001	$1.022	$17,998

The accompanying notes are an integral part of these consolidated financial statements.

F-4

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Predecessor:
Balance, April 1, 2015	-	$-	$-	$(2,236)	$(2,236)
Issued shares of common stock	1	1	-	-	1
Stockholder contributions	-	-	31,200	-	31,200
Net income of predecessor	-	-	-	17,998	17,998
Balance, March 31, 2016	1	$1	$31,200	$15,762	$46,963
Issued shares of common stock	200,000	200,000	-	-	200,000
Stockholder contributions	-	-	16,680	-	16,680
Net income	-	-	-	52,158	52,158
Balance, January 10, 2017	200,001	$200,001	$47,880	$67,920	$315,801

Successor:
Cancellation of Predecessor equity	(200,001)	(200,001)	(47,880)	(67,920)	(315,801)
Net loss	-	-	-	(27 ,103 )	(27,103)
Issuance of common stock	300,000,000	3,000,000	-	-	3,000,000
Balance, January 11, 2017	300,000,000	3,000,000	-	(27,103)	2,972,897
Issuance of common stock	100,000,000	1,000,000	-	-	1,000,000
Net income	-	-	-	304,219	304,219
Balance, March 31, 2017	400,000,000	$4,000,000	$-	$277,116	$4,277,116
Issued shares of common stock	223,600,000	2,236,000	-	-	2,236,000
Net income	-	-	-	806,626	806,626
Balance, March 31, 2018	623,600,000	$6,236,000	$-	$1,083,742	$7,319,742

The accompanying notes are an integral part of these consolidated financial statements.

F-5

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

	Successor		Predecessor
	Year ended March 31, 2018	Period from January 11, 2017 to March 31, 2017	Period from April 1, 2016 to January 10, 2017	Year ended March 31, 2016

Cash flows from operating activities:
Net income	$806,626	$304,219	$52,158	$17,998
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	35,874	8,599	399	-
Deferred tax	(5,280)	(1,320)	-	-
Change in current assets and liabilities:
Accounts receivable	(739,106)	(324,604)	(72,970)	-
Inventory	(410,534)	(181,882)	43,724	(198,667)
Amount due to director and other related parties	(12,870)	-	412,323	(147,695)
Other current assets	32,534	164,014	(34,250)	(195,680)
Accounts payable	138,264	32,448	(1,003,455)	587,708
Tax payable	288,892	66,918	10,307	3,557
Advance from customers	(1,118,521)	1,226,843	-	-
Accrued expenses and other payables	31,097	34,652	240,571	26,631
Net cash (used in) provided by operating activities	(953,024)	1,329,887	(351,193)	93,852

Cash flows from investing activities:
Purchases of property and equipment	(13,103)	-	(11,977)	-
Acquisition of Grand World Pro Limited	-	(600,000)	-	-
Cash acquired from acquisition of Grand World Pro Limited	-	85,742	-	-
Net cash used in investing activities	(13,103)	(514,258)	(11,977)	-

Cash flows from financing activities:
Proceeds from issuances of shares	2,236,000	1,000,000	200,000	1
Net cash provided by financing activities	2,236,000	1,000,000	200,000	1

Net increase (decrease) in cash	1,269,873	1,815,629	(163,170)	93,853

Cash, beginning balance	4,821,869	3,006,240	248,912	155,059

Cash, ending balance	$6,091,742	$4,821,869	$85,742	$248,912

Supplemental cash flows information:
Interest	$-	$-	$-	$-
Income tax paid	$28,986	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

J M ax International Limited (“JMax” of the “Company”) was incorporated under the law of the Cayman Islands with limited liability on September 8, 2016. The Company is a holding company of its wholly-owned subsidiary, Grand World Pro Limited (“Grand World”). Grand World was incorporated under the law of Hong Kong with limited liability on February 26, 2014. JMax and Grand World are hereinafter collectively referred to as the “ Group ”.

Grand World is a trading, logistics and distribution company, which procures products and sells and distributes such products to marketing and distribution companies with a market presence in approximately 30 different countries. Such products include premium healthcare related consumer products. Currently, all the Company’s revenues are derived from Grand World operations.

Predecessor and Successor Reporting

As a result of the Business Combination, the Company is the accounting acquirer and Grand World is the acquiree and accounting predecessor. The Group’s financial statements for the year ended March 31, 2016 presented in this filing reflect the historical operations of Grand World (labeled “Predecessor”). The Group’s financial statements for the year ended March 31, 2017 presentation distinguishes the Group’s presentations into two distinct periods, the period from April 1, 2016 to January 10, 2017 (labeled “Predecessor”) and the period from January 11, 2017, the acquisition date, to March 31, 2017 and for the six months ended September 30 , 2017 (unaudited) (labeled “Successor”). The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. See Note 3-Business Combination for a discussion of the estimated fair values of assets and liabilities recorded in connection with the Company’s acquisition of Grand World.

As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the accompanying Consolidated Financial Statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are presented on a different basis and are, therefore, not comparable.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and Grand World. Significant intercompany balances and transactions have been eliminated.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. The most significant estimates and related assumptions include the assessment of the allowance for doubtful receivables, and the assessment of the recoverability of the carrying amount of inventory. Actual results could differ from those estimates.

Foreign currency translation and transactions

The Group uses United States dollars (“$”) as reporting currency. The functional currency of JMax and the subsidiary incorporated in Hong Kong is $. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which it primarily generates and expends cash. The Group considered various indicators, such as cash flows, sales price, market expenses, financing and inter-company transactions and arrangements in determining an entity’s functional currency.

F-7

Cash

Cash consist of cash on hand, bank deposits, which are unrestricted as to withdrawal and use.

Accounts Receivable

The Group maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to estimate the allowance. Past due accounts generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

Inventory

Inventory consists primarily of finished goods and is valued at the lower of the inventory’s cost (weighted average basis) or net realizable value. Management compares the cost of inventory with its net realizable value and an adjustment is made to write down inventory to net realizable value, if lower.

Property and Equipment

Property and equipment are carried at cost less depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is 5 years for equipment.

Maintenance and repair costs are charged to expense as incurred. Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

Intangibles Asset

Intangible asset consists of distribution channel. It comprises the relationship between Grand World and its wholesale customers. The Group conducts its business through its wholly-owned subsidiary, Grand World, a trading and logistics company, which sells to wholesale customers healthcare related consumer products in over 30 different counties. Grand World has strong relationships with its wholesale customers (the “distribution channel”), is one of the Company’s competitive strengths. The Group believes that it is this relationship that will provide a strong platform for its products internationally and that it will benefit from economies of scale. The Group also believes that this platform will facilitate its expansion within a large addressable market and provide a broad set of potential acquisition targets in various healthcare consumer product categories and geographic markets, thus giving rise to the economic value of the “distribution channel”.which is amortized over its estimated useful live - ten years.

Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

F-8

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. Goodwill is not being amortized but is reviewed at least annually for impairment and whenever events or changes in circumstances indicate that the value of the asset may be impaired. In the evaluation of goodwill impairment, the Group performs a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment is not conclusive, we proceed to a two-step process to test goodwill for impairment including comparing the fair value of the reporting unit to its carrying value (including attributable goodwill). Fair value for the reporting units is determined using an income or market approach incorporating market participant considerations and management’s assumptions on revenue growth rates, operating margins, discount rates and expected capital expenditures. Fair value determinations may include both internal and third-party valuations. The Group generally performs the annual impairment testing on March 31.

Fair Value Measurement

The Group’s financial instruments consist of cash, accounts receivable and accounts payable. The carrying amount of these financial instruments approximates fair value due to the short term nature.

Revenue Recognition

The Group’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as advance from customers.

The Group derives revenues from the distribution and sale of products. The Company recognizes revenue from the sale of products when earned and collection is probable. The Company experienced no material product returns and recorded no reserve for sales returns for each of the periods presented.

Cost of sales

Cost of sales consists of cost of products purchased from manufacturers and distributors. Write-down of inventory to the lower of cost or net realizable value is also recorded in the cost of sales.

F-9

Earnings per share

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the periods. Diluted earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average common shares outstanding during the period adjusted for the effect of dilutive common share equivalent (computed using the treasury stock or if converted method).

Income taxes

The Group records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry forwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence; it is more likely than not those assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, the Group’s experience with operating loss and tax credit carry forwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Group’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Group considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustment and which may not accurately anticipate actual outcomes. According to Hong Kong Inland Revenue Department, the statute of limitation is six years if any company chargeable with tax has not been assessed or has been assessed at less than the proper amount, the statute of limitation is extended to 10 years if the underpayment of taxes is due to fraud or willful evasion.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in our provision for income taxes line of our consolidated statements of operations for nine months ended December 31, 2017(Successor, unaudited ) and 2016 (Predecessor, unaudited ), period January 11, 2017 through March 31, 2017(Successor), period April 1, 2016 through January 10, 2017(Predecessor), and year ended March 31, 2016 (Predecessor), respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Group is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

F-10

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which was subsequently modified in August 2015 by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2017. The core principle of ASU 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the company expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). In 2017, the FASB issued Accounting Standards Update (ASU) 2017-05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which was originally issued in ASU 2014-09. The amendments in this Update require that an entity to initially measure a retained non-controlling interest in a nonfinancial asset at fair value consistent with a how a retained non-controlling interest in a business is measured.

During 2017, the Group made significant progress toward its evaluation of the potential changes from adopting the new standard on its future financial reporting and disclosures. The Group is evaluating the five-step model of the new standard to its revenue contracts.

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. It also impacts certain other areas, such as the accounting for costs to obtain or fulfill a contract. The standard also requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Management has adopted this standard effective April 1, 2018 using the modified-retrospective approach, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The Group also estimates there will not be a material impact to the beginning balance of retained earnings.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard creates Topic 842, Leases, in the FASB Accounting Standards Codification (FASB ASC) and supersedes FASB ASC 840, Leases. ASU 2016-02 requires a lessee to recognize the assets and liabilities that arise from leases (operating and finance). However, for leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. For public business entities, the amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2018, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Group is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. Current GAAP provides that excess tax benefits are recognized in additional paid-in capital whereas tax deficiencies are recognized either as an offset to accumulated excess tax benefit, if any, or in the income statement. Excess tax benefits are not recognized until the deduction reduces tax payable. Excess tax benefits must be separate from other income tax cash flows and classified as a financing activity. Under this amendment, all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they incur. Excess tax benefits are recognized regardless of whether the benefit reduces taxes payable in the current period and classified along with other income tax cash flows as an operating activity. The Company adopted this amendments in the first quarter of fiscal year 2017. The Company hasn’t recognized excess tax benefits in additional paid-in capital or tax deficiencies as an offset to accumulated excess tax benefit in the prior periods. No reclassification of excess tax benefits from additional paid-in capital to retained earnings with in the equity section of the consolidated balance sheet as of January 1, 2017 was required. The Company elected to continue its method of forfeitures in determining its stock-based compensation expense throughout the year. The adoption of this new guidance did not have a material impact on the Group’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Group does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

F-11

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740). The amendments in this Update is to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory and align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards (IFRS). Public business entities should apply the amendments in ASU 2016-16 for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Group does not expect the adoption of ASU No. 2016-16 will have a significant effect on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Group does not expect the adoption of ASU No. 2016-18 will have a significant effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company has adopted this guidance effective in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on the consolidated financial statements unless and until the Group plans an acquisition or deconsolidation in the future.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment removes Step 2 of a goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement Reporting Comprehensive Income (Topic 220). The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the impact of adopting ASU 2018-02 on its consolidated financial statements.

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. In March 2018, the FASB issued ASU No. 2018-05, Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The Group has completed the assessment of the adoption of this guidance on its consolidated financial statements, and the Group does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements .

F-12

The FASB has issued an Accounting Standards Update (ASU) No. 2018-07 intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments.

The ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees.

The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers.

The FASB has issued Accounting Standards Update (ASU) No. 2018-10, Codification Improvements to Topic 842, Leases.

ASU No. 2018-10, among other things, amends Topic 842 as follows:

● Issue 1: Residual Value Guarantees - Paragraph 460-10-60-32 in Topic 460, Guarantees - This paragraph incorrectly refers readers to the guidance in Topic 842 about sale-leaseback-sublease transactions, when, in fact, it should refer readers to the guidance about guarantees by a seller-lessee of the underlying asset’s residual value in a sale and leaseback transaction. The amendment corrects the cross-reference in paragraph 460-10-60-32.

● Issue 2: Rate Implicit in the Lease - The amendment clarifies that a rate implicit in the lease of zero should be used when applying the definition of the term “rate implicit” in the lease results in a rate that is less than zero.

● Issue 3: Lessee Reassessment of Lease Classification - The amendment consolidates the requirements about lease classification reassessments into one paragraph and better articulates that an entity should perform the lease classification reassessment on the basis of the facts and circumstances, and the modified terms and conditions, if applicable, as of the date the reassessment is required.

● Issue 4: Lessor Reassessment of Lease Term and Purchase Option - The amendment clarifies that a lessor should account for the exercise by a lessee of an option to extend or terminate the lease or to purchase the underlying asset as a lease modification unless the exercise of that option by the lessee is consistent with the assumptions that the lessor made in accounting for the lease at the commencement date of the lease (or the most recent effective date of a modification that is not accounted for as a separate contract).

● Issue 5: Variable Lease Payments That Depend on an Index or a Rate - The amendment clarifies that a change in a reference index or rate upon which some or all of the variable lease payments in the contract are based does not constitute the resolution of a contingency subject to the guidance in paragraph 842-10-35-4(b). Variable lease payments that depend on an index or a rate should be remeasured, using the index or rate at the remeasurement date, only when the lease payments are remeasured for another reason (that is, when one or more of the events described in paragraph 842-10-35- 4(a) or (c) occur or when a contingency unrelated to a change in a reference index or rate under paragraph 842-10-35-4(b) is resolved).

● Issue 6: Investment Tax Credits - There is an inconsistency in terminology used about the effect that investment tax credits have on the fair value of the underlying asset between the definition of the term rate implicit in the lease and the lease classification guidance in paragraph 842-10-55-8. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

F-13

● Issue 7: Lease Term and Purchase Option - The description in paragraph 842-10-55- 24 about lessor-only termination options is inconsistent with the description in paragraph 842-10-55- 23 about the noncancellable period of a lease. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

● Issue 8: Transition Guidance for Amounts Previously Recognized in Business Combinations - The transition guidance for lessors in paragraph 842-10-65-1(h)(3) is unclear because it relates to leases classified as direct financing leases or sales-type leases under Topic 840, while the lead-in sentence to paragraph 842-10-65-1(h) provides transition guidance for leases classified as operating leases under Topic 840. The amendment clarifies that paragraph 842-10-65-1(h)(3) applies to lessors for leases classified as direct financing leases or sales-type leases under Topic 842, not Topic 840. In other words, paragraph 842- 10-65-1(h)(3) applies when an entity does not elect the package of practical expedients in paragraph 842-10-65-1(f), and, for a lessor, an operating lease acquired as part of a previous business combination is classified as a direct financing lease or a sales-type lease when applying the lease classification guidance in Topic 842. The amendment also cross-references to other transition guidance applicable to those changes in lease classification for lessors.

● Issue 9: Certain Transition Adjustments - The amendments clarify whether to recognize a transition adjustment to earnings rather than through equity when an entity initially applies Topic 842 retrospectively to each prior reporting period.

● Issue 10: Transition Guidance for Leases Previously Classified as Capital Leases under Topic 840 - Paragraph 842-10-65-1(r) provides guidance to lessees for leases previously classified as capital leases under Topic 840 and classified as finance leases under Topic 842. Paragraph 842-10-65-1(r)(4) provides subsequent measurement guidance before the effective date when an entity initially applies Topic 842 retrospectively to each prior reporting period, but it refers readers to the subsequent measurement guidance in Topic 840 about operating leases. It should refer them to the subsequent measurement guidance applicable to capital leases. The amendment corrects that reference.

● Issue 11: Transition Guidance for Modifications to Leases Previously Classified as Direct Financing or Sales-Type Leases under Topic 840 - Paragraph 842-10-65-1(x) provides transition guidance applicable to lessors for leases previously classified as direct financing leases or sales-type leases under Topic 840 and classified as direct financing leases or sales-type leases under Topic 842. For modifications to those leases beginning after the effective date, paragraph 842-10-65-1(x)(4) refers readers to other applicable guidance in Topic 842 to account for the modification, specifically paragraphs 842-10-25-16 through 25- 17, depending on how the lease is classified after the modification. Stakeholders noted that it should refer to how the lease is classified before the modification to be consistent with the guidance provided in paragraphs 842-10-25-16 through 25-17. The amendment corrects that inconsistency.

● Issue 12: Transition Guidance for Sale and Leaseback Transactions - The amendments clarify that the transition guidance on sale and leaseback transactions in paragraph 842-10-65-1(aa) through (ee) applies to all sale and leaseback transactions that occur before the effective date and corrects the referencing issues noted.

● Issue 13: Impairment of Net Investment in the Lease - Paragraph 842-30-35-3 provides guidance to lessors for determining the loss allowance of the net investment in the lease and describes the cash flows that should be considered when the lessor determines that loss allowance. Stakeholders questioned whether the guidance, as written, would accelerate and improperly measure the loss allowance because the cash flows associated with the unguaranteed residual asset appear to be excluded from the evaluation. The amendment clarifies the application of the guidance for determining the loss allowance of the net investment in the lease, including the cash flows to consider in that assessment.

F-14

● Issue 14: Unguaranteed Residual Asset - The amendment clarifies that a lessor should not continue to accrete the unguaranteed residual asset to its estimated value over the remaining lease term to the extent that the lessor sells substantially all of the lease receivable associated with a direct financing lease or a sales-type lease, consistent with Topic 840.

● Issue 15: Effect of Initial Direct Costs on Rate Implicit in the Lease - The ordering of the illustration in Case C of Example 1 in paragraphs 842-30-55- 31 through 55-39 raised questions about how initial direct costs factor into determining the rate implicit in the lease for lease classification purposes for lessors only. The amendment more clearly aligns the illustration to the guidance in paragraph 842-10-25-4.

● Issue 16: Failed Sale and Leaseback Transaction - The amendment clarifies that a seller lessee in a failed sale and leaseback transaction should adjust the interest rate on its financial liability as necessary to ensure that the interest on the financial liability does not exceed the total payments (rather than the principal payments) on the financial liability. This clarification is also reflected in the relevant illustration on failed sale and leaseback transactions that is contained in Subtopic 842-40.

Effective Date

The amendments in ASU No. 2018-10 affect the amendments in ASU No. 2016-02, which are not yet effective, but for which early adoption upon issuance is permitted. For entities that early adopted Topic 842, the amendments are effective upon issuance of ASU No. 2018-10, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842.

FASB Issues Targeted Improvements to Lease Standard . The FASB has issued Accounting Standards Update (ASU) No. 2018-11, Leases (Topic 842): Targeted Improvements. This ASU is intended to reduce costs and ease implementation of the leases standard for financial statement preparers.

“The targeted improvements in the ASU address areas our stakeholders identified as sources of unnecessary cost or complexity in the leases standard,” stated FASB Chairman Russell G. Golden. “They represent the FASB’s commitment to proactively address implementation issues raised by our stakeholders to ensure a successful transition to the new standard without compromising the quality of information provided to investors.”

ASU 2018-11 provides a new transition method and a practical expedient for separating components of a contract.

Transition: Comparative Reporting at Adoption

The amendments ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP in Topic 840, Leases.

An entity that elects this additional (and optional) transition method must provide the required Topic 840 disclosures for all periods that continue to be in accordance with Topic 840. The amendments do not change the existing disclosure requirements in Topic 840 (for example, they do not create interim disclosure requirements that entities previously were not required to provide).

Separating Components of a Contract

F-15

The amendments in ASU 2018-11 provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met:

●	The timing and pattern of transfer of the nonlease component(s) and associated lease component are the same.

●	The lease component, if accounted for separately, would be classified as an operating lease.

An entity electing this practical expedient (including an entity that accounts for the combined component entirely in Topic 606) is required to disclose certain information, by class of underlying asset, as specified in the ASU.

Effective Date

The amendments in ASU 2018-11 related to separating components of a contract affect the amendments in ASU No. 2016-02, which are not yet effective but can be early adopted.

For entities that have not adopted Topic 842 before the issuance of this ASU, the effective date and transition requirements for the amendments in this update related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02.

For entities that have adopted Topic 842 before the issuance of ASU 2018-11, the transition and effective date of the amendments related to separating components of a contract in this ASU are as follows:

● The practical expedient may be elected either in the first reporting period following the issuance of this ASU or at the original effective date of Topic 842 for that entity.

● The practical expedient may be applied either retrospectively or prospectively.

All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this ASU must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected.

The FASB has issued Accounting Standards Update (ASU) No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.

ASU No. 2018-13 modifies the disclosure requirements on fair value measurements in Topic 820 as follows:

Removals

The following disclosure requirements were removed from Topic 820:

●	The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy;

●	The policy for timing of transfers between levels;

●	The valuation processes for Level 3 fair value measurements; and

●	For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

F-16

Modifications

The following disclosure requirements were modified in Topic 820:

● In lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities;

● For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and

● The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions

The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

● The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; and

● The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

In addition, the amendments eliminate at a minimum from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements.

Effective Date

The amendments in ASU No. 2018-13 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date.

Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date.

The FASB has issued Accounting Standards Update (ASU) No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which reduces complexity for the accounting for costs of implementing a cloud computing service arrangement. This standard aligns the accounting for implementation costs of hosting arrangements, regardless of whether they convey a license to the hosted software.

The ASU aligns the following requirements for capitalizing implementation costs:

● Those incurred in a hosting arrangement that is a service contract, and

● Those incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license).

For calendar-year public companies, the changes will be effective for annual periods, including interim periods within those annual periods, in 2020. For all other calendar-year companies and organizations, the changes will be effective for annual periods in 2021, and interim periods in 2022.

Recently issued ASUs by the FASB, except for the ones mentioned above, and are not expected to have a significant impact on the Company’s consolidated results of operations or financial position.

Note 3 - Business Combination

On January 11, 2017, JMax purchased 100% equity interest in Grand World (the “Grand World Shares”), a trading, logistics and distribution company. The purchase price paid by JMax for the Grand World Shares consisted of cash. The cash consideration paid was the aggregate amount of $600,000 (the “Acquisition”). The purpose of the Acquisition was to acquire the Grand World’s market position.

The Acquisition is accounted for under the acquisition method of accounting for business combination, the total purchase price is allocated to tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values on January 11, 2017 with the excess recorded as goodwill. The carrying amount of accounts receivable approximates fair value due to the short-term nature, all the accounts receivable was expected to be collected after the Acquisition. Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible net assets from purchased of Grand World’s business and is not deductible for tax purposes. The intangible asset is expected to be deductible for tax purposes over a period of 10 years. Acquisition related costs incurred were immaterial.

F-17

A summary of the final purchase price allocation at fair value as of January 11, 2017 is as below:

Cash	$85,742
Accounts receivable, net	89,650
Inventory	154,943
Prepaid expenses and other current assets	243,107
Property and equipment, net	11,578
Intangibles asset, net	320,000
Goodwill	16,999
Accrued expenses and other payables	(15,216)
Advance from customers	(240,139)
Income tax payable	(13,864)
Deferred tax liability	(52,800)
$600,000

Note 4 - Cash

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Cash on hand	$16,780	$-	$-
Cash at bank	6,074,962	4,821,869	248,912
	$6,091,742	$4,821,869	$248,912

Note 5 - Accounts Receivable , net

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Accounts receivable	$1,153,360	$414,254	$-
Less: allowance for doubtful accounts	-	-	-
	$1,153,360	$414,254	$-

Note 6 - Other Current Assets

At March 31, 2018, 2017 and 2016, other current assets consisted of the following:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Advance to suppliers	$-	$65,385	$208,750
Other receivable	41,878	9,027	106
	$41,878	$74,412	$208,856

Note 7 - Property and Equipment, net

At March 31, 2018, 2017 and 2016, property and equipment consisted of the following:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Office furniture and fixtures	$25,021	$11,977	$-
Less: Accumulated Depreciation	(4,813)	(998)	-
	$20,208	$10,979	$-

Depreciation expenses was $3,874, $599, $399 and $nil, for the year ended March 31, 2018 (Successor), period January 11, 2017 through March 31, 2017(Successor), and period April 1, 2016 through January 10, 2017 (Predecessor), and year ended March 31, 2016 (Predecessor), respectively.

F-18

Note 8 – Intangible Asset, net

At March 31, 2018, 2017 and 2016, intangible assets consisted of the following:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Distribution Channel	$320,000	$320,000	$-
Less: Accumulated Amortization	(40,000)	(8,000)	-
	$280,000	$312,000	$-

	Weighted Average Amortization Period (Years)	March 31, 2016 (Predecessor)	Acquisitions	Impairment Charges	March 31, 2017 (Successor)	Acquisitions	Impairment Charges	March 31, 2018 (Successor)

Distribution Channel	10	$-	320,000	-	320,000	-	-	320,000

Amortization expense was $32,000, $8,000, $nil and $nil for the year ended March 31, 2018 (Successor), the period from January 11, 2017 through March 31, 2017 (Successor), the period from April 1, 2016 through January 10, 2017 (Predecessor), and the year ended March 31, 2016 (Predecessor), respectively. Amortization expense is $32,000 for each of the next 5 years.

Note 9 - Accrued Expenses and Other Payables

At March 31, 2018, 2017 and 2016, accrued expenses and other payables consisted of the following:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Accrued payroll	$45,348	$7,722	$-
Other payables	35,616	42,145	14,783
	$80,964	$49,867	$14,783

Note 10 - Income Taxes

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on its income and capital gains.

Grand World, which is incorporated in Hong Kong, is subject to Hong Kong corporate income tax rate of 16.5%.

The income tax provision consists of the following components:

	Successor		Predecessor
	Year ended March 31, 2018	Period January 11, 2017 through March 31, 2017	Period April 1, 2016 through January 10, 2017	Year ended March 31, 2016

Current	$317,878	$66,919	$10,307	$3,557
Deferred	(5,280)	(1,320)	-	-
Total provision	$312,598	$65,599	$10,307	$3,557

F-19

Reconciliation between the Group’s actual provision for income taxes and the provision at the statutory rate is as follow:

	Successor		Predecessor
	Year ended March 31, 2018	Period January 11 through March 31, 2017	Period April 1, 2016 through January 10, 2017	Year ended March 31, 2016

Income before income tax expense	$1,119,224	$369,818	$62,465	$21,555

Provision for taxes at Hong Kong statutory tax rate	184,672	61,020	10,307	3,557
Impact of different tax rate in other jurisdiction	101,837	4,579	-	-
Impact of non-deductible expenses	26,089	-	-	-
Effective Income Tax	$312,598	$65,599	$10,307	$3,557

At March 31, 2018, 2017 and 2016, the significant components of the deferred tax liabilities are summarized below:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Deferred Tax Liabilities
Intangible assets acquired in acquisition	$46,200	$51,480	$-
Total deferred tax liabilities	$46,200	$51,480	$-

Note 11 - Related Party Balance and Transactions

The following is the list of director and other related parties to which the Group has transactions with:

(a)	Ren Guo Wen, the director of the Group before December 1, 2017 ;
(b)	The subsidiaries of JM Ocean Avenue International Corporation Limited. Prior to January 11, 2017, they were related parties of Grand World, which were under common controlled by JM Ocean. Upon JMax purchased all the outstanding shares of Grand World from JM Ocean, effective on January 11, 2017 they were no longer considered the related parties of Grand World due to JMax is the sole shareholder of Grand World (see Note 3).

F-20

Amount due from related parties

Amount due from related parties consisted of the following for the periods indicated:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Joymind International Ltd (b)	$-	$-	$4,633,460
JM Ocean Avenue International Corporation Limited	-	-	1,687,956
JOYMIND INTERNATIONAL S.A.S (b)	-	-	1,240,228
Joymind International S.A.-Venezuela (b)	-	-	530,891
PT. JMOA Indonesia International (b)	-	-	518,860
Goodmodel International Korea, Ltd (b)	-	-	311,866
Joymind International S.A.-Ecuador (b)	-	-	305,532
JM Ocean Avenue S.R.L. (b)	-	-	298,932
Joymind International Inc. (b)	-	-	261,794
Joymind International S.A.C (b)	-	-	258,140
JM OCEAN AVENUE, S.A. DE C.V (b)	-	-	220,801
JM Ocean Avenue (Thailand) Co.,Ltd. (b)	-	-	112,004
JMOA INC (b)	-	-	83,992
JM Ocean Avenue Myanmar Co.,Ltd. (b)	-	-	83,515
JM OCEAN AVENUE POLSKA SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ (b)	-	-	74,121
JM Ocean Avenue Italy Srl (b)	-	-	43,484
JM Ocean Avenue Uganda Limited (b)	-	-	34,530
JM Ocean Avenue Marketing ULC (b)	-	-	33,633
JM Ocean Avenue (Turkey) Ltd. (b)	-	-	28,845
JM Ocean Avenue Company Limited (b)	-	-	20,140
JM Ocean Avenue Cameroun SUARL (b)	-	-	19,699
JM Ocean Avenue (TW) Ltd (b)	-	-	19,012
JM Ocean Avenue (HK) Limited (b)	-	-	17,312
JM Ocean Avenue (PNG) Ltd (b)	-	-	17,278
JM Ocean Avenue Senegal SARL (b)	-	-	15,021
JM Ocean Avenue Togo SARLU (b)	-	-	7,798
JM Ocean Avenue General Trading LLC (b)	-	-	2,744
Total	$-	$-	$10,881,588

Amount due to director and other related parties

Amount due to director and other related parties consisted of the following for the periods indicated:

	Successor		Predecessor
	March 31, 2018	March 31, 2017	March 31, 2016

Ren Guo Wen (a) (Note i)	$-	$12,870	$155
JM Ocean Avenue Cameroun SUARL (b)	-	-	2,450,553
Gainmill International Co., Ltd. (b)	-	-	2,000,000
JM Ocean Avenue (Malaysia) Sdn Bhd (b)	-	-	1,483,474
JM Ocean Avenue Côte d’Ivoire SARLU (b)	-	-	1,472,850
JM Ocean Avenue (PNG) Ltd (b)	-	-	1,168,596
JM Ocean Avenue Togo SARLU (b)	-	-	1,132,873
JM Ocean Avenue Senegal SARL (b)	-	-	442,868
JM Ocean Avenue (HK) Limited (b)	-	-	295,179
JM Ocean Avenue Co., Ltd (b)	-	-	22,717
Total	$-	$12,870	$10,469,265

Note (i) it was the borrowings made from director for operation purpose and non-interest bearing and no maturity date.

F-21

Related party transactions

Sales to related parties (b)

	Successor		Predecessor
	Year ended March31, 2018	Period from January 11, 2017 through March 31, 2017	Period from April 1, 2016 through January 10, 2017	Year ended March 31, 2016

JM Ocean Avenue Cameroun SARL	$-	$-	$184,507	$115,492
JM Ocean Avenue Togo Sarlu	-	-	183,397	54,744
JM Ocean Avenue Côte d’Ivoire SARLU	-	-	157,725	59,498
PT. JMOA Indonesia International	-	-	402,760	382,656
JMOA INC	-	-	366,012	18,620
JM Ocean Avenue (HK) Ltd.	-	-	44,067	42,362
JM OCEAN AVENUE S.R.L	-	-	217,222	274,095
JOYMIND INTERNATIONAL S.A.S	-	-	232,113	1,168,977
JM Ocean Avenue Senegal Sarl	-	-	77,149	72,894
JM OCEAN AVENUE, S.A. DE C.V	-	-	172,966	207,066
Goodmodel International Korea, Ltd	-	-	89,826	275,358
JM International (Malaysia) Sdn. Bhd.	-	-	141,419	60,489
Joymind International S.A.-Ecuador	-	-	137,677	290,173
Joymind International Inc.	-	-	70,941	119,107
Joymind International S.A.C	-	-	91,863	162,704
JM Ocean Avenue Italy Srl	-	-	21,210	52,273
JM Ocean Avenue (PNG) Ltd	-	-	17,670	421,182
JM Ocean Avenue Co, Ltd	-	-	12,097	4,867
JM Ocean Avenue (TW) Ltd	-	-	19,504	17,554
JM Ocean Avenue (Thailand) Co.,Ltd.	-	-	20,504	179,901
JM INTERNATIONAL AUST PTY LTD	-	-	25,722	10,790
JM Ocean Avenue General Trading LLC	-	-	8,807	7,054
JM Ocean Avenue Uganda Limited	-	-	3,326	29,401
JM Ocean Avenue (Turkey) Ltd.	-	-	3,540	48,780
JM Ocean Avenue Myanmar Company Limited	-	-	1,649	54,981
JM Ocean Avenue Pte. Ltd.	-	-	1,460	-
Joymind International S.A.-Venezuela	-	-	1,197	27,477
JM Ocean Avenue Company Limited	-	-	1,105	7,368
JM Ocean Avenue Mongolia Company Limited	-	-	671	6,400
Othes	-	-	68,739	-
	$-	$-	$2,776,845	$4,172,263

Note 12 - Ordinary Share

Common stock

From the inception date September 8, 2016 through January 10, 2017, 300,000,000 of JMax’s common stock were issued to three stockholders at a price of $0.01 per share for gross proceeds of $3,000,000.

On March 17, 2017, 100,000,000 shares of the Company were issued to a new stockholder at a price of $0.01 per share for gross proceeds of $1,000,000.

F-22

Private Placement

On April 25, 2017, the board of the Company approved that the Company is offering to sell up to 270,000,000 of ordinary shares at a price of $0.01 per Share (“Private Placement), The Private Placement is being made directly by the Company without the use of broker, dealer, underwriter or other intermediary, only to investors approved by the Company. The offering period expired on October 21, 2017.

On October 21, 2017, the Company completed the closing of the Private Placement pursuant to which the Company totally sold 223,600,000 units, each such unit consisting of 1 share of common stock, at $0.01 per share for gross proceeds of $2,236,000.

Note 13 - Earnings Per Share

Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to potentially diluted securities. There were no potential diluted securities outstanding for each of the periods presented. The following table sets forth the computation of basic and diluted earnings per share:

	Successor		Predecessor
	Year ended March 31, 2018	Period January 11, 2017 through March 31, 2017	Period April 1, 2016 through January 10, 2017	Year ended March 31, 2016

Numerator:
Net income	$806,626	$304,219	$52,158	$17,998
Denominator:
Weighted-average shares outstanding-Basic and diluted	566,567,213	334,177,215	51,050	1
Earnings per share
-Basic and diluted	$0.001	$0.001	$1.022	$17,998

Note 14 - Concentration of Credit Risk

Financial instruments that potentially subject the Group to credit risk consist primarily of accounts receivables. The Group does not require collateral or other security to support these receivables. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth the concentration of customers:

	Successor		Predecessor
	Year ended March 31, 2018	Period January 11, 2017 through March 31, 2017	Period April 1, 2016 through January 10, 2017	Year ended March 31, 2016

Percentage of the Group’s sales
Customer A	24%	27%	15%	28%
Customer B	17%	21%	13%	10%
Customer C	16%	17%	-	-
Customer D	-	10%	-	-
	57%	75%	28%	38%

F-23

	Successor		Predecessor
	March 31, 2018	March 31, 2017	January 10, 2017	March 31, 2016

Accounts receivable of above customers	$300,785	$135,733	$-	$1,257,505

The following table sets forth the concentration of suppliers:

	Successor		Predecessor
	Year ended March 31, 2018	Period January 11, 2017 through March 31, 2017	Period April 1, 2016 through January 10, 2017	Year ended March 31, 2016

Percentage of the Group’s purchases
Supplier A	36%	79%	57%	94%
Supplier B	24%	21%	21%	-%
Supplier C	21%	-	-	-
Supplier D	15%	-	-	-
	96%	100%	78%	94%

	Successor		Predecessor
	March 31, 2018	March 31, 2017	January 10, 2017	March 31, 2016

Accounts payable of above suppliers	$905,695	$46,830	$-	$1,003,455

Note 15 - Financial instruments

The Group financial instruments primarily comprise of cash, accounts receivable, and accounts payable, which were carried at cost as of March 31, 2018, 2017 and 2016. The carrying value approximated fair value due to their short-term nature.

Note 16 - Commitments and Contingencies

Lease Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory as of March 31, 2018 are payable as follows:

Year ended March 31,

2019	$140,442
2020	141,588
2021	35,588
$317,618

Employment Commitments

Mr. Chee Boon Chiew was appointed as the Chief Executive Officer of the Company and our director of the Company effective on December 1, 2017, and Mr. Yi Luo was appointed as the Chief Financial Officer of the Company effective on February 1, 2018. Under the Service Agreement, Mr. Chee Boon Chiew and Mr. Yi Luo will receive a monthly salary of $8,000 and $6,500, respectively, and the monthly salary of Mr. Chee Boon Chiew will be increased to $10,000 after 3 months’ probation.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2017 and through the issuance date of these consolidated financial statements.

Note 17 - Subsequent Events

A total of 124,720,000 ordinary shares were reserved for issuance. On July 10, 2018, the Board of Directors adopted the 2018 option agreement (the “2018 Incentive Plan”), which allows the Company to grant 5,000,000 options to its senior management and employees and 28,600,000 options to its third party service providers, at an exercise price of $0.01 per ordinary share and the requisite service period is four years. Twenty-five percent of the option shares shall become vested shares upon optionee’s completion of one year of service measured from July 10, 2018 and the balance of the option shares shall become vested shares in a series of twelve successive equal quarterly installments upon optionee’s completion of each additional quarter of service over the twelve-quarter period measured from the first anniversary of July 10, 2018. The fair value of stock option grants is estimated on the date of grant using the Binomial option pricing model which amounted to $141,651.

The Group has not identified any other events that would have required adjustment or disclosure in the consolidated financial statements.

F-24

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	March 31, 2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$5,745,321	$6,091,742
Accounts receivable, net	1,818,060	1,153,360
Inventory	286,130	747,359
Other current assets	448,995	41,878
Total current assets	8,298,506	8,034,339

NON-CURRENT ASSETS:
Property and equipment, net	17,081	20,208
Intangible asset, net	264,000	280,000
Goodwill	16,999	16,999
Total non-current assets	298,080	317,207

TOTAL ASSETS	$8,596,586	$8,351,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$432,129	$186,505
Accrued expenses and other payables	243,612	80,964
Advance from customers	25,089	348,461
Income tax payable	488,748	369,674
Total current liabilities	1,189,578	985,604

NON-CURRENT LIABILITIES:
Deferred tax liability, net	43,560	46,200

TOTAL LIABILITIES	1,233,138	1,031,804

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 623,600,000 shares issued and outstanding as of September 30, 2018 and March 31, 2018	6,236,000	6,236,000
Additional paid-in capital	7,956	-
Retained earnings	1,119,492	1,083,742
Total stockholders’ equity	7,363,448	7,319,742
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,596,586	$8,351,546

The accompanying notes are an integral part of these consolidated financial statements.

F-25

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)

Revenue	$3,594,451	$4,739,359
Cost of revenue	(2,667,966)	(2,969,351)
Gross Profit	926,485	1,770,008

Operating expenses:
General and administrative expenses	(691,507)	(428,319)
Selling expenses	(82,794)	(60,223)
Total operating expenses	(774,301)	(488,542)

Income from operations	152,184	1,281,466

Other expense and income
Other (expense) income	-	-

Income before income tax expense	152,184	1,281,466

Provision for income tax expense	(116,434)	(266,151)

Net income	$35,750	$1,015,315

Weighted average number of common shares outstanding – basic and diluted	623,600,000	512,054,348

Earnings per common share- basic and diluted	$0.0001	$0.0020

The accompanying notes are an integral part of these consolidated financial statements.

F-26

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional	Retained	Total Stockholders’
	Shares	Amount	paid-in capital	Earnings	Equity
Balance, March 31, 2017	400,000,000	$4,000,000	$-	$277,116	$4,277,116
Issuance of common stock	223,600,000	2,236,000	-	-	2,236,000
Net income	-	-	-	806,626	806,626
Balance, March 31, 2018	623,600,000	$6,236,000	$-	$1,083,742	$7,319,742
Issued shares of common stock	-	-	-	-	-
Shares for compensation	-	-	7,956	-	7,956
Net income	-	-	-	35,750	35,750
Balance, September 30, 2018 (Unaudited)	623,600,000	$6,236,000	$7,956	$1,119,492	$7,363,448

The accompanying notes are an integral part of these consolidated financial statements.

F-27

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$35,750	$1,015,315
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	19,427	17,235
Deferred tax	(2,640)	(2,640)
Stock-based compensation	7,956	-
Change in current assets and liabilities:
Accounts receivable	(664,700)	(996,791)
Inventory	461,229	(31,475)
Amount due to director and other related parties	-	(12,870)
Other current assets	(407,117)	(105,614)
Accounts payable	245,624	359,016
Tax payable	119,074	268,791
Advance from customers	(323,372)	(1,269,043)
Accrued expenses and other payables	162,648	11,152
Net cash used in operating activities	(346,121)	(746,924)

Cash flows from investing activities:
Purchases of property and equipment	(300)	(3,423)
Net cash used in investing activities	(300)	(3,423)

Cash flows from financing activities:
Proceeds from issuances of shares	-	2,058,000
Net cash provided by financing activities	-	2,058,000

Net (decrease) increase in cash	(346,421)	1,307,653

Cash, beginning balance	6,091,742	4,821,869

Cash, ending balance	$5,745,321	$6,129,522

Supplemental cash flows information:
Interest	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-28

JMAX INTERNATIONAL LIMITED AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

JMax International Limited (“JMax” or the “Company”) was incorporated under the law of the Cayman Islands with limited liability on September 8, 2016. The Group is a holding company of its wholly-owned subsidiary, Grand World Pro Limited (“Grand World”). Grand World was incorporated under the law of Hong Kong with limited liability on February 26, 2014. JMax and Grand World are hereinafter collectively referred to as the “Group”.

Grand World is a trading, logistics and distribution company, which procures products and sells and distributes such products to marketing and distribution companies with a market presence in approximately 30 different countries. Such products include premium healthcare related consumer products. Currently, all the Group’s revenues are derived from Grand World operations.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and Grand World. Significant intercompany balances and transactions have been eliminated.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Group to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. The most significant estimates and related assumptions include the assessment of the allowance for doubtful receivables, and the assessment of the recoverability of the carrying amount of inventory. Actual results could differ from those estimates.

Accounts Receivable

The Group maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to estimate the allowance. Past due accounts generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

Revenue Recognition

The Group’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Group exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as advance from customers.

The Group derives revenues from the distribution and sale of products. The Group recognizes revenue from the sale of products when earned and collection is probable. The Group experienced no material product returns and recorded no reserve for sales returns for each of the periods presented.

Share-Based Compensation

The Group recognizes compensation expense associated with the issuance of equity instruments to employees for their services. The fair value of the equity instruments is estimated on the date of grant and is expensed in the financial statements over the service period. The input assumptions used in determining fair value are the expected life, expected volatility, risk-free rate and the dividend yield.

Share-based compensation associated with the issuance of equity instruments to non-employees is recorded at the fair value on the measurement date. The measurement of stock-based compensation at fair value is subject to periodic adjustment at each reporting period.

F-29

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which was subsequently modified in August 2015 by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2017. The core principle of ASU 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the Group expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). In 2017, the FASB issued Accounting Standards Update (ASU) 2017-05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which was originally issued in ASU 2014-09. The amendments in this Update require that an entity to initially measure a retained non-controlling interest in a nonfinancial asset at fair value consistent with a how a retained non-controlling interest in a business is measured.

During 2017, the Group made significant progress toward its evaluation of the potential changes from adopting the new standard on its future financial reporting and disclosures. The Group is evaluating the five-step model of the new standard to its revenue contracts.

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. It also impacts certain other areas, such as the accounting for costs to obtain or fulfill a contract. The standard also requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Management has adopted this standard effective April 1, 2018 using the modified-retrospective approach, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The Group also estimates there will not be a material impact to the beginning balance of retained earnings.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard creates Topic 842, Leases, in the FASB Accounting Standards Codification (FASB ASC) and supersedes FASB ASC 840, Leases. ASU 2016-02 requires a lessee to recognize the assets and liabilities that arise from leases (operating and finance). However, for leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. For public business entities, the amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2018, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Group is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. Current GAAP provides that excess tax benefits are recognized in additional paid-in capital whereas tax deficiencies are recognized either as an offset to accumulated excess tax benefit, if any, or in the income statement. Excess tax benefits are not recognized until the deduction reduces tax payable. Excess tax benefits must be separate from other income tax cash flows and classified as a financing activity. Under this amendment, all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they incur. Excess tax benefits are recognized regardless of whether the benefit reduces taxes payable in the current period and classified along with other income tax cash flows as an operating activity. The Group adopted this amendment in the first quarter of fiscal year 2017. The Group hasn’t recognized excess tax benefits in additional paid-in capital or tax deficiencies as an offset to accumulated excess tax benefit in the prior periods. No reclassification of excess tax benefits from additional paid-in capital to retained earnings with in the equity section of the consolidated balance sheet as of January 1, 2017 was required. The Group elected to continue its method of forfeitures in determining its stock-based compensation expense throughout the year. The adoption of this new guidance did not have a material impact on the Group’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Group for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Group does not believe that this standard has a significant impact on the presentation of its consolidated statement of cash flows.

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In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740). The amendments in this Update is to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory and align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards (IFRS). Public business entities should apply the amendments in ASU 2016-16 for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Group does not expect the adoption of ASU No. 2016-16 will have a significant effect on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. Earlier adoption is permitted. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Group does not expect the adoption of ASU No. 2016-18 will have a significant effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Group has adopted this guidance effective in the first quarter of 2018 on a prospective basis. This standard does not have a material impact on the consolidated financial statements unless and until the Group plans an acquisition or deconsolidation in the future.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment removes Step 2 of a goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement Reporting Comprehensive Income (Topic 220). The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The Group is currently evaluating the impact of adopting ASU 2018-02 on its consolidated financial statements.

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In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. In March 2018, the FASB issued ASU No. 2018-05, Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The Group has completed the assessment of the adoption of this guidance on its consolidated financial statements, and the Group does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

The FASB has issued an Accounting Standards Update (ASU) No. 2018-07 intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments.

The ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees.

The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers.

The FASB has issued Accounting Standards Update (ASU) No. 2018-10, Codification Improvements to Topic 842, Leases. ASU No. 2018-10, among other things, amends Topic 842 as follows:

● Issue 1: Residual Value Guarantees - Paragraph 460-10-60-32 in Topic 460, Guarantees - This paragraph incorrectly refers readers to the guidance in Topic 842 about sale-leaseback-sublease transactions, when, in fact, it should refer readers to the guidance about guarantees by a seller-lessee of the underlying asset’s residual value in a sale and leaseback transaction. The amendment corrects the cross-reference in paragraph 460-10-60-32.

● Issue 2: Rate Implicit in the Lease - The amendment clarifies that a rate implicit in the lease of zero should be used when applying the definition of the term “rate implicit” in the lease results in a rate that is less than zero.

● Issue 3: Lessee Reassessment of Lease Classification - The amendment consolidates the requirements about lease classification reassessments into one paragraph and better articulates that an entity should perform the lease classification reassessment on the basis of the facts and circumstances, and the modified terms and conditions, if applicable, as of the date the reassessment is required.

● Issue 4: Lessor Reassessment of Lease Term and Purchase Option - The amendment clarifies that a lessor should account for the exercise by a lessee of an option to extend or terminate the lease or to purchase the underlying asset as a lease modification unless the exercise of that option by the lessee is consistent with the assumptions that the lessor made in accounting for the lease at the commencement date of the lease (or the most recent effective date of a modification that is not accounted for as a separate contract).

● Issue 5: Variable Lease Payments That Depend on an Index or a Rate - The amendment clarifies that a change in a reference index or rate upon which some or all of the variable lease payments in the contract are based does not constitute the resolution of a contingency subject to the guidance in paragraph 842-10-35-4(b). Variable lease payments that depend on an index or a rate should be remeasured, using the index or rate at the remeasurement date, only when the lease payments are remeasured for another reason (that is, when one or more of the events described in paragraph 842-10-35- 4(a) or (c) occur or when a contingency unrelated to a change in a reference index or rate under paragraph 842-10-35-4(b) is resolved).

● Issue 6: Investment Tax Credits - There is an inconsistency in terminology used about the effect that investment tax credits have on the fair value of the underlying asset between the definition of the term rate implicit in the lease and the lease classification guidance in paragraph 842-10-55-8. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

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● Issue 7: Lease Term and Purchase Option - The description in paragraph 842-10-55- 24 about lessor-only termination options is inconsistent with the description in paragraph 842-10-55- 23 about the noncancellable period of a lease. The amendment removes that inconsistency by clarifying that the period covered by a lessor-only option to terminate the lease is included in the lease term.

● Issue 8: Transition Guidance for Amounts Previously Recognized in Business Combinations - The transition guidance for lessors in paragraph 842-10-65-1(h)(3) is unclear because it relates to leases classified as direct financing leases or sales-type leases under Topic 840, while the lead-in sentence to paragraph 842-10-65-1(h) provides transition guidance for leases classified as operating leases under Topic 840. The amendment clarifies that paragraph 842-10-65-1(h)(3) applies to lessors for leases classified as direct financing leases or sales-type leases under Topic 842, not Topic 840. In other words, paragraph 842- 10-65-1(h)(3) applies when an entity does not elect the package of practical expedients in paragraph 842-10-65-1(f), and, for a lessor, an operating lease acquired as part of a previous business combination is classified as a direct financing lease or a sales-type lease when applying the lease classification guidance in Topic 842. The amendment also cross-references to other transition guidance applicable to those changes in lease classification for lessors.

● Issue 9: Certain Transition Adjustments - The amendments clarify whether to recognize a transition adjustment to earnings rather than through equity when an entity initially applies Topic 842 retrospectively to each prior reporting period.

● Issue 10: Transition Guidance for Leases Previously Classified as Capital Leases under Topic 840 - Paragraph 842-10-65-1(r) provides guidance to lessees for leases previously classified as capital leases under Topic 840 and classified as finance leases under Topic 842. Paragraph 842-10-65-1(r)(4) provides subsequent measurement guidance before the effective date when an entity initially applies Topic 842 retrospectively to each prior reporting period, but it refers readers to the subsequent measurement guidance in Topic 840 about operating leases. It should refer them to the subsequent measurement guidance applicable to capital leases. The amendment corrects that reference.

● Issue 11: Transition Guidance for Modifications to Leases Previously Classified as Direct Financing or Sales-Type Leases under Topic 840 - Paragraph 842-10-65-1(x) provides transition guidance applicable to lessors for leases previously classified as direct financing leases or sales-type leases under Topic 840 and classified as direct financing leases or sales-type leases under Topic 842. For modifications to those leases beginning after the effective date, paragraph 842-10-65-1(x)(4) refers readers to other applicable guidance in Topic 842 to account for the modification, specifically paragraphs 842-10-25-16 through 25- 17, depending on how the lease is classified after the modification. Stakeholders noted that it should refer to how the lease is classified before the modification to be consistent with the guidance provided in paragraphs 842-10-25-16 through 25-17. The amendment corrects that inconsistency.

● Issue 12: Transition Guidance for Sale and Leaseback Transactions - The amendments clarify that the transition guidance on sale and leaseback transactions in paragraph 842-10-65-1(aa) through (ee) applies to all sale and leaseback transactions that occur before the effective date and corrects the referencing issues noted.

● Issue 13: Impairment of Net Investment in the Lease - Paragraph 842-30-35-3 provides guidance to lessors for determining the loss allowance of the net investment in the lease and describes the cash flows that should be considered when the lessor determines that loss allowance. Stakeholders questioned whether the guidance, as written, would accelerate and improperly measure the loss allowance because the cash flows associated with the unguaranteed residual asset appear to be excluded from the evaluation. The amendment clarifies the application of the guidance for determining the loss allowance of the net investment in the lease, including the cash flows to consider in that assessment.

● Issue 14: Unguaranteed Residual Asset - The amendment clarifies that a lessor should not continue to accrete the unguaranteed residual asset to its estimated value over the remaining lease term to the extent that the lessor sells substantially all of the lease receivable associated with a direct financing lease or a sales-type lease, consistent with Topic 840.

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● Issue 15: Effect of Initial Direct Costs on Rate Implicit in the Lease - The ordering of the illustration in Case C of Example 1 in paragraphs 842-30-55- 31 through 55-39 raised questions about how initial direct costs factor into determining the rate implicit in the lease for lease classification purposes for lessors only. The amendment more clearly aligns the illustration to the guidance in paragraph 842-10-25-4.

● Issue 16: Failed Sale and Leaseback Transaction - The amendment clarifies that a seller lessee in a failed sale and leaseback transaction should adjust the interest rate on its financial liability as necessary to ensure that the interest on the financial liability does not exceed the total payments (rather than the principal payments) on the financial liability. This clarification is also reflected in the relevant illustration on failed sale and leaseback transactions that is contained in Subtopic 842-40.

Effective Date

The amendments in ASU No. 2018-10 affect the amendments in ASU No. 2016-02, which are not yet effective, but for which early adoption upon issuance is permitted. For entities that early adopted Topic 842, the amendments are effective upon issuance of ASU No. 2018-10, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842.

FASB Issues Targeted Improvements to Lease Standard . The FASB has issued Accounting Standards Update (ASU) No. 2018-11, Leases (Topic 842): Targeted Improvements. This ASU is intended to reduce costs and ease implementation of the leases standard for financial statement preparers.

“The targeted improvements in the ASU address areas our stakeholders identified as sources of unnecessary cost or complexity in the leases standard,” stated FASB Chairman Russell G. Golden. “They represent the FASB’s commitment to proactively address implementation issues raised by our stakeholders to ensure a successful transition to the new standard without compromising the quality of information provided to investors.”

ASU 2018-11 provides a new transition method and a practical expedient for separating components of a contract.

Transition: Comparative Reporting at Adoption

The amendments ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP in Topic 840, Leases.

An entity that elects this additional (and optional) transition method must provide the required Topic 840 disclosures for all periods that continue to be in accordance with Topic 840. The amendments do not change the existing disclosure requirements in Topic 840 (for example, they do not create interim disclosure requirements that entities previously were not required to provide).

Separating Components of a Contract

The amendments in ASU 2018-11 provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met:

●	The timing and pattern of transfer of the nonlease component(s) and associated lease component are the same.

●	The lease component, if accounted for separately, would be classified as an operating lease.

An entity electing this practical expedient (including an entity that accounts for the combined component entirely in Topic 606) is required to disclose certain information, by class of underlying asset, as specified in the ASU.

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Effective Date

The amendments in ASU 2018-11 related to separating components of a contract affect the amendments in ASU No. 2016-02, which are not yet effective but can be early adopted.

For entities that have not adopted Topic 842 before the issuance of this ASU, the effective date and transition requirements for the amendments in this update related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02.

For entities that have adopted Topic 842 before the issuance of ASU 2018-11, the transition and effective date of the amendments related to separating components of a contract in this ASU are as follows:

● The practical expedient may be elected either in the first reporting period following the issuance of this ASU or at the original effective date of Topic 842 for that entity.

● The practical expedient may be applied either retrospectively or prospectively.

All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this ASU must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected.

The FASB has issued Accounting Standards Update (ASU) No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.

ASU No. 2018-13 modifies the disclosure requirements on fair value measurements in Topic 820 as follows:

Removals

The following disclosure requirements were removed from Topic 820:

● The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy;

● The policy for timing of transfers between levels;

●The valuation processes for Level 3 fair value measurements; and

● For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

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Modifications

The following disclosure requirements were modified in Topic 820:

● In lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities;

● For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and

● The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions

The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

● The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; and

● The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

In addition, the amendments eliminate at a minimum from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements.

Effective Date

The amendments in ASU No. 2018-13 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date.

Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date.

The FASB has issued Accounting Standards Update (ASU) No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which reduces complexity for the accounting for costs of implementing a cloud computing service arrangement. This standard aligns the accounting for implementation costs of hosting arrangements, regardless of whether they convey a license to the hosted software.

The ASU aligns the following requirements for capitalizing implementation costs:

● Those incurred in a hosting arrangement that is a service contract, and

● Those incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license).

For calendar-year public companies, the changes will be effective for annual periods, including interim periods within those annual periods, in 2020. For all other calendar-year companies and organizations, the changes will be effective for annual periods in 2021, and interim periods in 2022.

Recently issued ASUs by the FASB, except for the ones mentioned above, and are not expected to have a significant impact on the Group’s consolidated results of operations or financial position.

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Note 3 - Cash

	September 30, 2018	March 31, 2018
	(Unaudited)
Cash on hand	$11,897	$16,780
Cash at bank	5,733,424	6,074,962
	$5,745,321	$6,091,742

Note 4 - Accounts Receivable, net

	September 30, 2018	March 31, 2018
	(Unaudited)
Accounts receivable	$1,818,060	$1,153,360
Less: allowance for doubtful accounts	-	-
	$1,818,060	$1,153,360

Note 5 - Other Current Assets

At September 30, 2018 and March 31, 2018, other current assets consisted of the following:

	September 30, 2018	March 31, 2018
	(Unaudited)
Advance to suppliers	$376,191	$-
Other receivable	72,804	41,878
	$448,995	$41,878

Note 6 - Property and Equipment, net

At September 30, 2018 and March 31, 2018, property and equipment consisted of the following:

	September 30, 2018	March 31, 2018
	(Unaudited)
Office furniture and fixtures	$25,321	$25,021
Less: Accumulated Depreciation	(8,240)	(4,813)
	$17,081	$20,208

Depreciation expenses were $3,427 and $1,235 for six months ended September 30, 2018 and 2017, respectively.

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Note 7 – Intangible Asset, net

At September 30, 2018 and March 31, 2018, intangible assets consisted of the following:

	September 30, 2018	March 31, 2018
	(Unaudited)
Distribution Channel	$320,000	$320,000
Less: Accumulated Amortization	(56,000)	(40,000)
	$264,000	$280,000

	Weighted Average Amortization Period (Years)	March 31, 2017	Acquisitions	Impairment Charges	March 31, 2018	Acquisitions	Impairment Charges	Spetember 30,2018 (Unaudited)

Distribution Channel (cost)	10	$-	320,000	-	320,000	-	-	320,000

Amortization expense was $16,000 and $16,000 for six months ended September 30, 2018 and 2017, respectively. Amortization expense is $32,000 for each of the next 5 years.

Note 8 - Accrued Expenses and Other Payables

At September 30, 2018 and March 31, 2018, accrued expenses and other payables consisted of the following:

	September 30, 2018	March 31, 2018
	(Unaudited)
Accrued payroll	$48,083	$45,348
Other payables	195,529	35,616
	$243,612	$80,964

Note 9 - Income Taxes

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on its income and capital gains.

Grand World, which was incorporated in Hong Kong, is subject to Hong Kong corporate income tax rate of 16.5%.

The income tax provision consists of the following components:

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Current	$119,074	$268,791
Deferred	(2,640)	(2,640)
Total provision	$116,434	$266,151

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Reconciliation between the Group’s actual provision for income taxes and the provision at the statutory rate is as follow:

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Income before income tax expense	$152,184	$1,281,466

Provision for taxes at Hong Kong statutory tax rate	25,110	211,442
Impact of different tax rate in other jurisdiction	55,400	54,709
Impact of non-deductible expenses	35,924	-
Effective Income Tax	$116,434	$266,151

At September 30, 2018 and March 31, 2018, the significant components of the deferred tax liabilities are summarized below:

	September 30, 2018	March 31, 2018
	(Unaudited)
Deferred Tax Liabilities
Intangible assets acquired in acquisition	$43,560	$46,200
Total deferred tax liabilities	$43,560	$46,200

Note 10 - Ordinary Share

Common stock

From September 8, 2016 (the inception date) through January 10, 2017, 300,000,000 of JMax’s common stock were issued to three individual stockholders at a price of $0.01 per share for gross proceeds of $3,000,000.

On March 17, 2017, 100,000,000 shares of the Group were issued to a new stockholder at a price of $0.01 per share for gross proceeds of $1,000,000.

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Private Placement

On April 25, 2017, the board of JMax approved a securities purchase agreement, pursuant to which JMax offered to sell up to 270,000,000 of its ordinary shares at a price of $0.01 per share (“Private Placement”), the Private Placement was being made directly by the Group without the use of broker, dealer, underwriter or other intermediary, only to investors approved by the Group. The offering period expired on October 21, 2017.

On October 21, 2017, the Group completed the closing of the Private Placement pursuant to which the Group totally sold 223,600,000 units, each such unit consisting of 1 share of common stock, at $0.01 per share for gross proceeds of $2,236,000.

Note 11 - Share-Based Compensation

A total of 124,720,000 ordinary shares were reserved for issuance. On July 10, 2018, the Board of Directors adopted the 2018 option agreement (the “2018 Incentive Plan”), which allows the Group to grant 5,000,000 options to its directors, officers, employees and 28,600,000 options to its third party service providers, at an exercise price of $0.01 per ordinary share and the requisite service period is four years. Twenty-five percent of the option shares shall become vested shares upon optionee’s completion of one year of service measured from July 10, 2018 and the balance of the option shares shall become vested shares in a series of twelve successive equal quarterly installments upon optionee’s completion of each additional quarter of service over the twelve-quarter period measured from the first anniversary of July 10, 2018.

The number of stock options as of September 30, 2018 is as follows:

Options Granted

	Number of shares	Weighted Average Exercise Price	Remaining Contractual Term in Years
	(Unaudited)	(Unaudited)	(Unaudited)
Outstanding, July 10, 2018	-	$-	-
Granted	33,600,000	0.01	-
Exercised	-	-	-
Forfeigted	-	-	-
Canceled	-	-	-
Outstanding, September 30, 2018	33,600,000	$0.01	9.78
Exercisable, September 30, 2018	-	$-	-

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Stock Option Valuation Assumptions

The fair value of stock option grants is estimated on the date of grant using the Binomial option pricing model which amounted to $141,651. The following weighted average assumptions were used to value grants made in 2018.

September 30, 2018
(Unaudited)
Exercise Price	$0.01
Expected Terms (years)	10
Volatility	45.59%
Dividend Yield	0.00%
Risk-Free Interest Rate	2.84%

The Company estimated the risk free rates based on the yield to maturity of U.S. Generic Government Notes as at the option respective valuation dates. The expected terms of the stock options are based on the contract life of the option. The expected volatility at the date of grant date and each option valuation date was estimated based on historical volatility of comparable companies for the period before the grant date with length commensurate with the expected term of the options. The Company has no history or expectation of paying dividends on its common shares.

The stock-based compensation recognized were $7,956 and $nil during the six months ended September 30, 2018 and 2017, respectively.

Note 12 - Earnings Per Share

Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to potentially diluted securities. There were no potential diluted securities outstanding for each of the periods presented. The following table sets forth the computation of basic and diluted earnings per share:

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Numerator:
Net income	$35,750	$1,015,315
Denominator:
Weighted-average shares outstanding-Basic and diluted	623,600,000	512,054,348
Earnings per share
-Basic and diluted	$0.0001	$0.0020

Note 13 - Concentration of Credit Risk

Financial instruments that potentially subject the Group to credit risk consist primarily of accounts receivables. The Group does not require collateral or other security to support these receivables. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth the concentration of customers:

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Percentage of the Group’s sales
Customer A	22%	32%
Customer B	20%	15%
Customer C	12%	12%
Customer D	11%	12%
	65%	71%

F-41

	September 30,
	2018	2017
	(Unaudited)	(Unaudited)

Accounts receivable of above customers	$1,101,240	$975,998

The following table sets forth the concentration of suppliers:

	Six months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Percentage of the Group’s purchases
Supplier A	57%	40%
Supplier B	40%	24%
Supplier C	-	20%
	97%	84%

	September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Accounts payable of above suppliers	$392,378	$407,257

Note 14 - Financial instruments

The Group financial instruments primarily comprise of cash, accounts receivable, and accounts payable, which were carried at cost as of September 30, 2018 and March 31, 2018. The carrying value approximated fair value due to their short-term nature.

Note 15 - Commitments and Contingencies

Lease Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory as of September 30, 2018 are payable as follows:

Year ended March 31,	(Unaudited)
2019	$70,595
2020	141,588
2021	35,588
$247,771

F-42

Employment Commitments

Mr. Chee Boon Chiew was appointed as the Chief Executive Officer of the Group and our director of the Group effective on December 1, 2017, and Mr. Yi Luo was appointed as the Chief Financial Officer of the Group effective on February 1, 2018. Under the Service Agreement, Mr. Chee Boon Chiew and Mr. Yi Luo receive a monthly salary of $8,000 and $6,500, respectively, and the monthly salary of Mr. Chee Boon Chiew will be increased to $10,000 after 3 months’ probation.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2018 and through the issuance date of these consolidated financial statements.

Note 16 - Subsequent Events

The Group has not identified any events that would have required adjustment or disclosure in the consolidated financial statements.

F-43

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our memorandum and articles of association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We have entered into Letter of Appointments with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

Our Company was incorporated on September 8, 2016. On November 4, 2016, 5,000,000 Ordinary Shares were issued to our Founder, Guowen Ren for a consideration of US $0.01 per share, or an aggregate consideration of US $50,000. On December 20, 2016, a further 47,000,000 Ordinary Shares were issued to Guowen Ren for a consideration of US $0.01 per share, or an aggregate consideration of US $470,000 as well as 39,000,000 Ordinary Shares to each of Poh Kim Lee and Xin Jiang, for a consideration of US $0.01 per share, or an aggregate consideration of US $390,000 each. On January 4, 2017, we issued, for a consideration of US $0.01 per share, a further 88,000,000 Ordinary Shares to Guowen Ren, 41,000,000 Ordinary Shares to Poh Kim Lee and 41,000,000 Ordinary Shares to Xin Jiang, for an aggregate consideration of US $880,000, US $410,000 and US $410,000, respectively. Zhi Min Sun was issued 100,000,000 Ordinary Shares for a consideration of $0.01 per share, or an aggregate consideration of US $ 1,000,000, on March 17, 2017.

On or about June 15, 2017, we issued 182,800,000 Ordinary Shares to 170 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $1,828,000. On or about October 18, 2017, we issued 22,400,000 Ordinary Shares to 112 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $224,000. On or about October 20, 2017, we issued 18,400,000 Ordinary Shares to 92 investors in a private placement, for a consideration of US $0.01 per share, or an aggregate consideration of US $184,000.

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On March 23, 2018, Dong Jiang purchased an aggregate of 220,000,000 Ordinary Shares from the following shareholders: 140,000,000 from Guowen Ren and 80,000,000 from Kim Lee Poh, all at a price per share of US $0.01.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page 115 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on July 2, 2018.

JMAX INTERNATIONAL LIMITED

By:	/s/ Chee Boon Chiew
Name:	Chee Boon Chiew
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Chee Boon Chiew and Luo Yi, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chee Boon Chiew	(Principal Executive Officer and Director)	December 7 , 2018

/s/ Luo Yi	(Principal Financial Officer and	December 7 , 2018
Principal Accounting Officer and Director)

/s/ Xin Jiang	Director	December 7 , 2018

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on December 7 , 2018.

By:	/s/ Benjamin Tan
Name:	Benjamin Tan, on behalf of Sichenzia Ross Ference LLP
Title:	Partner

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JMAX INTERNATIONAL LIMITED

Exhibit Index

Exhibit No.	Exhibit Description	Filed Herewith	To be Filed by Amendment
3.1†	Memorandum and Articles of Association of JMax International Limited dated
3.2†	Amended and Restated Memorandum and Articles of Association of JMax International Limited dated April 19, 2017
4.1†	Form of Ordinary Share Certificate
5.1†	Opinion of Forbes Hare regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of Forbes Hare regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of K.B. Chau & Co. regarding certain Hong Kong tax matters (included in Exhibit 99.1)
8.3†	Tax Opinion of Sichenzia Ross Ference LLP
10.1†	English Translation of the Freight Forwarding Agreement entered into by and between Grand World Pro Limited and Dachser (Shenzhen) Co. Ltd, Guangzhou Branch dated December 1, 2016.
10.2†	English Translation of the Bonded Goods Warehousing Service Contract entered into by and between Grand World Pro Limited and Dachser (Shenzhen) Co. Ltd, Guangzhou Branch dated February 1, 2017.
10.3†	English Translation of the Freight Forwarding Agreement entered into by and between Grand World Pro Limited and United Ocean International Logistics (UK) Co Ltd dated June 12, 2017.
10.4†	English Translation of the Freight Forwarding Agreement entered into by and between Grand World Pro Limited and Guangzhou Star Line International Express Limited dated November 15, 2016.
10.5	Lease Agreement entered by and among Huang Lung Real Estate Agency Limited, Grand World Pro Limited and Tsui TSZ Hong Ivan dated October 2, 2018.
10.6†	Form of Employment Agreement between JMax International Limited and its executive officers.
10.7†	Employment Agreement entered into by and between the JMax International Limited and Mr. Chiew Chee Boon dated December 1, 2017.
10.8†	Employment Agreement entered into by and between the JMax International Limited and Mr. Yi Luo dated February 1, 2018.
10.9†	Employment Agreement entered into by and between the JMax International Limited and Ms. Chyun Yang dated January 1, 2018.
10.10†	Share Purchase Agreement entered into by and among JMax International Limited, JM Ocean Avenue International Corporation Limited and Grand World Pro Limited dated January 11, 2017.
10.11†	Instrument of Transfer stamped with the date of January 20, 2017.
10.12†	Form of the Subscription Agreement
10.13 †	Consulting Agreement with Guowei Ren
10.14	English Translation of lease agreement between Grand World Pro Limited and Fu Wei Commercial Management (Shenzhen) Limited dated September 26, 2018.	*
21.1†	Subsidiaries of the Registrant
23.1	Consent of Centurion ZD CPA Limited , an independent registered public accounting firm	*
23.2†	Consent of Forbes Hare (included in Exhibit 5.1)
23.3†	Consent of K.B. Chau & Co. (included in Exhibit 99.1)
23.4†	Consent of Dentons Rodyk & Davidson LLP
24.1†	Power of Attorney (included on signature page)
99.1†	Opinion of K.B. Chau & Co. as to certain matters under Hong Kong law

† Previously filed.

114